
    [LOGO] Merrill Lynch Investment Managers www.mlim.ml.com

    Prospectus

    April 30, 2003

    The Municipal Fund Investment Accumulation Program

    The Municipal Fund Investment Accumulation Program is only open to holders of units of Municipal Investment Trust Fund and Defined Asset Funds --
    Municipal Insured Series for reinvestment of distributions on those units.

    This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

    The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

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Table of Contents

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                                                                                               PAGE


                                              KEY FACTS
                                    [GRAPHIC] ---------------------------------------

                                              The Municipal Fund Investment Accumulation Program at a Glance  3

                                              Risk/ Return Bar Chart  5

                                              Fees and Expenses  6

                                              DETAILS ABOUT THE PROGRAM
                                              ---------------------------------------
                                    [GRAPHIC]

                                              How the Program Invests  7

                                              Investment Risks  8

                                    [GRAPHIC] YOUR ACCOUNT

                                              ---------------------------------------

                                              Participation in the Program 13

                                              How to Buy, Sell, Transfer and Exchange Shares 14

                                              MANAGEMENT OF THE PROGRAM
                                    [GRAPHIC] ---------------------------------------

                                              Fund Asset Management 18

                                              Financial Highlights 19

                                    [Graphic] FOR MORE INFORMATION

                                              ---------------------------------------

                                              Shareholder Reports Back Cover

                                              Statement of Additional Information Back Cover



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  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM

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                                    [GRAPHIC]

Key Facts

In an effort to help you better understand the many concepts involved in making an investment decision, we have defined the highlighted terms in this prospectus in the sidebar.

Municipal Bond -- a debt obligation issued by or on behalf of a governmental entity or other qualifying issuer that pays interest exempt from Federal income tax.

Investment Grade -- any of the four highest debt obligation ratings by recognized rating agencies, including Moody's Investors Service, Inc., Standard
& Poor's or Fitch Ratings.

THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM AT A GLANCE
--------------------------------------------------------------------------------


What is the Municipal Fund Investment Accumulation Program (the "Program")?
   The Program invests distributions made to holders of units of Municipal
Investment Trust Fund Series and Defined Asset Funds -- Municipal Investment
Trust Fund Insured Series. Holders of units of these unit trust funds may elect to have their distributions reinvested in shares of the Program rather than paid in cash. The Program is not open to investment by persons who are not holders of units of the participating unit trust funds, and investments in the Program are limited to reinvestment of distributions.

What is the Program's investment objective?

   The investment objective of the Program is to provide shareholders with income exempt from Federal income tax through investment in a diversified portfolio of interest bearing long- and intermediate-term municipal bonds, the interest on which is, in the opinion of bond counsel to the issuing authorities, exempt from Federal income tax.

What are the Program's main investment strategies?

   Under normal circumstances, the Program invests at least 80% of its assets in a portfolio of municipal bonds, the income from which is exempt from Federal income tax. These may be obligations of a variety of issuers including states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities. The Program invests primarily in long- and intermediate-term municipal bonds. The Program will invest only in investment grade obligations and, measured at the time of purchase, at least 75% of its total assets will be invested in municipal bonds rated in the three highest rating categories. When choosing investments, Program management considers various factors, including the credit quality of issuers, yield analysis, diversification and call features of the obligations.

What are the main risks of investing in the Program? The Program cannot guarantee that it will achieve its objective.

   As with any fund, the value of the Program's investments -- and therefore the value of the Program's shares -- may fluctuate. These changes may occur in response to interest rate changes or in response to other factors, including financial condition, that may affect the municipal bond market generally, or a particular issuer or obligation. Generally, when interest rates go up, the value of debt instruments like municipal bonds goes down. Also, Program management may select securities that underperform the bond market or other

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                               [GRAPHIC] Key Facts

funds with similar investment objectives and investment strategies. If the value of the Program's investments goes down, you may lose money.

   Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

Who should invest?

   The Program allows for the automatic reinvestment of distributions made to holders of units of certain unit trust funds. The Program may be an appropriate investment for you if you:

     . Want to automatically reinvest distributions you receive from a participating unit trust fund

     . Are looking for an investment that provides income that is exempt from Federal income tax

     . Want a professionally managed and diversified portfolio without the administrative burdens of direct investments in municipal bonds

     . Are looking for liquidity

     . Can tolerate the risk of loss caused by changes in interest rates or adverse changes in the price of municipal bonds in general

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4   THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM
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RISK/RETURN BAR CHART
--------------------------------------------------------------------------------



The bar chart and table shown below provide an indication of the risks of investing in the Program. The bar chart shows changes in the Program's performance for each of the past ten calendar years. The table compares the average annual total returns of the Program's shares for the periods shown with those of the Lehman Brothers Municipal Bond Index, a broad measure of market performance. How the Program performed in the past (before and after taxes) is not necessarily an indication of how the Program will perform in the future.

                                     [CHART]

 1993    1994    1995   1996    1997   1998    1999    2000    2001    2002
------  ------  ------  -----   -----  -----  ------  ------   -----  ------
11.93%  -6.44%  15.88%  3.36%   8.29%  5.35%  -6.77%  11.57%   2.81%   7.09%

During the ten-year period shown in the bar chart, the highest return for a quarter was 6.27% (quarter ended March 31, 1995) and the lowest return for a quarter was -5.95% (quarter ended March 31, 1994). The Program's year-to-date return as of March 31, 2003 was 1.08%.

After-tax returns are calculated using the historical highest marginal Federal individual income tax rate in effect during the periods measured and do not reflect the impact of state and local taxes. Actual after-tax returns depend on an investor's tax situation and may differ from those shown. The after-tax returns shown are not relevant to investors who hold their Program shares through tax-deferred arrangements, such as 401(k) plans or individual retirement accounts or through tax advantaged education savings accounts.

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             Average Annual Total Returns

       (For the Periods ended December 31, 2002)         One Year Five Years Ten Years
--------------------------------------------------------------------------------------
 The Municipal Fund Accumulation Program, Inc.
 Return Before Taxes*                                      7.09%     3.82%     5.06%
 Return After Taxes on Distributions*                      7.09%     3.53%     4.86%
 Return After Taxes on Distributions and Sale of Program
  Shares*                                                  6.41%     3.90%     5.02%
--------------------------------------------------------------------------------------
 Lehman Brothers Municipal Bond Index**                    9.60%     6.06%     6.71%
--------------------------------------------------------------------------------------

* Includes all applicable fees and sales charges.

** This unmanaged index consists of long-term revenue bonds, general obligation bonds and insured bonds, all of which mature within 30 years. Performance of the index does not reflect the deduction of fees, expenses or taxes. Past performance is not predictive of future performance.

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                               [GRAPHIC] Key Facts

UNDERSTANDING EXPENSES

Fund investors pay various fees and expenses, either directly or indirectly. Listed below are some of the main types of expenses that the Program may charge:

Expenses paid indirectly by the shareholder:

Annual Program Operating Expenses -- expenses that cover the costs of operating the Program.

Management Fee -- a fee paid to the Investment Adviser for managing the Program.

FEES AND EXPENSES
--------------------------------------------------------------------------------


   This table shows the different fees and expenses that you may pay if you buy and hold shares of the Program. Future expenses may be greater or less than those indicated below.


 Shareholder Fees (fees paid directly from your investment):

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
  Maximum Sales Charge (Load) imposed on purchases (as a percentage of offering price)             None
--------------------------------------------------------------------------------------------------------
  Maximum Deferred Sales Charge (Load) (as a percentage of original purchase price or redemption
  proceeds, whichever is lower)                                                                    None
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  Maximum Sales Charge (Load) imposed on Dividend Reinvestments                                    None
--------------------------------------------------------------------------------------------------------
  Redemption Fee                                                                                   None
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  Exchange Fee                                                                                     None
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 Annual Program Operating Expenses (expenses that are deducted from Program assets):

--------------------------------------------------------------------------------------------------------
  Management Fee                                                                                   0.50%
--------------------------------------------------------------------------------------------------------
  Distribution and/or Service (12b-1) Fees                                                         None
--------------------------------------------------------------------------------------------------------
  Other Expenses                                                                                   0.27%
--------------------------------------------------------------------------------------------------------
 Total Annual Program Operating Expenses                                                           0.77%
--------------------------------------------------------------------------------------------------------

Example:

   This example is intended to help you compare the cost of investing in the Program with the cost of investing in other mutual funds by illustrating the costs to you if you redeem after one, three, five and ten years.

   This example assumes that you invest $10,000 in the Program for the time periods indicated, that dividends are reinvested, that your investment has a 5% return each year and that the Program's operating expenses remain the same.
These assumptions are not meant to indicate you will receive a 5% annual rate of return. Your annual return may be more or less than the 5% used in this example.
Although your actual costs may be higher or lower, based on these assumptions your costs would be:

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                         1 Year 3 Years 5 Years 10 Years

                        -------------------------------
                         $79    $246    $428     $954
                        -------------------------------
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6   THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM


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                                    [GRAPHIC]

                                                                   Details About
                                                                     the Program

ABOUT THE PORTFOLIO MANAGER
Theodore R. Jaeckel, Jr. is the portfolio manager of the Program. Mr. Jaeckel has been a Director (Municipal Tax-Exempt Fund Management) of Merrill Lynch
Investment Managers since 1997. Mr. Jaeckel has been primarily responsible for the management of the Program since 2001.

ABOUT THE INVESTMENT ADVISER
The Program is managed by Fund Asset Management, L.P.


HOW THE PROGRAM INVESTS
--------------------------------------------------------------------------------


   The Program's investment objective is to seek to provide shareholders with income exempt from Federal income tax.

Outlined below are the main strategies the Program uses in seeking to achieve its investment objective:

   The Program invests primarily in long- and intermediate-term investment grade municipal bonds. Municipal bonds may be obligations of a variety of issuers including governmental entities or other qualifying issuers. Issuers may be states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities.
Municipal bonds may also include short term tax exempt obligations like municipal notes and variable rate demand obligations. Because of its emphasis on municipal bonds, the Program should be considered as a means of diversifying an investment portfolio and not in itself a balanced investment program.

   Under normal circumstances, the Program invests at least 80% of its assets in municipal bonds, the income from which is exempt from Federal income tax.

   The Program will purchase only investment grade obligations and, measured at the time of purchase, at least 75% of its total assets will be invested in municipal bonds rated in the three highest rating categories ("A" or better) by recognized rating agencies. Under current market conditions, the Board of Directors of the Program has determined that the Program will not purchase municipal bonds if one or more of the recognized rating agencies has rated the debt obligation below investment grade. However, the Program may continue to hold municipal bonds that, after purchase, are downgraded to a rating below investment grade. This policy is discretionary and may be changed from time to time.

   The Program's investments may include private activity bonds that may subject certain shareholders to an alternative minimum tax.

   Program management considers a variety of factors when choosing investments, such as:

     . Credit Quality of Issuers -- based on bond ratings and other factors including economic and financial conditions.

     . Yield Analysis -- takes into account factors such as the different yields available on different types of obligations and

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  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM 7
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[GRAPHIC]   Details About the Program

       the shape of the yield curve (longer term obligations typically have higher yields).

     . Maturity Analysis -- the weighted average maturity of the portfolio will be maintained within a desirable range as determined from time to time.
       Factors considered include portfolio activity, maturity of the supply of available bonds and the shape of the yield curve.

   In addition, Program management considers the availability of features that protect against an early call of a bond by the issuer.

Other Strategies. In addition to the main strategies discussed above, the Program may use certain other investment strategies:

   As a temporary measure for defensive purposes, or to provide liquidity, the Program may invest without limitation in short-term tax-exempt obligations.
Short-term investments may limit the potential for income on your shares and may limit the Program's ability to achieve its investment objective.

   The Program may invest in fixed rate or variable rate obligations. The
Program may purchase municipal bonds on a when-issued or delayed delivery basis and may enter into forward commitments.

   The Program may use derivatives including futures, options, indexed securities, inverse securities and swap agreements. Derivatives are financial instruments whose value is derived from another security or an index such as the Lehman Brothers Municipal Bond Index.

   The Program may invest uninvested cash balances in affiliated money market funds.

INVESTMENT RISKS
--------------------------------------------------------------------------------

   This section contains a summary discussion of the general risks of investing in the Program. As with any fund, there can be no guarantee that the Program will meet its objective or that the Program's performance will be positive for any period of time.

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8   THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM
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Set forth below are the main risks of investing in the Program:

   Bond Market and Selection Risk -- Bond market risk is the risk that the bond market will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the investments that Program management selects will underperform the market or other funds with similar investment objectives and investment strategies.

   Credit Risk -- Credit risk is the risk that the issuer will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

Interest Rate Risk -- Interest rate risk is the risk that prices of municipal bonds generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

   Call and Redemption Risk -- A bond's issuer may call a bond for redemption before it matures. If this happens to a bond the Program holds, the Program may lose income and may have to invest the proceeds in bonds with lower yields.

The Program may also be subject to certain other risks associated with its investments and investment strategies, including:

   Borrowing and Leverage Risk -- The Program may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Program shares and in the yield on the Program's portfolio.
Borrowing will cost the Program interest expense and other fees. The cost of borrowing may reduce the Program's return. Certain securities that the Program buys may create leverage including, for example, when-issued securities and forward commitments.

   General Obligation Bonds -- The faith, credit and taxing power of the issuer of a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer's credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

   Revenue Bonds -- Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities.
Industrial development bonds are one type of revenue bond.

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[GRAPHIC]   Details About the Program

   Industrial Development Bonds -- Municipalities and other public authorities issue industrial development bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Program may not receive any income or get its money back from the investment.

   Moral Obligation Bonds -- Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

   Municipal Lease Obligations -- In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, it may be difficult to sell the property and the proceeds of a sale may not cover the Program's loss.

Insured Municipal Bonds -- Bonds purchased by the Program may be covered by insurance that guarantees timely interest payments and repayment of principal on maturity. If a bond's insurer fails to fulfill its obligations or loses its credit rating, the value of the bond could drop. Insured bonds are subject to market risk.

   When Issued Securities, Delayed Delivery Securities and Forward Commitments
-- When issued and delayed delivery securities and forward commitments involve the risk that the security the Program buys will lose value prior to its delivery to the Program. There also is the risk that the security will not be issued or that the other party will not meet its obligation, in which case the Program loses the investment opportunity of the assets it has set aside to pay for the security and any gain in the security's price.

   Variable Rate Demand Obligations -- Variable rate demand obligations (VRDOs) are floating rate securities that combine an interest in a long term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Program may lose money.

   Derivatives -- The Program may use derivative instruments including indexed and inverse floating rate securities, options on portfolio positions, options on

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10  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM
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

securities or other financial indices, financial futures and options on such futures and swap agreements. Derivatives allow the Program to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

   Derivatives are volatile and involve significant risks, including:

    Credit risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Program.

    Leverage risk -- the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

    Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

   The Program may use derivatives for hedging purposes including anticipatory hedges. Hedging is a strategy in which the Program uses a derivative to offset the risks associated with other Program holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Program or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Program, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Program's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Program is not required to use hedging and may choose not to do so.

   Indexed and Inverse Floating Rate Securities -- The Program may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Program may also invest in securities whose return is inversely related to changes in an interest rate

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[GRAPHIC]   Details About the Program

(inverse floaters). In general, income on inverse floaters will decrease when short term interest rates increase and increase when short term interest rates decrease. Investments in inverse floaters may subject the Program to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate which effectively leverages the Program's investment. As a result, the market value of such securities will generally be more volatile than that of fixed rate, tax exempt securities. Indexed securities and inverse floaters are derivative securities and can be considered speculative.

   Illiquid Investments -- The Program may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Program buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

   If you would like further information about the Program, including how it invests, please see the Statement of Additional Information.

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12  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM
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                                    [GRAPHIC]

Your Account

PARTICIPATION IN THE PROGRAM
--------------------------------------------------------------------------------


   The purpose of the Program is to permit you to reinvest distributions you receive on units you hold of various series of certain unit trust funds. The unit trust funds include all series of Municipal Investment Trust Fund Series and Defined Asset Funds -- Municipal Investment Trust Fund Insured Series.
Distributions on units held by you will be paid to you in cash unless you elect to reinvest the distributions in shares of the Program by sending a notice in writing to the program agent. The program agent is The Bank of New York, 100
Church Street, New York, New York 10007. You may also change an election you have made to participate in the Program by notifying the Program agent in writing. Your initial notice and notice of any change must be received by the program agent at least 10 days prior to the record date of the first distribution to which you want such change to apply.

   Distributions on units of the unit trust funds may consist of interest income, or capital gains or principal on the units. You may elect to have some or all of these distributions reinvested in shares of the Program. Any distribution that you elect to have reinvested in shares of the Program will be automatically reinvested by the program agent on your behalf on the date the distribution is made. On that date, the distribution will be applied to the purchase of shares of the Program at net asset value, without a sales charge. If you have elected to have distributions of principal on your units invested in shares of the Program, the proceeds of redemption or payment at maturity of securities held in the unit trust fund represented by your units will be invested in shares of the Program, rather than being distributed to you in cash.

   The program agent will mail to you a report of each distribution that is reinvested in shares of the Program. Even though distributions are being reinvested in shares of the Program, for Federal income tax purposes, you will be considered to have received those distributions.

   The Program may reject any order to buy shares. The Board of Directors of the Program may decide to change the terms of investment in shares of the Program or terminate the Program entirely without notice to you. In addition, the Board of Directors of the Program may appoint a substitute program agent or an additional program agent.

   The administrators of the Program are Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Prudential Securities Incorporated, Morgan Stanley Dean Witter
Inc. and Smith Barney Inc. The administrators are the sponsors of the unit trust funds.

   For further details of the terms and conditions of the Program see the Statement of Additional Information.

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 [GRAPHIC]  Your Account

HOW TO BUY, SELL, TRANSFER AND EXCHANGE SHARES
--------------------------------------------------------------------------------

   The chart on the following pages summarizes how to buy, sell, transfer and exchange shares of the Program.

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

If You Want To     Your Choices                        Information Important for You to Know
------------------------------------------------------------------------------------------------------------------------------------
Buy Shares         First, you decide whether you       Refer to the description of the Program on page 13. Be sure to read this
                   want to participate in the          prospectus carefully.
                   Program

------------------------------------------------------------------------------------------------------------------------------------
                   Next, determine what Distributions from the unit trust funds may consist of interest income, capital distributions from the unit trust gains or principal. You may reinvest the
                   distributions of interest income or of funds you want to
                   reinvest capital gains or of principal, or you may reinvest all distributions.

------------------------------------------------------------------------------------------------------------------------------------
                   Notify the program agent of         The notice must be in writing and received by the program agent at least ten
                   your election to reinvest some      days before the record date for the first distribution you want to have
                   or all distributions you receive    reinvested.
                   from the unit trust funds

------------------------------------------------------------------------------------------------------------------------------------
                   Decide whether your shares Consult with your securities
                   dealer. Under certain circumstances, your will be held in an account with securities dealer may not be able to hold your shares in your account with the your securities dealer or
                   with securities dealer.

                   the program agent
------------------------------------------------------------------------------------------------------------------------------------
Add to Your Purchase additional shares Once you have elected to participate in the Program, distributions from the Investment unit trust funds that you have elected to have reinvested in the Program will be automatically reinvested. If you have
                                                       not already elected to
                                                       have all of your
                                                       distributions from the
                                                       unit trust funds
                                                       reinvested, you may
                                                       notify the program agent
                                                       that you wish to reinvest
                                                       more of your
                                                       distributions.

------------------------------------------------------------------------------------------------------------------------------------
                   Acquire additional shares           All dividends on shares of the Program are automatically reinvested in
                   through the Program's               additional shares of the Program without a sales charge.
                   automatic dividend
                   reinvestment plan
------------------------------------------------------------------------------------------------------------------------------------
Stop Reinvesting Notify the program agent in Your election to stop reinvesting some or all distributions from the unit trust Distributions in writing funds in shares of the Program will be effective for any distribution that has a Shares of the record date that is more than ten days after the program agent receives your

Program                                                written notice.
------------------------------------------------------------------------------------------------------------------------------------
Transfer Shares to Transfer to a participating You may transfer your shares of the Program only to another securities dealer Another Securities securities dealer that has entered into an agreement with Merrill Lynch. All future trading of Dealer these assets must be coordinated by the receiving firm.

------------------------------------------------------------------------------------------------------------------------------------
                   Transfer to a non-participating     You must either:
                   securities                          dealer . Transfer your
                                                       shares to an account with
                                                       the Program Agent; or .
                                                       Sell your shares.

------------------------------------------------------------------------------------------------------------------------------------


Information Important for You to Know

--------------------------------------------------------------------------------


Refer to the description of the Program on page 13. Be sure to read this prospectus carefully.

--------------------------------------------------------------------------------
Distributions from the unit trust funds may consist of interest income, capital gains or principal. You may reinvest the distributions of interest income or of capital gains or of principal, or you may reinvest all distributions.

--------------------------------------------------------------------------------
The notice must be in writing and received by the program agent at least ten days before the record date for the first distribution you want to have reinvested.

--------------------------------------------------------------------------------
Consult with your securities dealer. Under certain circumstances, your securities dealer may not be able to hold your shares in your account with the securities dealer.

--------------------------------------------------------------------------------
Once you have elected to participate in the Program, distributions from the unit trust funds that you have elected to have reinvested in the Program will be automatically reinvested. If you have not already elected to have all of your distributions from the unit trust funds reinvested, you may notify the program agent that you wish to reinvest more of your distributions.

--------------------------------------------------------------------------------
All dividends on shares of the Program are automatically reinvested in additional shares of the Program without a sales charge.

--------------------------------------------------------------------------------
Your election to stop reinvesting some or all distributions from the unit trust funds in shares of the Program will be effective for any distribution that has a record date that is more than ten days after the program agent receives your written notice.

--------------------------------------------------------------------------------
You may transfer your shares of the Program only to another securities dealer that has entered into an agreement with Merrill Lynch. All future trading of these assets must be coordinated by the receiving firm.

--------------------------------------------------------------------------------
You must either:

.. Transfer your shares to an account with the Program Agent; or . Sell your shares.

--------------------------------------------------------------------------------



14  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM


If You Want To   Your Choices                        Information Important for You to Know
------------------------------------------------------------------------------------------------------------------------------------
Sell             Your Shares Have your securities dealer The price of your
                 shares is based on the next calculation of net asset value submit your sales order to one of after your order is placed.
                 For your redemption request to be priced at the net the
                 Administrators asset value on the day of your request, you must submit your request to your

                                                     dealer prior to that day's
                                                     close of business on the
                                                     New York Stock Exchange
                                                     (generally 4:00 p.m.
                                                     Eastern time). Any
                                                     redemption request placed
                                                     after that time will be
                                                     priced at the net asset
                                                     value as of the close of
                                                     business on the next
                                                     business day.

                                                     Securities dealers may
                                                     charge a fee to process a
                                                     redemption of shares. No
                                                     processing fee is charged
                                                     if you redeem shares held
                                                     by the Program Agent.

                                                     The Program may reject an
order to sell shares under certain circumstances.

                 -------------------------------------------------------------------------------------------------------------------
                 Sell through the Program Agent      You may sell shares held at the Program Agent by writing to the Program
                                                     Agent at the address on the inside back cover of this prospectus. All shareholders on the account must sign the letter. A signature guarantee will generally be required but may be waived in certain limited circumstances.
                                                     You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. If you hold stock certificates, return the certificates with the letter. The Program Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request.

                                                     If you hold share
                                                     certificates, they must be
                                                     delivered to the Program
                                                     Agent before they can be
                                                     converted. Check with the
                                                     Program Agent or your
                                                     securities dealer for
                                                     details.

------------------------------------------------------------------------------------------------------------------------------------


Information Important for You to Know

-------------------------------------------------------------------------------

The price of your shares is based on the next calculation of net asset value after your order is placed. For your redemption request to be priced at the net asset value on the day of your request, you must submit your request to your dealer prior to that day's close of business on the New York Stock Exchange (generally 4:00 p.m. Eastern time). Any redemption request placed after that time will be priced at the net asset value as of the close of business on the next business day.

Securities dealers may charge a fee to process a redemption of shares. No processing fee is charged if you redeem shares held by the Program Agent.

The Program may reject an order to sell shares under certain circumstances.

-------------------------------------------------------------------------------
You may sell shares held at the Program Agent by writing to the Program Agent at the address on the inside back cover of this prospectus. All shareholders on the account must sign the letter. A signature guarantee will generally be required but may be waived in certain limited circumstances. You can obtain a signature guarantee from a bank, securities dealer, securities broker, credit union, savings association, national securities exchange or registered securities association. A notary public seal will not be acceptable. If you hold stock certificates, return the certificates with the letter. The Program Agent will normally mail redemption proceeds within seven days following receipt of a properly completed request.

If you hold share certificates, they must be delivered to the Program Agent before they can be converted. Check with the Program Agent or your securities dealer for details.

-------------------------------------------------------------------------------


   Because of the high cost of maintaining smaller shareholder accounts, the Program may redeem the shares in your account if the net asset value of your account falls below $500 due to redemptions you have made. You will be notified that the value of your account is less than $500 before the Program makes an involuntary redemption. You will then have 60 days to make an additional investment to bring the value of your account to at least $500 before the Program takes any action. This involuntary redemption does not apply to Uniform Gifts or Transfers to Minors Act accounts.


  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM 15

 [GRAPHIC]  Your Account

Net Asset Value -- the market value of the Program's total assets after deducting liabilities, divided by the number of shares outstanding.

Dividends -- exempt interest, ordinary income and capital gains paid to shareholders. Dividends may be reinvested in additional Program shares as they are paid.

HOW SHARES ARE PRICED
--------------------------------------------------------------------------------


   Each distribution on your units will automatically be applied to purchase shares at net asset value. This is the offering price. Shares are also redeemed at their net asset value. The Program calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange is open, as of the close of business on the Exchange, based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. The net asset value used in determining your price is the next one calculated after your purchase or redemption order is placed.

DIVIDENDS AND TAXES
--------------------------------------------------------------------------------

   The Program will distribute net investment income, if any, monthly and net realized capital gains, if any, at least annually. The Program may also pay a special distribution at the end of the calendar year to comply with Federal income tax requirements. If you would like to receive dividends in cash, contact the Program Agent.

   To the extent that the dividends distributed by the Program are from municipal bond interest income, they are exempt from Federal income tax, but they may be subject to state and local income taxes. Certain investors may be subject to a Federal alternative minimum tax on dividends received from the Program. Interest income from other investments may produce taxable dividends. The Program may realize capital gains on the sale of its municipal bonds. These capital gains will be taxable to you.

   Generally, within 60 days after the end of the Program's taxable year, you will be informed of the amount of exempt-interest dividends and capital gains dividends you received that year. Capital gain dividends are generally taxable as long-term capital gains to you, regardless of how long you have held your shares. The tax treatment of dividends from the Program is the same whether you choose to receive distributions in cash or to have them reinvested in shares of the Program.

   By law, your dividends will be subject to a withholding tax if you have not provided a taxpayer identification number or social security number or if the number you have provided is incorrect.



16  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM

   This section summarizes some of the consequences of an investment in the Program under current Federal tax laws. It is not a substitute for personal tax advice. You should consult your personal tax adviser about the potential tax consequences to you of an investment in the Program under all applicable tax laws.

ELECTRONIC DELIVERY
--------------------------------------------------------------------------------

   The Program is now offering electronic delivery of communications to its shareholders. In order to receive this service, you must register your account and provide us with e-mail information. To sign up for this service, simply access this website http://www.icsdelivery.com/live/ and follow the instructions. When you visit the site, you will obtain a personal identification number (PIN). You will need this PIN should you wish to update your e-mail address, choose to discontinue this service and/or make other changes to the service.


  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM 17

                                    [GRAPHIC]

Management of the Program

FUND ASSET MANAGEMENT
--------------------------------------------------------------------------------


   Fund Asset Management, L.P., the Program's Investment Adviser, manages the Program's investments and its business operations under the overall supervision of the Program's Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Program. For the fiscal year ended December 31, 2002, the Investment Adviser received a fee at the annual rate of 0.50% of the Program's average daily net assets.

   Fund Asset Management was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. Fund Asset Management and its affiliates, including Merrill Lynch Investment Managers, had approximately $442 billion in investment company and other portfolio assets under management as of March, 2003. This amount includes assets managed for Merrill Lynch affiliates.

   The Investment Adviser, together with the Administrators of the Program, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, Morgan Stanley Dean Witter Inc., and Smith Barney Inc., is also responsible for the overall management of the Program's business operations. The Administrators perform certain management services necessary for the operation of the Program and provide office space, facilities and necessary personnel for such services. For these services, the Investment Adviser pays the Administrators an aggregate monthly fee at the annual rate of 0.20% of the Program's average daily net assets.




18  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------


   The Financial Highlights table is intended to help you understand the Program's financial performance for the past five years. Certain information reflects the financial results for a single Program share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Program (assuming reinvestment of all dividends). The information has been audited by Deloitte & Touche LLP, whose report, along with the Program's financial statements, is included in the Program's Annual Report, which is available upon request.


                                                                   For the Year Ended December 31,

                                                          -------------------------------------------------
         Increase (Decrease) in Net Asset Value:            2002      2001      2000       1999      1998
 Per Share Operating Performance:

------------------------------------------------------------------------------------------------------------
Net asset value, beginning of year   $16.96    $17.33    $16.35    $18.50     $19.22
------------------------------------------------------------------------------------------------------------
Investment income -- net      .88*      .85       .85       .79        .88
------------------------------------------------------------------------------------------------------------
Realized and unrealized gain (loss) on investments -- net      .29      (.37)      .98     (2.00)       .12
------------------------------------------------------------------------------------------------------------
Total from investment operations     1.17       .48      1.83     (1.21)      1.00
------------------------------------------------------------------------------------------------------------
Less dividends and distributions:
 Investment income -- net     (.88)     (.85)     (.85)     (.79)      (.88)
 Realized gain on investments -- net                 --+       --        --       (.84)
 In excess of realized gain on investments -- net       --        --        --      (.15)        --
------------------------------------------------------------------------------------------------------------
Total dividends and distributions     (.88)     (.85)     (.85)     (.94)     (1.72)
------------------------------------------------------------------------------------------------------------
Net asset value, end of year   $17.25    $16.96    $17.33    $16.35     $18.50
------------------------------------------------------------------------------------------------------------
 Total Investment Return:
------------------------------------------------------------------------------------------------------------
Based on net asset value per share     7.09%     2.81%    11.57%    (6.77%)     5.35%
------------------------------------------------------------------------------------------------------------
 Ratios to Average Net Assets:

------------------------------------------------------------------------------------------------------------
Expenses, net of reimbursement      .77%      .82%      .79%      .79%       .76%
------------------------------------------------------------------------------------------------------------
Expenses      .77%      .82%      .79%      .79%       .76%
------------------------------------------------------------------------------------------------------------
Investment income -- net     5.16%     4.89%     5.06%     4.47%      4.54%
------------------------------------------------------------------------------------------------------------
 Supplemental Data:

------------------------------------------------------------------------------------------------------------
Net assets, end of year (in thousands) $395,668  $405,385  $430,491  $432,433   $525,583
------------------------------------------------------------------------------------------------------------
Portfolio turnover       40%       76%      111%      222%       178%
------------------------------------------------------------------------------------------------------------

+ Amount is less than $.01 per share. * Based on average shares outstanding.

  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM 19

                                  [FLOW CHART]

  THE MUNICIPAL FUND INVESTMENT ACCUMULATION PROGRAM

         For More Information
[Graphic]

Shareholder Reports

Additional information about the Program's investments is available in the Program's Annual and Semi-Annual Reports. In the Program's annual report you will find a discussion of the market conditions and investment strategies that significantly affected the Program's performance during its last fiscal year. You may obtain these reports at no cost by calling 1-800-MER-FUND.

The Program will send you one copy of each shareholder report and certain other mailings, regardless of the number of Program accounts you have. To receive separate shareholder reports for each account, write to the Program Agent at its mailing address. Include your name, address, tax identification number and brokerage or Program account number. If you have any questions, please call your securities dealer or call the Program Agent at 1-800-221-7771. Statement of Additional Information

The Statement of Additional Information contains further information about the Program. The portions of the Statement of Additional Information relating to the Program are incorporated by reference into (legally considered part of) this Prospectus. The portions of the Statement of Additional Information that do not relate to the Program are not incorporated by reference, are not part of this Prospectus, and should not be relied on by investors in the Program. You may request a free copy by writing the Program at The Bank of New York, 100 Church Street, New York, New York 10007 or by calling 1-800-221-7771.

Information about the Program (including the Statement of Additional Information) can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Call 1-202-942-8090 for information on the operation of the public reference room. This information is also available on the SEC's Internet site at http://www.sec.gov and copies may be obtained upon payment of a duplicating fee by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Public Reference Section of the SEC, Washington, D.C. 20549-0102.

You should rely only on the information contained in this Prospectus. No one is authorized to provide you with information that is different from the information contained in this Prospectus.

Investment Company Act file #811-2694
Code #19102-0403
(C)Fund Asset Management, L.P.

[LOGO]Merrill Lynch Investment Managers

Prospectus

April 30, 2003

    The Municipal Fund
    Investment Accumulation Program

This Prospectus contains information you should know before investing, including information about risks. Please read it before you invest and keep it for future reference.

The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

www.mlim.ml.com

                       STATEMENT OF ADDITIONAL INFORMATION

                 THE MUNICIPAL FUND ACCUMULATION PROGRAM, INC.

   P.O. Box 9011, Princeton, New Jersey 08543-9011. Phone No. (609) 282-2800

This Statement of Additional Information of The Municipal Fund Accumulation Program, Inc. (the "Program") is not a prospectus and should be read in conjunction with the Prospectus of the Program, dated April 30, 2003, which has been filed with the Securities and Exchange Commission (the "Commission") and can be obtained, without charge, by calling 1-800-MER-FUND or by writing to the Program at the above address. The Program's Prospectus is incorporated by reference into this Statement of Additional Information, and Part I of this Statement of Additional Information and the portions of Part II of this Statement of Additional Information that relate to the Program have been incorporated by reference into the Program's Prospectus. The portions of Part II of this Statement of Additional Information that do not relate to the Program do not form a part of the Program's Statement of Additional Information, have not been incorporated by reference into the Program's Prospectus and should not be relied upon by investors in the Program. The Program's audited financial statements are incorporated by reference into this Statement of Additional Information by reference to the Program's 2002 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

                               Investment Adviser

                           Fund Asset Management, L.P.

                                 Administrators

              Merrill Lynch, Pierce, Fenner & Smith Incorporated

                       Prudential Securities Incorporated

                         Morgan Stanley Dean Witter Inc.

                                Smith Barney Inc.

    The date of this Statement of Additional Information is April 30, 2003.

                                Table Of Contents


                Part I

                The Program   I-1

                Investment Objectives and Policies I-2 Investment Restrictions
                I-3 Information on Trustees and Directors I-4 Management and
                Arrangements I-8 Computation of Offering Price I-9 Portfolio
                Transactions and Brokerage I-9 Fund Performance I-10 Additional
                Information I-10 Financial Statements I-11

                Part II

                Investment Risks and Considerations  II-1
                Management and other Service Arrangements II-31
                Purchase of Shares II-34
                Redemption of Shares II-42
                Shareholder Services II-43
                Pricing of Shares II-48

                Portfolio Transactions and Brokerage II-49
                Dividends and Taxes II-52

                Performance Data II-56
                General Information II-58
                Appendix A   A-1


   PART I: SPECIAL INFORMATION ABOUT THE MUNICIPAL FUND ACCUMULATION PROGRAM

Part I of this Statement of Additional Information sets forth information about The Municipal Fund Accumulation Program (the "Program"). It includes information about the Program's Board of Directors, the advisory services provided to and the management fees paid by the Program, performance data for the Program, and information about other fees paid by and services provided to the Program. This
Part I should be read in conjunction with the Program's Prospectus and those portions of Part II of this Statement of Additional Information that pertain to the Program.

I. The Program

In General

The investment objective of the Program is to provide shareholders with income exempt from Federal income tax through investment in a diversified portfolio of interest bearing long- and intermediate-term state, municipal and public authority bonds, the interest on which is, in the opinion of bond counsel to the issuing authorities, exempt from Federal income tax. This investment objective is a fundamental policy of the Program and may not be changed without a vote of the majority of the outstanding shares of the Program. The Program is classified as a diversified fund under the Investment Company Act of 1940, as amended (the "Investment Company Act").

The shares of capital stock, $.01 par value, of the Program ("Shares") are offered without sales charge to the holders of units ("Units") of all series of Municipal Investment Trust Fund (the "Unit Trust Funds") and Defined Asset Funds -- Municipal Insured Series. The Unit Trust Funds consist of a number of different unit investment trusts holding portfolios of state, municipal and public authority bonds. The Program has been formed to facilitate reinvestment of distributions on units (the "Units") of the various series of the Unit Trust Funds. Since the Program is an open-end investment company, the Shares are redeemable by the holder at the net asset value next determined after the receipt of the redemption request in proper form.

Terms and Conditions of Participation

All persons who are or who become registered holders of Units of series of the Unit Trust Funds offering a reinvestment option are eligible to participate in the Program and are herein called "Holders." Holders include brokers or nominees of banks and other financial institutions that are or become registered holders of Units. Such eligibility is subject to the terms and conditions of participation (the "Terms and Conditions") set forth under this caption.

Distributions on Units of series of the Unit Trust Funds offering a reinvestment option will be paid in cash unless Holders elect to reinvest such distributions in the Program by sending a notice in writing to the Program agent. Each Holder participating in the Program will receive a copy of the Program's Prospectus and may request a copy of the Program's Statement of Additional Information; a Holder not participating in the Program may request a copy of the Prospectus and this Statement of Additional Information. Holders of Units may elect to participate in the Program or to change a previous election by notice in writing to the Program agent. Notice of any change in the basis of participation or of election to participate in the Program must be received by the Program agent in writing at least ten days prior to the record day for the first distribution to which such notice is to apply.

Under these Terms and Conditions, both distributions of interest income and distributions of capital gains, if any, and principal (or either such type of distribution) on Units of Holders participating in the Program will be invested without sales charge in Shares. Holders who are participating in the Program and whose Units are therefore subject to these Terms and Conditions are herein called "Shareholders" The Bank of New York (100 Church Street, New York, New York 10007), will act as the Program agent (the "Agent") for the Shareholders. All securities, cash and other similar assets of the Program will be held by the Agent as custodian. The Agent also acts as the Program's dividend disbursing agent, transfer agent and registrar and performs certain other services for the Program.

Under these Terms and Conditions, each distribution of interest income and capital gains, if any, and principal on a Shareholder's Units, will, on the date of such distribution, automatically be received by the Agent on behalf of such Shareholder and applied to purchase Shares at net asset value, without sales charge. In the case of Holders of Units whose distributions of principal are being invested in the Program, the proceeds of redemption or payment at maturity of securities held in the unit investment trust represented by the Holder's Units will be invested in Shares, rather than being distributed in cash to the Holder. Net interest income, after expenses, received by the Program on obligations in its portfolio will be distributed by the Program monthly and net realized capital gains, if any, will be distributed at least annually. Such distributions will be reinvested automatically in Shares of the Program unless the Shareholder elects, by written notice to the Agent, not to have such distributions reinvested in Shares.

The Program has qualified and intends to continue to qualify (i) for the tax treatment applicable to "regulated investment companies" under the Internal Revenue Code of 1986, as amended (the "Code") and (ii) to pay "exempt-interest" dividends as permitted under the Code. Pursuant to such qualification, if the Program distributes to Shareholders (without regard to designated capital gains distributions) an amount equal to or in excess of the sum of 90% of its investment company taxable income and 90% of its net tax-exempt interest income, such "exempt-interest" dividends reflecting tax-exempt interest received by the Program will be tax-exempt in the hands of Shareholders, except possibly where a Shareholder might be deemed to be a "substantial user" as defined in the Code, or subject to alternative minimum tax. The Program will not be subject to Federal income tax on such part of its net capital gains, if any, as it distributes to Shareholders, although it may be subject to certain state and local taxes. For these purposes, any capital gains of the Program which are re-invested are considered to have been distributed. In addition to their right to redeem their Shares and receive a payment equal to the net asset value thereof, Shareholders may at any time, by so notifying the Agent in writing (the Agent will deliver a copy of such notice to the trustee for the respective series of the Unit Trust Funds), elect to (i) terminate their participation in the Program and thereafter receive all distributions on their Units in cash, (ii) terminate their participation in part as to distributions of capital gains and principal on their Units and thereafter receive distributions in cash out of the principal accounts for the respective Unit Trust Funds or
(iii) terminate their participation in part as to distributions of interest on their Units and thereafter receive future distributions in cash out of the interest accounts for the respective series.

All the costs of establishing and administering the Program and these Terms and Conditions are borne by the Program. The administrators of the Program (the "Administrators") are Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Prudential Securities Incorporated, Morgan Stanley Dean Witter Inc., and Smith Barney Inc., which are sponsors of Unit Trust Funds. The investment adviser to the Program is Fund Asset Management, L.P. (the "Investment Adviser" or "FAM"), a registered investment adviser and an affiliate of Merrill Lynch. The Investment Adviser receives as annual compensation, payable monthly, for its services in connection with the Program a fee of 0.50% of the average net assets of the Program. The Administrators receive from the Investment Adviser as annual compensation, payable monthly, for their services in connection with the Program a fee of 0.20% of the average net assets of the Program.

The Agent will mail to each Shareholder a report of each transaction undertaken for such Shareholder in receiving distributions and purchasing Shares. Distributions on Units which are applied to purchase Shares are considered to have been distributed to Shareholders for Federal income tax purposes, and all taxes which are payable in respect to such distributions must be paid by Shareholders regardless of participation in the Program.

On tender for redemption of any or all of his Shares, a Shareholder will be entitled to receive within seven days a payment representing the net asset value of the Shares (including fractional Shares), provided that such right of redemption may be suspended or postponed under certain circumstances.

If the Holder is a broker or a nominee of a bank or another financial institution, the trustee and Agent will apply these Terms and Conditions on the basis of the respective numbers of Units certified from time to time by such Holder to be the total numbers of Units registered in such Holder's name and held for the accounts of beneficial owners who are to participate in the Program, upon the several bases of participation offered by the Program at the time. It is anticipated, however, that, due to administrative problems connected with Units held in "street name" other than by Merrill Lynch, such Units will be registered in the names of the beneficial owners thereof unless such owners elect not to participate in the Program.

Merrill Lynch or its nominee holds in its name Program Shares for the accounts of customers whose Unit Trust Funds are held in Merrill Lynch accounts and who elect to reinvest in the Program. These Shares may be transferred to an account in the customer's name with the Agent upon request. Merrill Lynch maintains records identifying the names and addresses of these customers and their Share balances, and will be compensated for these services by the Agent out of fees it receives from the Program.

Experience may indicate that changes in these Terms and Conditions are desirable or that this offering should be terminated. Such changes may be made or this offering may be terminated at the direction of the Board of Directors of the Program (the "Directors") without notice to any Shareholder. The Directors may at any time appoint a substitute agent or an additional agent to act for the Program.

II. Investment Objectives and Policies

The investment objective of the Program is to provide shareholders with income exempt from Federal income tax through investment in a diversified portfolio of interest bearing long- and intermediate-term state, municipal and public authority bonds, the interest on which is, in the opinion of bond counsel to the issuing authorities, exempt from Federal income tax ("Municipal Bonds"). The Program invests, under normal circumstances, at least 80% of its net assets in Municipal Bonds. For this purpose, net assets include any borrowings for investment purposes. The Program's investment objective and policy of investing at least 80% of its net assets in Municipal Bonds are fundamental policies of the Program that may not be changed without approval of a majority of the Program's outstanding shares.

In making the Program's investments in Municipal Bonds, the Investment Adviser considers the following factors, among others:

   (i) the quality of the Municipal Bonds: not less than 75% of the Program's total assets will be invested in

       Municipal Bonds that (a) will (determined on the basis of current value) at the time of acquisition be rated "A" or better by a nationally recognized statistical rating organization ("NRSRO"), including Standard & Poor's ("Standard & Poor's"), Fitch Ratings ("Fitch") or Moody's Investors Service, Inc. ("Moody's"), and all of which will at such time be rated "BBB/ Baa" or better by a NRSRO or (b) will have, in the opinion of the Adviser, similar credit characteristics. (Under current market and other conditions, the Board has determined that all of the Municipal Bonds in which the Program invests will at the time of acquisition be rated "BBB" or "Baa" or better by the NRSROs or will have, in the opinion of the Adviser, similar credit characteristics. No split-rating below "BBB" or "Baa" by one or more of the NRSROs at the time of the acquisition will be permitted.)

  (ii) the yield and price of the Municipal Bonds relative to other Municipal Bonds of comparable quality and maturity;

 (iii) the maturity of the Municipal Bonds; and

  (iv) the diversification of the Municipal Bonds as to purpose of issue and location of issuer, taking into account the availability in the market of issuers which meet the Program's quality, rating, yield and price criteria.

While the Program will invest the proceeds of the sale of its Shares (and other cash proceeds such as those generated by redemptions, maturities or sales of portfolio securities) as promptly as possible, some short period of time may elapse between the time the Program receives such proceeds and the time such proceeds are invested by the Program. However, the Program reserves the right to extend such period for defensive purposes. During such periods such proceeds may be held in cash or invested in temporary investments (principally state, municipal and public authority notes, bonds and commercial paper) ("Temporary Investments") that have credit characteristics, in the opinion of the Investment Adviser, similar to those provided for other portfolio securities and the interest income on which is, in the opinion of counsel to the issuing authorities, exempt from Federal income tax. The Program will not invest in short-term obligations other than those on which the interest income is, in the opinion of counsel to the issuing authorities, exempt from Federal income tax. The Fund may also invest in variable rate demand obligations ("VRDOs") and VRDOs in the form of participation interests ("Participating VRDOs") in variable rate tax-exempt obligations held by a financial institution.

The fact that a Municipal Bond may cease to be rated or that its rating may be reduced below the ratings referred to above will not require that it be eliminated from the portfolio but will be considered by the Investment Adviser in determining whether it should be retained or sold.

A portion of the Program's assets may be invested in Municipal Bonds rated BBB/ Baa by one or more NRSROs. Although Municipal Bonds rated BBB normally exhibit adequate protection parameters, they entail a greater degree of risk and are of a more speculative nature than obligations rated in the higher categories. Therefore, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt obligations in this category than in higher rated categories. Municipal Bonds rated Baa are also speculative in nature and entail greater risks than those rated in higher categories. Although interest payments and principal security may appear adequate for the present, certain protective elements may be lacking or may be characteristically unreliable over any great length of time.

At the time that Municipal Bonds are originally issued, opinions relating to the validity of such Municipal Bonds and to the exemption of interest thereon from Federal income taxes are rendered by counsel to the respective issuing authorities. The Program, the Investment, the Administrators, the Agent, or their counsel, will make any review of the proceedings relating to the issuance of the . Municipal Bonds or the basis for such opinions.

The Program does not intend to concentrate its investments in obligations of any one state.

III. Investment Restrictions

The Program has adopted a number of fundamental and non-fundamental investment restrictions and policies relating to the investment of its assets and its activities. The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Program's outstanding voting securities (which for this purpose and under the Investment Act means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

Set forth below are the Program's fundamental restrictions. Unless otherwise provided, all references below to the assets of a Program are in terms of current market value.

Under its fundamental investment restrictions, the Program may not:

(1) invest in securities or other investments other than Municipal Bonds and short-term tax exempt securities, the interest on which is, in the opinion of counsel to the issuing authorities, exempt from Federal income tax;

(2) invest more than 25% of its assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding the U. S. Government and its agencies and instrumentalities). For purposes of this restriction, states, municipalities and their political subdivisions are not considered part of any industry.

(3) purchase securities on margin (but the Program may obtain such short term credits as may be necessary for the clearance of purchases and sales of securities), make short sales of securities, maintain a short position or write or purchase put or call options;

(4) borrow money, except from banks as a temporary measure for emergency purposes, where such borrowings would not exceed 5% of its total assets (taken at current value);

(5) pledge assets except to secure indebtedness permitted by (3) above, with pledged assets to be no more than 10% of its total net assets (taken at current value);

(6) purchase any security if as a result (a) more than 5% of the Program's total assets (taken at current value) would be invested in securities of the issuer thereof (other than securities issued or guaranteed by the United States government) or (b) the Program would hold more than 10% of any class of securities of the issuer thereof other than securities issued or guaranteed by the United States government (taking all debt issued as a single class) or more than 10% of the voting securities of the issuer thereof;

(7) invest for the purpose of exercising control or management of any company;
    (8) invest in securities of other investment companies, except as part of a merger, consolidation, purchase of assets or similar transaction approved by the Program's Shareholders;
(9) make investments in oil, gas or other mineral exploration programs, commodities, commodity contracts or real estate, although the Program may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts, which deal in real estate or interests therein;

(10) act as an underwriter except as it may be deemed such in a sale of restricted securities;
(11) participate on a joint (or joint and advised or sponsored by the Adviser or any of its affiliates to reduce brokerage commissions or otherwise to achieve the best overall execution not being considered participation in a trading account in securities);

(12) purchase or retain securities of an issuer if, to the knowledge of the Program, an officer or director of the Program or the Adviser owns beneficially more than 1/2 of 1% of such shares or securities of such issuer and all such directors and officers owning more than 1/2 of 1% of such shares or securities together own more than 5% of such shares or securities; or

(13) make loans, except through the purchase of debt obligations.

Except in the case of the restriction set forth in clause (12), the foregoing percentages will apply at the time of the purchase of a security and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of a purchase of such security.

For purposes of the investment restrictions set forth in clause (9), the term "exploration programs" includes oil, gas or other mineral leases, as well as exploration programs.

The Program does not have a policy with respect to the issuance of senior securities. However, the Program currently does not intend to issue any senior securities.

For purposes of investment restriction (2) above, industry means any one or more of the industry sub-classifications used by one or more widely recognized market indices or ratings group indices, and/or as defined by Program management.

IV. Information on Trustees and Directors

The Board of Directors of the Program consists of eight individuals, seven of whom are not "interested persons" of the Program as defined in the Investment Company Act (the "non-interested Directors"). The Directors are responsible for the overall supervision of the operations of the Program and perform the various duties imposed on the directors or trustees of investment companies by the Investment Company Act.

Each non-interested Director is a member of the Program's Audit and Oversight Committee (the "Committee"). The principal responsibilities of the Committee are the appointment, compensation and oversight of the Program's independent accountants, including the resolution of disagreements regarding financial reporting between Program management and such independent accountants. The Committee's responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Program; (ii) discuss with the independent accountants certain matters relating to the Program's financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Program's independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants' independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Program's accounting and financial reporting policies and practices and internal controls and Program management's responses thereto. The Board of the Program has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as non-interested Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist it in connection with these duties. The Committee met four times during the fiscal year ended December 31, 2002.

Biographical Information

Certain biographical and other information relating to the non-interested Directors of the Program is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Merrill Lynch Investment Managers, L.P. ("MLIM") ("MLIM/FAM-advised funds") and other public directorships:


                                                                                                           Number
                                                                                                             of

                                        Term of                                                            MLIM/
                           Position(s)  Office**                                                            FAM-
                            Held with  and Length                                                         Advised
    Name, Address* and         the      of Time                Principal Occupation During                 Funds
     Age of Director         Program     Served                      Past Five Years                      Overseen
     ---------------       ----------- ----------              ---------------------------               ----------
Ronald W. Forbes (62)  Director    Director  Professor Emeritus of Finance, School of Business,     44
                                        since     State University of New York at Albany since 2000      registered
                                        1977      and Professor thereof from 1989 to 2000; International investment
                                                  Consultant, Urban Institute, Washington, D.C. from     companies
                                                  1995 to 1999.                                          consisting
                                                                                                         of
                                                                                                         50
                                                                                                         portfolios

Cynthia A. Montgomery (50)  Director    Director  Professor, Harvard Business School since 1989;         44
                                        since     Associate Professor, J.L. Kellogg Graduate School of   registered
                                        1993      Management, Northwestern University from 1985 to       investment
                                                  1989; Associate Professor, Graduate School of          companies
                                                  Business Administration, the University of Michigan    consisting
                                                  from 1979 to 1985.                                     of
                                                                                                         50

                                                                                                         portfolios

Charles C. Reilly (71)  Director    Director  Self-employed financial consultant since 1990;         44
                                        since     President and Chief Investment Officer of Verus        registered
                                        1991      Capital, Inc. from 1979 to 1990; Senior Vice President investment
                                                  of Armhold and S. Bleichroeder, Inc. from 1973 to      companies
                                                  1990; Adjunct Professor, Columbia University           consisting
                                                  Graduate School of Business from 1990 to 1991;         of
                                                  Adjunct Professor, Wharton School, University of       50
                                                  Pennsylvania from 1989 to 1990; Partner, Small Cities  portfolios
                                                  Cable Television from 1986 to 1997.

Kevin                                   A. Ryan (70) Director Director Founder
                                        and currently Director Emeritus of the
                                        Boston 44 since University Center for
                                        the Advancement of Ethics and registered
                                        1992 Character and Director thereof from 1989 to 1999; investment

                                                  Professor from 1982 to 1999
                                                  and currently Professor
                                                  companies Emeritus of
                                                  Education of Boston
                                                  University; formerly
                                                  consisting taught on the
                                                  faculties of The University
                                                  Chicago, of Stanford
                                                  University and Ohio State
                                                  University. 50

                                                                                                         portfolios

Roscoe S. Suddarth (67)  Director    Director  President, Middle East Institute, from 1995 to 2001;   44
                                        since     Foreign Service Officer, United States Foreign         registered
                                        2000      Service, from 1961 to 1995; Career Minister, from      investment
                                                  1989 to 1995; Deputy Inspector General, U.S.           companies
                                                  Department of State, from 1991 to 1994; U.S.           consisting
                                                  Ambassador to the Hashemite Kingdom of Jordan,         of
                                                  from 1987 to 1990.                                     50
                                                                                                         portfolios


    Name, Address* and            Public
     Age of Director           Directorships
     ---------------           -------------
Ronald W. Forbes (62) None

Cynthia A. Montgomery (50) Unum Provident

                           Corporation

                           (insurance products);
                              Newell Rubbermaid Inc

                           (manufacturing)

Charles C. Reilly (71) None

Kevin A. Ryan (70) None

Roscoe S. Suddarth (67) None



                                                                                                     Number
                                                                                                       of

                                    Term of                                                          MLIM/
                       Position(s)  Office**                                                          FAM-
                        Held with  and Length                                                       Advised
  Name, Address* and       the      of Time               Principal Occupation During                Funds
   Age of Director       Program     Served                     Past Five Years                     Overseen
   ---------------     ----------- ---------- ---------------------------------------------------- ----------
Richard R. West (65)  Director    Director  Professor of Finance from 1982 to 1994; Dean of New  44
                                    since     York University Leonard N. Stern School of Business  registered
                                    1981      from 1984 to 1993; Dean Emeritus since 1994.         investment
                                                                                                   companies

                                                                                                   consisting

                                                                                                   of

                                                                                                   50

                                                                                                   portfolios

Edward D. Zinbarg (68)  Director    Director  Self-employed financial consultant since 1994;       44
                                    since     Executive Vice President of the Prudential Insurance registered
                                    2000      Company of America from 1988 to 1994; Former         investment
                                              Director of Prudential                               companies
                                              Reinsurance Company and former Trustee of the        consisting
                                              Prudential Foundation.                               of
                                                                                                   50

                                                                                                   portfolios


  Name, Address* and             Public
   Age of Director            Directorships

   ---------------     ---------------------------
Richard R. West (65) Bowne & Co., Inc.
                       (Financial printers);
                       Vornado Realty Trust, Inc.
                       (real estate holding
                       company); Alexander's,
                       Inc. (real estate company);
                       Vornado Operating
                       Company (real estate
                       company)

Edward D. Zinbarg (68) None


--------
* The address of each non-interested Director is P.O. Box 9095, Princeton, New Jersey 08543-9095.
** Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Program's by-laws, charter or by statute.

Certain biographical and other information relating to the Director who is an officer and an "interested person" of the Program as defined in the Investment Company Act (the "interested Director") and to the other officers of the Program is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.


                                                                                                          Number
                                                                                                            of

                                                                                                          MLIM/

                                       Term of                                                             FAM-
                         Position(s)   Office**                                                          Advised
                          Held with   and Length                                                        Funds and
                             The       of Time               Principal Occupation(s) During             Portfolios    Public
 Name, Address* and Age    Program      Served                      Past Five Years                      Overseen  Directorships
 ----------------------  ----------- ------------ ----------------------------------------------------- ---------- -------------
Terry K. Glenn*** (62)  President  President    President and Chairman of the MLIM/FAM-advised        117            None
                          and        and          funds since 1999; Chairman (Americas Region) of       registered
                          Director   Director**** MLIM from 2000 to 2002; Executive Vice President      investment
                                     since 1999   of MLIM and FAM (which terms as used herein           companies
                                                  include their corporate predecessors) from 1983 to    consisting
                                                  2002; President and Director of Princeton Services    of 161
                                                  since 1993; President of FAM Distributors, Inc.       portfolios
                                                  ("FAMD") from 1986 to 2002 and Director thereof
                                                  from 1991 to 2002; Executive Vice President and
                                                  Director of Princeton Services, Inc. L.P. ("Princeton
                                                  Services") from 1988 to 2002; Director of Financial
                                                  Data Services, Inc. ("FDS") from 1985 to 2002

Robert C. Doll, Jr. (47)  Senior     Senior Vice  President of MLIM and FAM since 2001; Co-Head         45             None
                          Vice       President    (Americas Region) thereof from 2000 to 2001 and       registered
                          President  since        Senior Vice President thereof from 1999 to 2001;      investment
                                     1999         Director of Princeton Services since 2001; Chief      companies
                                                  Investment Officer of OppenheimerFunds, Inc. in       consisting
                                                  1999 and Executive Vice President thereof from 1991   of 69
                                                  to 1999.                                              portfolios


                                                                                                              Number
                                                                                                                of

                                                                                                              MLIM/
                                                                                                               FAM-

                                           Term of                                                           Advised
                              Position(s)  Office**                                                           Funds
                               Held with  and Length                                                           and
       Name, Address*             The      of Time               Principal Occupation(s) During             Portfolios
          and Age               Program     Served                      Past Five Years                      Overseen
       --------------         ----------- ----------- ----------------------------------------------------- ----------
Donald C. Burke (42)  Vice       Vice        First Vice President of FAM and MLIM since 1997       116
                               President President and the Treasurer thereof
                               since 1999; Senior Vice registered and since
                               1993, President and Treasurer of Princeton since
                               1999; Vice investment Treasurer Treasurer
                               President of FAMD since 1999. Vice President of
                               companies

                                          since 1999  FAM and MLIM from 1990 to 1997; Director of           consisting
                                                      Taxation of MLIM since 1990.                          of 160
                                                                                                            portfolios

Kenneth                        A. Jacob (51) Senior Senior Vice Managing
                               Director of MLIM since 2000; First Vice 36 Vice
                               President President of MLIM from 1997 to 2000;
                               Vice President registered
                               President  since 2002  of MLIM from 1984 to 1997; Portfolio Manager of       investment
                                                      FAM and MLIM since 1997.                              companies
                                                                                                            consisting
                                                                                                            of 50
                                                                                                            portfolios

John                           M. Loffredo (38) Senior Senior Vice Managing
                               Director of MLIM since 2000; First Vice 36 Vice
                               President President of MLIM from 1997 to 2000;
                               Vice President registered President since 2002 of
                               MLIM from 1991 to 1997; Portfolio Manager of investment

                                                      FAM and MLIM since 1997.                              companies
                                                                                                            consisting
                                                                                                            of 50
                                                                                                            portfolios

Theodore R. Jaeckel, Jr. (42)  Vice       Vice        Director (Municipal Tax--Exempt Fund                  6
                               President  President   Management) of the Adviser since 1997. Vice           registered
                               and        since 2001  President of the Adviser since 1991.                  investment
                               Portfolio                                                                    companies
                               Manager                                                                      consisting
                                                                                                            of 6
                                                                                                            portfolios

Brian                                     D. Stewart (33) Secretary Secretary
                                          Vice President (Legal Advisory) of
                                          MLIM since 2002; 37 since 2002
                                          Attorney associated with Reed Smith
                                          LLP from 2001 registered

                                                      to 2002; Associate with Saul Ewing LLP from 1999 to   investment
                                                      2001.                                                 companies
                                                                                                            consisting
                                                                                                            of 51
                                                                                                            portfolios



       Name, Address*            Public
          and Age             Directorships

       --------------         -------------
Donald C. Burke (42)     None

Kenneth A. Jacob (51)     None

John M. Loffredo (38)     None

Theodore R. Jaeckel, Jr. (42)     None

Brian D. Stewart (33)     None


--------
* Unless otherwise indicated, the address for each of officer listed in this table is P.O. Box 9011, Princeton, New Jersey 08543-9011.

** Elected by and serves at the pleasure of the Board of Directors of the Program.

*** Mr. Glenn is an "interested person" as defined in the Investment Company
    Act, of the Program based on his former positions with MLIM, FAM, FAMD, Princeton Services and Princeton Administrators, L.P.

**** As a Director, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Program's by-laws, charter or by statute.

   Share Ownership

Information relating to each Director's share ownership of the Program and in all registered funds in the Merrill Lynch family of funds overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2002 is set forth in the chart below:


                           Aggregate Dollar Range  Aggregate Dollar Range of Securities in

Director                  of Equity in the Program   All Supervised Merrill Lynch Funds
--------                  ------------------------ ---------------------------------------
Interested Director:

   Terry K. Glenn                                           Over
                                    None                          $100,000
Non-Interested Directors:

   Ronald W. Forbes                                           Over
                                    None                          $100,000
   Cynthia A. Montgomery.                                         $50,001-
                                    None                          $100,000
   Charles C. Reilly                                           Over
                                    None                          $100,000
   Kevin A. Ryan                                           Over
                                    None                          $100,000
   Roscoe S. Suddarth                                           Over
                                    None                          $100,000
   Richard R. West                                           Over
                                    None                          $100,000
   Edward D. Zinbarg                                           Over
                                    None                          $100,000

As of April 2, 2003, the Directors of the Program, as a group, owned an aggregate of less than 1% of the outstanding shares of the Program. As of December 31, 2002, none of the non-interested Directors or their immediate family members owned beneficially or of record any securities issued by ML & Co.

   Compensation of Directors

The Program pays each non-affiliated Director a combined fee for service on the Board and the Committee of $1,100 per year plus $50 per Board in person meeting attended. The Co-Chairmen of the Committee each receives an additional annual fee of $1,000. The Program will also pay the out-of-pocket expenses of Directors relating to attendance at meetings.

Set forth below is a chart showing the aggregate compensation paid by the Program to each of its non-interested Directors for the fiscal year ended December 31, 2002 and the total compensation paid to each Director from all MLIM/FAM-advised funds for the calendar year ended December 31, 2002.


                                        Pension or Retirement     Aggregate
                                         Benefits Accrued as    Compensation

                         Compensation          Part of        from Program Fund
 Director              from the Program   Program Expenses       Complex(1)
 --------              ---------------- --------------------- -----------------
 Ronald W. Forbes*      $2,500              None              $308,400
 Cynthia A. Montgomery      $1,500              None              $266,400
 Charles C. Reilly*      $2,500              None              $308,400
 Kevin A. Ryan      $1,500              None              $266,400
 Roscoe S. Suddarth      $1,500              None              $266,400
 Richard R. West      $1,500              None              $275,400
 Edward D. Zinbarg      $1,500              None              $266,400

*  Co-Chairman of the Committee.

(1) For information on the number of MLIM/FAM-advised funds from which each Director receives compensation, see the chart on p.I-5.

IV. Management and Arrangements

The Program has entered into an investment advisory agreement with the Investment Adviser ("the Investment Advisory Agreement"), pursuant to which the Investment Adviser receives for its services to the Program monthly compensation at the annual rate of 0.50% of the Program's average daily net assets.

The table below sets forth information about the total investment advisory fees paid by the Program to the Investment Adviser for the periods indicated.


                 Fiscal Year Ended December 31, Management Fee

                 ------------------------------ --------------
                                 2002 $1,985,992

                                 2001 $2,105,887

                                 2000 $2,112,216


In connection with its consideration of the Investment Advisory Agreement, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Program by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Program. The Board also considered the Investment Adviser's costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Program. The benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services and the Investment Adviser's profitability under the Investment Adviser Agreement, but also compensation paid to the Investment Adviser or its affiliates for other, non-advisory services provided to the Program. In connection with its consideration of the Investment Advisory Agreement, the Board also compared the Program's advisory fee rate, expense ratios and historical performance to those of comparable funds. Based in part on this comparison, and taking into account the various services provided to the Program by the Investment Adviser and its affiliates as well as the requirements of managing a municipal bond portfolio, the Board concluded that the advisory fee rate was reasonable. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Program to participate in any economies of scale that the Investment Adviser may experience as result of growth in the Program's assets.

Based on the information reviewed and the discussions, the Board, including a majority of the non-interested Directors, concluded that the advisory fee rate was reasonable in relation to the services provided. The non-interested Directors were represented by independent counsel who assisted them in their deliberations.

Transfer Agency Services

The table below sets forth information about the total amounts paid by the Fund to the transfer agent for the periods indicated.


               Fiscal Year Ended December 31, Transfer Agent Fee*
               ------------------------------ -------------------
                                  2002 $726,678

                                  2001 $935,414

                                  2000 $897,984


--------
* During the fiscal year ended December 31, 2000 and the period January 1, 2001 to June 30, 2001, the Program paid fees to the transfer agent at lower rates than the ones currently in effect. If the current rates had been in effect for those periods, the fees paid may have been higher. The new rates became effective July 1, 2001.

Accounting Services

The table below shows the amounts paid by the Fund to State Street Bank and Trust Company ("State Street") and to the Investment Adviser for accounting services for the periods indicated:


                                          Paid to       Paid to the
         Fiscal Year Ended December 31, State Street Investment Adviser

         ------------------------------ ------------ ------------------
                       2002   $123,006       $ 12,486
                       2001  $125,686 *       $ 14,650
                       2000        N/A        $106,600

--------
* Represents payments pursuant to the agreement with State Street effective January 1, 2001.

VI. Computation of Offering Price

An illustration of the computation of the offering price for shares of the Program based on the value of the Program's net assets and number of shares outstanding as of December 31, 2002 is set forth below.


Net Assets $395,667,824
Number of Shares Outstanding   22,941,799

Net Asset Value Per Share (net assets Divided by number of shares Outstanding)       $17.25
Offering Price       $17.25


VII. Portfolio Transactions and Brokerage

See Part II "Portfolio Transactions and Brokerage" of this Statement of Additional Information for more information.

Information about the brokerage commissions paid by the Program, including commissions paid to Merrill Lynch, is set forth in the following table:


                                     Aggregate Brokerage Commissions Paid

      Fiscal year ended December 31,  Commissions Paid   to Merrill Lynch

      ------------------------------ ------------------- ----------------
                    2002       $19,680              $0
                    2001        $5,525              $0
                    2000        $    0              $0

VIII. Fund Performance

Set forth below is information on the Program's average annual total return expressed as a percentage based on a hypothetical $1000 investment (before and after taxes) yield and tax-equivalent yield for the periods indicated:


      Period                                Average Annual Total Return
      ------                             ---------------------------------
      One Year Ended December 31, 2002               7.09%
      Five Years Ended December 31, 2002               4.06%
      Ten Years Ended December 31, 2002.               11.57%

                                            Average Annual Total Return
                                             After Taxes on Dividends

                                         ---------------------------------
      One Year Ended December 31, 2002               7.09%
      Five Years Ended December 31, 2002               3.72%
      Ten Years Ended December 31, 2002.               11.56%

                                         Average Annual Total Return After
                                         Taxes on Dividends and Redemption

                                         ---------------------------------
      One Year Ended December 31, 2002               4.81%
      Five Years Ended December 31, 2002               4.63%
      Ten Years Ended December 31, 2002.               4.88%

                                                       Yield

                                         ---------------------------------
      One Year Ended December 31, 2002               4.81%

                                              Tax Equivalent Yield(a)
                                         ---------------------------------
      30 Days Ended December 31, 2002               6.63%

(a) Based on a Federal income tax rate of 27.5%.

IX. Additional Information

Organization of the Program

The Program, an open-end diversified management investment company registered under the Investment Company Act, was incorporated in Maryland on October 11, 1976. The Program does not intend to hold meetings of Shareholders unless under the Investment Company Act Shareholders are required to act on any of the following matters: (i) election of directors; (ii) approval of an investment advisory agreement; (iii) approval of a distribution plan or (iv) ratification of selection of independent accountants.

Description of Shares

The Program is authorized to issue a total of 100,000,000 Shares of $.01 par value each. Shares are fully paid and non-assessable when issued, have no pre-emptive, conversion or exchange rights and are transferable without restriction. Each share entitles the holder to one vote at all meetings of shareholders. Cumulative voting is not permitted. Thus the holders of more than 50% of the shares voting for the election of the Directors can elect all of the Directors of the Program if they choose to do so and in such event the holders of the remaining shares would not be able to elect any Directors. Holders of Shares are entitled to participate equally in dividends and distributions, and, in addition, in the event of the distribution or liquidation of the Program the holders of Shares will be entitled to participate equally in any assets of the Program. Unless requested to do so by a Shareholder, the Program will not ordinarily issue certificates representing Shares but will instead establish for each Shareholder through the Agent an account under which such Shares are held for safekeeping.

Principal Shareholders

To the knowledge of the Program, no entity owned beneficially 5% or more of the Program's shares as of April 11, 2003.

X. Financial Statements

The Program's audited financial statements are incorporated in the Program's Statement of Additional Information by reference to its 2002 Annual Report. You may request a copy of the Annual Report at no extra charge by calling 1-800-637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

                                     PART II

Part II of this Statement of Additional Information contains information about the following funds: Core Bond Portfolio, High Income Portfolio and Intermediate Term Portfolio of Merrill Lynch Bond Fund, Inc. ("Bond Fund"); Merrill Lynch California Insured Municipal Bond Fund of the Merrill Lynch California Municipal Series Trust ("California Insured"); Merrill Lynch Low Duration Fund of Merrill Lynch Investment Managers Funds, Inc. ("Low Duration"); Insured Portfolio, National Portfolio and Limited Maturity Portfolio of Merrill Lynch Municipal Bond Fund, Inc. ("Municipal Bond"); Merrill Lynch Municipal Intermediate Term Fund of Merrill Lynch Municipal Series Trust ("Municipal Intermediate Term"); Merrill Lynch Florida Municipal Bond Fund ("Florida Municipal Bond"), Merrill Lynch New Jersey Municipal Bond Fund ("New Jersey Municipal Bond"), Merrill Lynch New York Municipal Bond Fund ("New York Municipal Bond") and Merrill Lynch Pennsylvania Municipal Bond Fund ("Pennsylvania Municipal Bond") of Merrill Lynch Multi-State Municipal Series Trust;Merrill Lynch Short Term U.S. Government Fund, Inc. ("Short Term U.S. Government"); Merrill Lynch U.S. Government Mortgage Fund ("U.S. Government Mortgage"); Merrill Lynch U.S. High Yield Fund, Inc. ("U.S. High Yield"); Merrill Lynch World Income Fund, Inc. ("World Income"); and The Municipal Fund Investment Accumulation Program ("Municipal Investment Accumulation").

Throughout this Statement of Additional Information, each of the above listed funds may be referred to as a "Fund" or collectively as the "Funds." California Insured, Municipal Bond, Municipal Intermediate Term, Florida Municipal Bond, New Jersey Municipal Bond, New York Municipal Bond, Pennsylvania Municipal Bond and Municipal Investment Accumulation are collectively referred to herein as the "Municipal Funds."

Each Fund is organized either as a Maryland corporation or a Massachusetts business trust. In each jurisdiction, nomenclature varies. For ease and clarity of presentation, shares of common stock and shares of beneficial interest are referred to herein as "shares" or "Common Stock," holders of shares or Common Stock are referred to as "shareholders," the trustees or directors of each Fund are referred to as "Directors," Merrill Lynch Investment Managers, L.P. ("MLIM") or Fund Asset Management, L.P. ("FAM"), as applicable, is the investment adviser or manager of each Fund and each is referred to as the "Manager," and the investment advisory agreement or management agreement applicable to each Fund is referred to as the "Management Agreement." Each Fund's Articles of Incorporation or Declaration of Trust is referred to as its "charter." The Investment Company Act of 1940, as amended, is referred to herein as the "Investment Company Act" and the Securities and Exchange Commission is referred to as the "Commission."

Certain Funds are "feeder" funds (each, a "Feeder Fund") that invest all of their assets in a corresponding "master" portfolio (each, a "Master Portfolio") of a master trust (each, a "Master Trust"), a mutual fund that has the same objective as the corresponding Feeder Fund. All investments will be made at the level of the Master Trust. This structure is sometimes called a "master/feeder" structure. A Feeder Fund's investment results will correspond directly to the investment results of the underlying Master Trust in which it invests. For simplicity, this Statement of Additional Information uses the term "Fund" to include both a Feeder Fund and its Master Trust.

                       INVESTMENT RISKS AND CONSIDERATIONS

Set forth below are descriptions of some of the types of investments and investment strategies that one or more of the Funds may use, and the risks and considerations associated with those investments and investment strategies. Please see each Fund's Prospectus and Part I, Section I "Investment Objectives and Policies" of each Fund's Statement of Additional Information for a complete description of each Fund's investment policies and risks. Information contained in this section about the risks and considerations associated with a Fund's investments and/or investment strategies applies only to those Funds specifically identified as making each type of investment or using each investment strategy (each, a "Covered Fund"). Information that does not apply to a Covered Fund does not form a part of that Covered Fund's Statement of Additional Information and should not be relied on by investors in the Covered Fund. Only information that is clearly identified as applicable to a Covered Fund is considered to form a part of that Covered Fund's Statement of Additional Information.


                              Bond      Bond                                                         Municipal
                              Fund-     Fund-    Bond Fund-                      Municipal Municipal   Bond-
                              Core      High    Intermediate                       Bond-     Bond-    Limited   Municipal
                              Bond     Income       Term     California   Low     Insured  National  Maturity  Intermediate
                            Portfolio Portfolio  Portfolio    Insured   Duration Portfolio Portfolio Portfolio     Term

                            --------- --------- ------------ ---------- -------- --------- --------- --------- ------------
Investment in
 Other
 Investment

 Companies     X         X          X           X         X         X         X         X          X
Securities

 Lending     X         X          X                     X
Convertible

 Securities     X         X          X                     X
Borrowing
 and

 Leverage     X         X          X           X         X         X         X         X          X
When Issued
 Securities,
 Delayed
 Delivery
 Securities
 and
 Forward
 Commitments     X         X          X           X         X         X         X         X          X
Warrants     X         X          X
Standby
 Commitment

 Agreements     X         X          X
Repurchase
 Agreements
 and
 Purchase
 and Sale

 Contracts     X         X          X           X         X         X         X         X          X
Reverse
 Repurchase

 Agreements                                                X
Dollar
 Rolls                                                X
Illiquid or
 Restricted

 Securities     X         X          X           X         X         X         X         X          X
144A

 Securities     X         X          X                     X
Debt

 Securities     X         X          X           X         X         X         X         X          X
Junk

 Bonds     X         X          X           X         X                   X         X          X
Corporate

 Loans               X                                X         X         X         X
Distressed
 Securities               X
Mortgage-
 Related

 Securities     X         X          X                     X
   Mortgage
    Backed

    Securities     X         X          X                     X
   Mortgage
    Pass-
    Through

    Securities     X         X          X                     X
   Collateralized
    Mortgage
    Obligations

    ("CMOs") X X X X Adjustable

    Rate
    Mortgage

    Securities     X         X          X                     X
   CMO

    Residuals     X         X          X                     X
   Stripped
    Mortgage
    Backed

    Securities     X         X          X                     X
   Tiered
    Index

    Bonds     X         X          X                     X
Asset Backed

 Securities     X         X          X                     X
Foreign
 Investment

 Risks     X         X          X                     X
Foreign
 Market

 Risk     X         X          X                     X
   Foreign
    Economy

    Risk     X         X          X                     X
   Currency
    Risk
    and
    Exchange

    Risk     X         X          X                     X
   Governmental
    Supervision
    and

    Regulation/Accounting

    Standards     X         X          X                     X
   Certain
    Risks
    of
    Holding
    Fund
    Assets
    Outside
    the
    U.S     X         X          X                     X
   Settlement

    Risk     X         X          X                     X

Investment in
 Emerging

 Markets     X         X          X                     X
   Restrictions
    on
    Certain
    Investments

Supranational

 Entities                                                X
Sovereign
 Debt     X         X          X                     X
Short

 Sales     X                    X                     X

                                         New

                             Florida   Jersey   New York  Pennsylvania Short Term    U.S.    U.S.          Municipal
                            Municipal Municipal Municipal  Municipal      U.S.    Government High  World   Investment
                              Bond      Bond      Bond        Bond     Government  Mortgage  Yield Income Accumulation
                            --------- --------- --------- ------------ ---------- ---------- ----- ------ ------------
Investment in
 Other
 Investment

 Companies     X         X         X          X           X          X        X     X         X
Securities

 Lending                                                X          X        X     X
Convertible

 Securities                                                                    X     X
Borrowing
 and

 Leverage     X         X         X          X           X          X        X     X         X
When Issued
 Securities,
 Delayed
 Delivery
 Securities
 and
 Forward
 Commitments     X         X         X          X           X          X        X     X         X
Warrants                                                                    X     X
Standby
 Commitment

 Agreements                                                                    X
Repurchase
 Agreements
 and
 Purchase
 and Sale

 Contracts     X         X         X          X           X          X        X     X         X
Reverse
 Repurchase

 Agreements                                                X
Dollar
 Rolls                                                X          X
Illiquid or
 Restricted

 Securities     X         X         X          X           X          X        X     X         X
144A

 Securities                                                X          X        X     X
Debt

 Securities     X         X         X          X           X          X        X     X         X
Junk

 Bonds     X         X         X          X                               X     X
Corporate

 Loans                                                                    X
Distressed
 Securities                                                                    X
Mortgage-
 Related

 Securities                                                X          X              X
   Mortgage
    Backed

    Securities                                                X          X              X
   Mortgage
    Pass-
    Through

    Securities                                                X          X              X
   Collateralized
    Mortgage
    Obligations

    ("CMOs") X X X Adjustable

    Rate
    Mortgage

    Securities                                                X          X              X

   CMO

    Residuals                                                X          X              X
   Stripped
    Mortgage
    Backed

    Securities                                                X          X
   Tiered
    Index

    Bonds                                                X          X              X
Asset Backed

 Securities                                                X          X        X     X
Foreign
 Investment

 Risks                                                                    X     X
Foreign
 Market

 Risk                                                                    X     X
   Foreign
    Economy

    Risk                                                                    X     X
   Currency
    Risk
    and

    Exchange

    Risk                                                                    X     X
   Governmental
    Supervision
    and

    Regulation/Accounting

    Standards                                                                    X     X
   Certain
    Risks
    of
    Holding
    Fund
    Assets
    Outside
    the
    U.S                                                                    X     X
   Settlement

    Risk                                                                    X     X
Investment in
 Emerging

 Markets                                                                          X
   Restrictions
    on
    Certain

    Investments                                                                          X
Supranational
 Entities                                                                          X
Sovereign
 Debt                                                                          X
Short
 Sales                                                X          X


                             Bond      Bond        Bond                                             Municipal
                             Fund-     Fund-      Fund-                         Municipal Municipal   Bond-
                             Core      High    Intermediate                       Bond-     Bond-    Limited   Municipal
                             Bond     Income       Term     California   Low     Insured  National  Maturity  Intermediate
                           Portfolio Portfolio  Portfolio    Insured   Duration Portfolio Portfolio Portfolio     Term

                           --------- --------- ------------ ---------- -------- --------- --------- --------- ------------
Derivatives     X         X          X           X         X         X         X         X          X
   Hedging     X         X          X           X         X         X         X         X          X
   Indexed
    and
    Inverse
    Floating
    Rate

    Securities     X         X          X           X         X         X         X         X          X
   Swap

    Agreements     X         X          X           X         X         X         X         X          X
   Options
    on

    Securities
    and
    Securities

    Indices     X         X          X           X         X         X         X         X          X
   Purchasing
    Put

    Options     X         X          X           X         X         X         X         X          X
   Purchasing
    Call

    Options     X         X          X           X         X         X         X         X          X
   Options
    on

    Government

    National

    Mortgage

    Association

    ("GNMA")

    Certificates     X         X          X                     X
   Writing
    Call

    Options     X         X          X           X         X         X         X         X          X
   Writing
    Put

    Options     X         X          X           X         X         X         X         X          X
   Types of

    Options     X         X          X           X         X         X         X         X          X
   Futures     X         X          X           X         X         X         X         X          X
   Foreign
    Exchange

    Transactions     X         X          X                     X
      Forward
       Foreign
       Exchange

       Transactions     X         X          X                     X
      Currency

       Futures     X         X          X                     X
      Currency

       Options     X         X          X                     X
      Limitations
       on
       Currency

       Hedging     X         X          X                     X
      Risk
       Factors
       in
       Hedging
       Foreign
       Currency
       Risks     X         X          X                     X
      Risk
       Factors
       in

       Derivatives     X         X          X           X         X         X         X         X          X
         Credit

          Risk     X         X          X           X         X         X         X         X          X

         Currency

          Risk     X         X          X                     X
         Leverage

          Risk     X         X          X           X         X         X         X         X          X
         Liquidity

          Risk     X         X          X           X         X         X         X         X          X
      Additional
       Risk
       Factors
       of

       OTC
       Transactions;
       Limitations
       on
       the
       Use
       of
       OTC

       Derivatives     X         X          X           X         X         X         X         X          X
      Interest
       Rate
       Swaps,
       Caps
       and

       Floors     X         X          X                     X
      Credit
       Default
       Swap

       Agreements     X         X          X                     X
Stripped

 Securities     X         X          X                     X
Real Estate
 Investment
 Trusts

 ("REITs") X X X X Zero Coupon

 Securities     X         X          X
Municipal

 Investments                                      X         X         X         X         X          X
   Risk
    Factors
    and
    Special

    Considerations
    Relating
    to
    Municipal

    Bonds                                      X         X         X         X         X          X
   Description
    of
    Municipal

    Bonds                                      X         X         X         X         X          X
   General
    Obligation

    Bonds                                      X         X         X         X         X          X
   Revenue

    Bonds                                      X         X         X         X         X          X
   IDBs and

    PABs                                      X         X         X         X         X          X
   Moral
    Obligation

    Bonds                                      X         X         X         X         X          X
   Municipal

    Notes                                      X         X         X         X         X          X
   Municipal
    Commercial

    Paper                                      X         X         X         X         X          X
   Municipal
    Lease

    Obligations                                      X         X         X         X         X          X
   Yields                                      X         X         X         X         X          X
   Variable
    Rate
    Demand

    Obligations
    ("VRDOs")
    and
    Participating

    VRDOs                                      X         X         X         X         X          X
   Transactions
    in
    Financial
    Futures

    Contracts                                      X         X         X         X         X          X
   Call

    Rights                                      X         X         X         X         X          X
   Municipal
    Interest
    Rate
    Swap

    Transactions                                      X         X         X         X         X          X


                                       New
                            Florida   Jersey   New York  Pennsylvania Short Term    U.S.    U.S.          Municipal
                           Municipal Municipal Municipal  Municipal      U.S.    Government High  World   Investment
                             Bond      Bond      Bond        Bond     Government  Mortgage  Yield Income Accumulation
                           --------- --------- --------- ------------ ---------- ---------- ----- ------ ------------
Derivatives     X         X         X          X           X          X        X     X         X
   Hedging     X         X         X          X           X          X        X     X         X
   Indexed
    and
    Inverse
    Floating
    Rate

    Securities     X         X         X          X           X          X        X     X         X
   Swap

    Agreements     X         X         X          X           X          X        X     X         X
   Options
    on

    Securities
    and
    Securities

    Indices     X         X         X          X           X          X        X     X         X
   Purchasing
    Put

    Options     X         X         X          X           X          X        X     X         X
   Purchasing
    Call

    Options     X         X         X          X           X          X        X     X         X
   Options
    on

    Government

    National

    Mortgage

    Association

    ("GNMA")

    Certificates                                                X          X
   Writing
    Call

    Options     X         X         X          X           X          X        X     X         X
   Writing
    Put

    Options     X         X         X          X           X          X        X     X         X



   Types of
    Options     X         X         X          X           X          X        X     X         X
   Futures     X         X         X          X           X          X        X     X         X
   Foreign
    Exchange

    Transactions                                                                    X     X
      Forward
       Foreign
       Exchange

       Transactions                                                                    X     X
      Currency
       Futures                                                                    X     X
      Currency
       Options                                                                    X     X
      Limitations
       on
       Currency

       Hedging                                                                    X     X
      Risk
       Factors
       in
       Hedging
       Foreign
       Currency

       Risks                                                                    X     X
      Risk
       Factors
       in

       Derivatives     X         X         X          X           X          X        X     X         X
         Credit

          Risk     X         X         X          X           X          X        X     X         X
         Currency

          Risk                                                                    X     X
         Leverage
          Risk     X         X         X          X           X          X        X     X         X
         Liquidity

          Risk     X         X         X          X           X          X        X     X         X
      Additional
       Risk
       Factors
       of

       OTC

       Transactions;
       Limitations
       on
       the
       Use
       of
       OTC

       Derivatives     X         X         X          X           X          X        X     X         X
      Interest
       Rate
       Swaps,
       Caps
       and

       Floors                                                X          X        X     X
      Credit
       Default
       Swap

       Agreements                                                X          X        X     X
Stripped

 Securities                                                X          X
Real Estate
 Investment
 Trusts

 ("REITs") X X Zero Coupon

 Securities                                                X          X        X
Municipal

 Investments     X         X         X          X                                               X
   Risk
    Factors
    and
    Special

    Considerations
    Relating
    to
    Municipal

    Bonds     X         X         X          X                                               X
   Description
    of
    Municipal

    Bonds     X         X         X          X                                               X
   General
    Obligation

    Bonds     X         X         X          X                                               X
   Revenue

    Bonds     X         X         X          X                                               X
   IDBs and

    PABs     X         X         X          X                                               X
   Moral
    Obligation

    Bonds     X         X         X          X                                               X
   Municipal

    Notes     X         X         X          X                                               X
   Municipal
    Commercial

    Paper     X         X         X          X                                               X
   Municipal
    Lease

    Obligations     X         X         X          X                                               X
   Yields     X         X         X          X                                               X
   Variable
    Rate
    Demand

    Obligations
    ("VRDOs")
    and
    Participating

    VRDOs     X         X         X          X                                               X
   Transactions
    in
    Financial
    Futures

    Contracts     X         X         X          X                                               X
   Call

    Rights     X         X         X          X                                               X
   Municipal
    Interest
    Rate
    Swap

    Transactions     X         X         X          X                                               X

Investment in Other Investment Companies. Each Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the Investment Company Act, a Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the Investment Company Act a Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund's total assets may be invested in securities of any investment company. (These limits do not restrict a Feeder Fund from investing all of its assets in shares of its Master Portfolio.) Each Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund's aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund's total assets at any time. If a Fund acquires shares in investment companies, shareholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees). Investments by a Fund in wholly owned investment entities created under the laws of certain countries will not be deemed an investment in other investment companies.

Securities Lending. Each Fund may lend securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. Each Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. A Fund receives the income on the loaned securities. Where a Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where a Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. A Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, a Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. A Fund could also experience delays and costs in gaining access to the collateral. Each Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. Each Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and to retain an affiliate of the Fund as lending agent.

Convertible Securities. Convertible securities entitle the holder to receive interest payments paid on corporate debt securities or the dividend preference on a preferred stock until such time as the convertible security matures or is redeemed or until the holder elects to exercise the conversion privilege. Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a "Cash-Settled Convertible"), (ii) a combination of separate securities chosen by the Manager in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a "Manufactured Convertible") or (iii) a synthetic security manufactured by another party.

The characteristics of convertible securities make them appropriate investments for an investment company seeking a high total return from capital appreciation and investment income. These characteristics include the potential for capital appreciation as the value of the underlying common stock increases, the relatively high yield received from dividend or interest payments as compared to common stock dividends and decreased risks of decline in value relative to the underlying common stock due to their fixed-income nature. As a result of the conversion feature, however, the interest rate or dividend preference on a convertible security is generally less than would be the case if the securities were issued in nonconvertible form.

In analyzing convertible securities, the Manager will consider both the yield on the convertible security relative to its credit quality and the potential capital appreciation that is offered by the underlying common stock, among other things.

Convertible securities are issued and traded in a number of securities markets. Even in cases where a substantial portion of the convertible securities held by a Fund are denominated in U.S. dollars, the underlying equity securities may be quoted in the currency of the country where the issuer is domiciled. With respect to convertible securities denominated in a currency different from that of the underlying equity securities, the conversion price may be based on a fixed exchange rate established at the time the security is issued. As a result, fluctuations in the exchange rate between the currency in which the debt security is denominated and the currency in which the share price is quoted will affect the value of the convertible security. As described below, a Fund is authorized to enter into foreign currency hedging transactions in which it may seek to reduce the effect of such fluctuations.

Apart from currency considerations, the value of convertible securities is influenced by both the yield of nonconvertible securities of comparable issuers and by the value of the underlying common stock. The value of a convertible security viewed without regard to its conversion feature (i.e., strictly on the basis of its yield) is sometimes referred to as its "investment value." To the extent interest rates change, the investment value of the convertible security typically will fluctuate. However, at the same time, the value of the convertible security will be influenced by its "conversion value," which is the market value of the underlying common stock that would be obtained if the convertible security were converted. Conversion value fluctuates directly with the price of the underlying common stock. If, because of a low price of the common stock the conversion value is substantially below the investment value of the convertible security, the price of the convertible security is governed principally by its investment value.

To the extent the conversion value of a convertible security increases to a point that approximates or exceeds its investment value, the price of the convertible security will be influenced principally by its conversion value. A convertible security will sell at a premium over the conversion value to the extent investors place value on the right to acquire the underlying common stock while holding a fixed-income security. The yield and conversion premium of convertible securities issued in Japan and the Euromarket are frequently determined at levels that cause the conversion value to affect their market value more than the securities' investment value.

Holders of convertible securities generally have a claim on the assets of the issuer prior to the common stockholders but may be subordinated to other debt securities of the same issuer. A convertible security may be subject to redemption at the option of the issuer at a price established in the charter provision, indenture or other governing instrument pursuant to which the convertible security was issued. If a convertible security held by a Fund is called for redemption, the Fund will be required to redeem the security, convert it into the underlying common stock or sell it to a third party. Certain convertible debt securities may provide a put option to the holder, which entitles the holder to cause the security to be redeemed by the issuer at a premium over the stated principal amount of the debt security under certain circumstances.

As indicated above, synthetic convertible securities may include either Cash-Settled Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Manager by combining separate securities that possess one of the two principal characteristics of a convertible security, i.e., fixed income ("fixed income component") or a right to acquire equity securities ("convertibility component"). The fixed income component is achieved by investing in nonconvertible fixed income securities, such as nonconvertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, or other securities with equity conversion features ("equity features") granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

A Manufactured Convertible differs from traditional convertible securities in several respects. Unlike a traditional convertible security, which is a single security having a unitary market value, a Manufactured Convertible is comprised of two or more separate securities, each with its own market value. Therefore, the total "market value "of such a Manufactured Convertible is the sum of the values of its fixed income component and its convertibility component.

More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the Manager may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Manager may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the Manager believes such a Manufactured Convertible would better promote a Fund's objective than alternate investments. For example, the Manager may combine an equity feature with respect to an issuer's stock with a fixed income security of a different issuer in the same industry to diversify the Fund's credit exposure, or with a U.S. Treasury instrument to create a Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, "combined" to create a Manufactured Convertible. For example, the Fund may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

The value of a Manufactured Convertible may respond differently to certain market fluctuations than would a traditional convertible security with similar characteristics. For example, in the event a Fund created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would likely outperform a traditional convertible of similar maturity that is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

Borrowing and Leverage. Each Fund may borrow from banks as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions. Most Funds will not purchase securities at any time when borrowings exceed 5% of their total assets, except (a) to honor prior commitments or (b) to exercise subscription rights when outstanding borrowings have been obtained exclusively for settlements of other securities transactions. Certain Funds may also borrow in order to make investments. The purchase of securities while borrowings are outstanding will have the effect of leveraging the Fund. Such leveraging increases the Fund's exposure to capital risk, and borrowed funds are subject to interest costs that will reduce net income. The use of leverage by a Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund that can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Manager in its best judgment nevertheless may determine to maintain the Fund's leveraged position if it expects that the benefits to the Fund's shareholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by a Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Manager from managing a Fund's portfolio in accordance with the Fund's investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

Each Fund may at times borrow from affiliates of the Manager, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

When Issued Securities, Delayed Delivery Securities and Forward Commitments. A Fund may purchase or sell securities that it is entitled to receive on a when issued basis. A Fund may also purchase or sell securities on a delayed delivery basis or through a forward commitment. These transactions involve the purchase or sale of securities by a Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. No Fund has established any limit on the percentage of its assets that may be committed in connection with these transactions. When a Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.

Warrants. Warrants are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

Standby Commitment Agreements. A Fund may enter into standby commitment agreements. These agreements commit a Fund, for a stated period of time, to purchase a stated amount of securities that may be issued and sold to that Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. A Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. A Fund will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. A Fund segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from any appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of a Fund's net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Repurchase Agreements and Purchase and Sale Contracts. A Fund may invest in securities pursuant to repurchase agreements or purchase and sale contracts. Repurchase agreements and purchase and sale contracts may be entered into only with financial institutions which have capital of at least $50 million or whose obligations are guaranteed by an entity having capital of at least $50 million. Under such agreements, the other party agrees, upon entering into the contract with a Fund, to repurchase the security at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period, although such return may be affected by currency fluctuations. In the case of repurchase agreements, the prices at which the trades are conducted do not reflect accrued interest on the underlying obligation; whereas, in the case of purchase and sale contracts, the prices take into account accrued interest. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, a Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement; the Fund does not have the right to seek additional collateral in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with disposition of the collateral.

A purchase and sale contract differs from a repurchase agreement in that the contract arrangements stipulate that securities are owned by the Fund. In the event of a default under such a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate, the rate of return to the Fund would be dependent upon intervening fluctuations of the market values of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. A Fund may not invest in repurchase agreements or purchase and sale contracts maturing in more than seven days if such investments, together with the Fund's other illiquid investments, would exceed 15% of the Fund's net assets.

Reverse Repurchase Agreements. A Fund may enter into reverse repurchase agreements with the same parties with whom it may enter into repurchase agreements. Under a reverse repurchase agreement, a Fund sells securities and agrees to repurchase them at a mutually agreed date and price. At the time a Fund enters into a reverse repurchase agreement, it will establish and maintain a segregated account with its approved custodian containing cash, cash equivalents or liquid high grade debt securities having a value not less than the repurchase price (including accrued interest). Reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by a Fund may decline below the price of the securities the Fund has sold but is obligated to repurchase. In the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce a Fund's obligations to repurchase the securities and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision.

Dollar Rolls. A Fund may enter into dollar rolls, in which the Fund will sell securities for delivery in the current month and simultaneously contract to repurchase substantially similar (the same type and coupon) securities on a specified future date from the same party. During the roll period, a Fund forgoes principal and interest paid on the securities sold. A Fund is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

Dollar rolls involve the risk that the market value of the securities subject to a Fund's forward purchase commitment may decline below the price of the securities the Fund has sold. In the event the buyer of the securities files for bankruptcy or becomes insolvent, a Fund's use of the proceeds of the current sale portion of the transaction may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund's obligation to purchase the similar securities in the forward transaction. Dollar rolls are speculative techniques that can be deemed to involve leverage. A Fund will engage in dollar roll transactions to enhance return and not for the purpose of borrowing. Each dollar roll transaction is accounted for as a sale of a portfolio security and a subsequent purchase of a substantially similar security in the forward market.

Illiquid or Restricted Securities. Each Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of a Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where a Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

A Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by a Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, a Fund may obtain access to material nonpublic information, which may restrict the Fund's ability to conduct portfolio transactions in such securities.

144A Securities. A Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Directors have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Directors. The Directors have adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Directors, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Directors will carefully monitor a Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in a Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Initial Public Offering Risk. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

Debt Securities. Debt securities, such as bonds, involve credit risk. This is the risk that the issuer will not make timely payments of principal and interest. The degree of credit risk depends on the issuer's financial condition and on the terms of the bonds. This risk is reduced to the extent a Fund limits its debt investments to U.S. Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Junk Bonds. Junk bonds are debt securities that are rated below investment grade by the major rating agencies or are unrated securities that Fund management believes are of comparable quality. Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for a Fund. The major risks in junk bond investments include the following:

    . Junk bonds may be issued by less creditworthy companies. These securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments or the unavailability of additional financing.

    . The issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. If the issuer experiences financial stress, it may be unable to meet its debt obligations. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments, or the unavailability of additional financing.

    . Junk bonds are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations.

    . Junk bonds frequently have redemption features that permit an issuer to repurchase the security from a Fund before it matures. If an issuer redeems the junk bonds, a Fund may have to invest the proceeds in bonds with lower yields and may lose income.

    . Prices of junk bonds are subject to extreme price fluctuations. Negative economic developments may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities.

    . Junk bonds may be less liquid than higher rated fixed income securities even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of a Fund's portfolio securities than in the case of securities trading in a more liquid market.

    . A Fund may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

Corporate Loans. Certain Funds can invest in corporate loans. Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates such as the London Interbank Offered Rate ("LIBOR") or the prime rate of U.S. banks. As a result, the value of corporate loan investments is generally less responsive to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, a Fund may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a "syndicate." The syndicate's agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. If the agent developed financial problems, a Fund may not recover its investment, or there might be a delay in the Fund's recovery. By investing in a corporate loan, a Fund becomes a member of the syndicate.

As in the case of junk bonds, the Corporate Loans in which a Fund may invest can be expected to provide higher yields than higher-rated fixed income securities but may be subject to greater risk of loss of principal and income. There are, however, some significant differences between Corporate Loans and junk bonds. Corporate Loans are frequently secured by pledges of liens and security interests in the assets of the borrower, and the holders of Corporate Loans are frequently the beneficiaries of debt service subordination provisions imposed on the borrower's bondholders. These arrangements are designed to give Corporate Loan investors preferential treatment over junk bond investors in the event of a deterioration in the credit quality of the issuer. Even when these arrangements exist, however, there can be no assurance that the principal and interest owed on the Corporate Loans will be repaid in full. Corporate Loans generally bear interest at rates set at a margin above a generally recognized base lending rate that may fluctuate on a day-to-day basis, in the case of the Prime Rate of a U.S. bank, or that may be adjusted on set dates, typically 30 days but generally not more than one year, in the case of LIBOR. Consequently, the value of Corporate Loans held by a Fund may be expected to fluctuate significantly less than the value of fixed rate junk bond instruments as a result of changes in the interest rate environment. On the other hand, the secondary dealer market for Corporate Loans is not as well developed as the secondary dealer market for junk bonds, and therefore presents increased market risk relating to liquidity and pricing concerns.

A Fund may acquire interests in Corporate Loans by means of a novation, assignment or participation. In a novation, the a Fund would succeed to all the rights and obligations of the assigning institution and become a contracting party under the credit agreement with respect to the debt obligation. As an alternative, a Fund may purchase an assignment, in which case the Fund may be required to rely on the assigning institution to demand payment and enforce its rights against the borrower but would otherwise typically be entitled to all of such assigning institution's rights under the credit agreement. Participation interests in a portion of a debt obligation typically result in a contractual relationship only with the institution selling the participation interest and not with the borrower. In purchasing a loan participation, a Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement, nor any rights of set-off against the borrower, and the Fund may not directly benefit from the collateral supporting the debt obligation in which it has purchased the participation. As a result, a Fund will assume the credit risk of both the borrower and the institution selling the participation to the Fund.

Distressed Securities. A Fund may invest in securities, including corporate loans purchased in the secondary market, which are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal and/or interest at the time of acquisition by the Fund or are rated in the lower rating categories (Ca or lower by Moody's Investors Service, Inc. ("Moody's") and CC or lower by Standard & Poor's ("S&P")) or which, if unrated, are in the judgment of the Manager of equivalent quality ("Distressed Securities"). Investment in Distressed Securities is speculative and involves significant risks. Distressed Securities frequently do not produce income while they are outstanding and may require a Fund to bear certain extraordinary expenses in order to protect and recover its investment.

A Fund will generally make such investments only when the Manager believes it is reasonably likely that the issuer of the Distressed Securities will make an exchange offer or will be the subject of a plan of reorganization pursuant to which the Fund will receive new securities. However, there can be no assurance that such an exchange offer will be made or that such a plan of reorganization will be adopted. In addition, a significant period of time may pass between the time at which a Fund makes its investment in Distressed Securities and the time that any such exchange offer or plan of reorganization is completed. During this period, it is unlikely that a Fund will receive any interest payments on the Distressed Securities, the

Fund will be subject to significant uncertainty as to whether or not the exchange offer or plan of reorganization will be completed and the Fund may be required to bear certain extraordinary expenses to protect and recover its investment. Even if an exchange offer is made or plan of reorganization is adopted with respect to Distressed Securities held by a Fund, there can be no assurance that the securities or other assets received by a Fund in connection with such exchange offer or plan of reorganization will not have a lower value or income potential than may have been anticipated when the investment was made. Moreover, any securities received by a Fund upon completion of an exchange offer or plan of reorganization may be restricted as to resale. As a result of a Fund's participation in negotiations with respect to any exchange offer or plan of reorganization with respect to an issuer of Distressed Securities, the Fund may be restricted from disposing of such securities.

Mortgage-Related Securities

Mortgage-Backed Securities. Investing in mortgage-backed securities involves certain unique risks in addition to those generally associated with investing in the real estate industry in general. These unique risks include the failure of a party to meet its commitments under the related operative documents, adverse interest rate changes and the effects of prepayments on mortgage cash flows. Mortgage-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to a Fund. The value of mortgage-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by a Fund for its mortgage backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

To the extent that a Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Fund. Under certain interest rate and prepayment scenarios, a Fund may fail to recoup fully its investment in mortgage-backed securities notwithstanding any direct or indirect governmental or agency guarantee.

Mortgage Pass-Through Securities. Mortgage pass-through securities represent interests in pools of mortgages in which payments of both principal and interest on the securities are generally made monthly, in effect "passing through" monthly payments made by borrowers on the residential or commercial mortgage loans which underlie the securities (net of any fees paid to the issuer or guarantor of the securities). Mortgage pass-through securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Early repayment of principal on mortgage pass-through securities (arising from prepayments of principal due to the sale of underlying property, refinancing, or foreclosure, net of fees and costs which may be incurred) may expose a Fund to a lower rate of return upon reinvestment of principal. Also, if a security subject to repayment has been purchased at a premium, in the event of prepayment, the value of the premium would be lost.

There are currently three types of mortgage pass-through securities: (1) those issued by the U.S. government or one of its agencies or instrumentalities, such as the Government National Mortgage Association ("Ginnie Mae"), the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac"); (2) those issued by private issuers that represent an interest in or are collateralized by pass-through securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities; and (3) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or pass-through securities without a government guarantee but usually having some form of private credit enhancement.

Ginnie Mae is a wholly-owned U.S. government corporation within the Department of Housing and Urban Development. Ginnie Mae is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by the institutions approved by Ginnie Mae (such as savings and loan institutions, commercial banks and mortgage banks), and backed by pools of Federal Housing Administration ("FHA")-insured or Veterans' Administration ("VA")-guaranteed mortgages.

Obligations of Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U. S. government. In the case of obligations not backed by the full faith and credit of the U.S. government, the Fund must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Fannie Mae and Freddie Mac may borrow from the U.S. Treasury to meet its obligations, but the U.S. Treasury is under no obligation to lend to Fannie Mae or Freddie Mac.

Private mortgage pass-through securities are structured similarly to Ginnie
Mae, Fannie Mae, and Freddie Mac mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing.

Pools created by private mortgage pass-through issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the private pools. However, timely payment of interest and principal of these pools may be supported by various forms of insurance or guarantees, including individual loan, title, pool and hazard insurance and letters of credit. The insurance and guarantees are issued by governmental entities, private insurers and the mortgage poolers. The insurance and guarantees and the creditworthiness of the issuers thereof will be considered in determining whether a mortgage-related security meets a Fund's investment quality standards. There can be no assurance that the private insurers or guarantors can meet their obligations under the insurance policies or guarantee arrangements. Private mortgage pass-through securities may be bought without insurance or guarantees if, through an examination of the loan experience and practices of the originator/ servicers and poolers, the Manager determines that the securities meet a Fund's quality standards.

Collateralized Mortgage Obligations ("CMOs"). CMOs are debt obligations collateralized by residential or commercial mortgage loans or residential or commercial mortgage pass-through securities. Interest and prepaid principal are generally paid monthly. CMOs may be collateralized by whole mortgage loans or private mortgage pass-through securities but are more typically collateralized by portfolios of mortgage pass-through securities guaranteed by Ginnie Mae, Freddie Mac, or Fannie Mae. The issuer of a series of CMOs may elect to be treated as a Real Estate Mortgage Investment Conduit ("REMIC"). All future references to CMOs also include REMICs.

CMOs are structured into multiple classes, each bearing a different stated maturity. Actual maturity and average life will depend upon the prepayment experience of the collateral, which is ordinarily unrelated to the stated maturity date. CMOs often provide for a modified form of call protection through a de facto breakdown of the underlying pool of mortgages according to how quickly the loans are repaid. Monthly payment of principal received from the pool of underlying mortgages, including prepayments, is first returned to investors holding the shortest maturity class. Investors holding the longer maturity classes usually receive principal only after the first class has been retired. An investor may be partially protected against a sooner than desired return of principal because of the sequential payments.

Certain issuers of CMOs are not considered investment companies pursuant to a rule adopted by the Commission, and a Fund may invest in the securities of such issuers without the limitations imposed by the Investment Company Act on investments by a Fund in other investment companies. In addition, in reliance on an earlier Commission interpretation, a Fund's investments in certain other qualifying CMOs, which cannot or do not rely on the rule, are also not subject to the limitation of the Investment Company Act on acquiring interests in other investment companies. In order to be able to rely on the Commission's interpretation, these CMOs must be unmanaged, fixed asset issuers, that: (1) invest primarily in mortgage-backed securities; (2) do not issue redeemable securities; (3) operate under general exemptive orders exempting them from all provisions of the Investment Company Act; and (4) are not registered or regulated under the Investment Company Act as investment companies. To the extent that a Fund selects CMOs that cannot rely on the rule or do not meet the above requirements, the Fund may not invest more than 10% of its assets in all such entities and may not acquire more than 3% of the voting securities of any single such entity.

A Fund may also invest in, among other things, parallel pay CMOs, Planned Amortization Class CMOs ("PAC bonds"), sequential pay CMOs, and floating rate CMOs. Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. PAC bonds generally require payments of a specified amount of principal on each payment date. Sequential pay CMOs generally pay principal to only one class while paying interest to several classes. Floating rate CMOs are securities whose coupon rate fluctuates according to some formula related to an existing market index or rate. Typical indices would include the eleventh district cost-of-funds index ("COFI"), LIBOR, one-year Treasury yields, and ten-year Treasury yields.

Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities ("ARMs") are pass-through securities collateralized by mortgages with adjustable rather than fixed rates. ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six, or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the security. In addition, certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. In the event that market rates of interest rise more rapidly to levels above that of the ARM's maximum rate, the ARM's coupon may represent a below market rate of interest. In these circumstances, the market value of the ARM security will likely have fallen.

Certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is then utilized to reduce the outstanding principal balance of the ARM.

CMO Residuals. CMO residuals are derivative mortgage securities issued by agencies or instrumentalities of the U.S. government or by private originators of, or investors in, mortgage loans, including savings and loan associations, homebuilders, mortgage banks, commercial banks, investment banks, and special purpose entities of the foregoing. The cash flow generated by the mortgage assets underlying a series of CMOs is applied first to make required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making the foregoing payments. Each payment of such excess cash flow to a holder of the related CMO residual represents income and/or a return of capital. The amount of residual cash flow resulting from a CMO will depend on, among other things, the characteristics of the mortgage assets, the coupon rate of each class of CMO, prevailing interest rates, the amount of administrative expenses and the prepayment experience on the mortgage assets. In part, the yield to maturity on the CMO residuals is extremely sensitive to prepayments on the related underlying mortgage assets, in the same manner as an interest-only ("IO") class of stripped mortgage-related securities. In addition, if a series of a CMO includes a class that bears interest at an adjustable rate, the yield to maturity on the related CMO residual will also be extremely sensitive to changes in the level of the index upon which interest rate adjustments are based. In certain circumstances a Fund may fail to recoup fully its initial investment in a CMO residual.

CMO residuals are generally purchased and sold by institutional investors through several investment banking firms acting as brokers or dealers. The CMO residual market has recently developed and CMO residuals currently may not have the liquidity of other more established securities trading in other markets. Transactions in CMO residuals are generally completed only after careful review of the characteristics of the securities in question. In addition, CMO residuals may or, pursuant to an exemption therefrom, may not have been registered under the Securities Act. CMO residuals, whether or not registered under the Securities Act, may be subject to certain restrictions on transferability, and may be deemed "illiquid" and subject to a Fund's limitations on investment in illiquid securities.

Stripped Mortgage Backed Securities. A Fund may invest in stripped mortgage backed securities ("SMBSs") issued by agencies or instrumentalities of the United States. SMBSs are derivative multiclass mortgage backed securities. SMBS arrangements commonly involve two classes of securities that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common variety of SMBS is where one class (the principal only or PO class) receives some of the interest and most of the principal from the underlying assets, while the other class (the interest only or IO class) receives most of the interest and the remainder of the principal. In the most extreme case, the IO class receives all of the interest, while the PO class receives all the principal. While a Fund may purchase securities of a PO class, a Fund is more likely to purchase the securities of an IO class. The yield to maturity of an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying assets, and a rapid rate of principal payments in excess of that considered in pricing the securities will have a material adverse effect on an IO security's yield to maturity. If the underlying mortgage assets experience greater than anticipated payments of principal, a Fund may fail to recoup fully its initial investment in IOs. In addition, there are certain types of IOs that represent the interest portion of a particular class as opposed to the interest portion of the entire pool. The sensitivity of this type of IO to interest rate fluctuations may be increased because of the characteristics of the principal portion to which they relate. As a result of the above factors, a Fund generally will purchase IOs only as a component of so called "synthetic" securities. This means that purchases of IOs will be matched with certain purchases of other securities, such as POs, inverse floating rate CMOs or fixed rate securities; as interest rates fall, presenting a greater risk of unanticipated prepayments of principal, the negative effect on a Fund because of its holdings of IOs should be diminished somewhat because of the increased yield on the inverse floating rate CMOs or the increased appreciation on the POs or fixed rate securities. IOs and POs are considered by the staff of the Commission to be illiquid securities and, consequently, a Fund will not invest in IOs or POs in an amount which, taken together with the Fund's other investments in illiquid securities, exceeds 15% of the Fund's net assets.

Tiered Index Bonds. Tiered index bonds are relatively new forms of mortgage-related securities. The interest rate on a tiered index bond is tied to a specified index or market rate. So long as this index or market rate is below a predetermined "strike" rate, the interest rate on the tiered index bond remains fixed. If, however, the specified index or market rate rises above the "strike" rate, the interest rate of the tiered index bond will decrease. Thus, under these circumstances, the interest rate on a tiered index bond, like an inverse floater, will move in the opposite direction of prevailing interest rates, with the result that the price of the tiered index bond may be considerably more volatile than that of a fixed-rate bond.

Asset-Backed Securities. Asset-backed securities are "pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying assets (such as credit card receivables) are passed through to a Fund. The value of asset-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed-income securities because of their potential for prepayment. The price paid by a Fund for its asset-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that a Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a longer term security. Since longer term securities generally fluctuate more widely in response to changes in interest rates than shorter term securities, maturity extension risk could increase the inherent volatility of the Fund.

Foreign Investment Risks

Foreign Market Risk. Funds that may invest in foreign securities offer the potential for more diversification than a Fund that invests only in the United States because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that a Fund will lose money. In particular, a Fund is subject to the risk that, because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may be difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may fluctuate more than prices of securities traded in the United States.

Foreign Economy Risk. The economies of certain foreign markets often do not compare favorably with that of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources, and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers, and other protectionist or retaliatory measures. Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets, or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair a Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect a Fund's operations. Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts, and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

Currency Risk and Exchange Risk. Securities in which a Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates will affect the value of a Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a stronger U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

Governmental Supervision and Regulation/Accounting Standards. Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than does the United States. Some countries may not have laws to protect investors comparable to the U.S. securities laws. For example, some foreign countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on nonpublic information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount a Fund can earn on its investments.

Certain Risks of Holding Fund Assets Outside the United States. A Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on a Fund's ability to recover its assets if a foreign bank or depository or issuer of a security or any of their agents goes bankrupt. In addition, it is often more expensive for a Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount a Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund as compared to investment companies that invest only in the United States.

Settlement Risk. Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for a Fund to carry out transactions. If a Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If a Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to foreign withholding taxes.

Investment in Emerging Markets. Certain Funds may invest in the securities of issuers domiciled in various countries with emerging capital markets. Specifically, a country with an emerging capital market is any country that the World Bank, the International Finance Corporation, the United Nations or its authorities has determined to have a low or middle income economy. Countries with emerging markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa.

Investments in the securities of issuers domiciled in countries with emerging capital markets involve certain additional risks not involved in investments in securities of issuers in more developed capital markets, such as (i) low or non-existent trading volume, resulting in a lack of liquidity and increased volatility in prices for such securities, as compared to securities of comparable issuers in more developed capital markets, (ii) uncertain national policies and social, political and economic instability, increasing the potential for expropriation of assets, confiscatory taxation, high rates of inflation or unfavorable diplomatic developments, (iii) possible fluctuations in exchange rates, differing legal systems and the existence or possible imposition of exchange controls, custodial restrictions or other foreign or U.S. governmental laws or restrictions applicable to such investments, (iv) national policies that may limit a Fund's investment opportunities such as restrictions on investment in issuers or industries deemed sensitive to national interests, and (v) the lack or relatively early development of legal structures governing private and foreign investments and private property. In addition to withholding taxes on investment income, some countries with emerging markets may impose differential capital gains taxes on foreign investors.

Such capital markets are emerging in a dynamic political and economic environment brought about by events over recent years that have reshaped political boundaries and traditional ideologies. In such a dynamic environment, there can be no assurance that these capital markets will continue to present viable investment opportunities for a Fund. In the past, governments of such nations have expropriated substantial amounts of private property, and most claims of the property owners have never been fully settled. There is no assurance that such expropriations will not reoccur. In such an event, it is possible that a Fund could lose the entire value of its investments in the affected markets.

Also, there may be less publicly available information about issuers in emerging markets than would be available about issuers in more developed capital markets, and such issuers may not be subject to accounting, auditing and financial reporting standards and requirements comparable to those to which U.S. companies are subject. In certain countries with emerging capital markets, reporting standards vary widely. As a result, traditional investment measurements used in the United States, such as price/earnings ratios, may not be applicable. Emerging market securities may be substantially less liquid and more volatile than those of mature markets, and companies may be held by a limited number of persons. This may adversely affect the timing and pricing of the Fund's acquisition or disposal of securities.

Practices in relation to settlement of securities transactions in emerging markets involve higher risks than those in developed markets, in part because a Fund will need to use brokers and counterparties that are less well capitalized, and custody and registration of assets in some countries may be unreliable. The possibility of fraud, negligence, undue influence being exerted by the issuer or refusal to recognize ownership exists in some emerging markets, and, along with other factors, could result in ownership registration being completely lost. A Fund would absorb any loss resulting from such registration problems and may have no successful claim for compensation.

Restrictions on Certain Investments. A number of publicly traded closed-end investment companies have been organized to facilitate indirect foreign investment in developing countries, and certain of such countries, such as Thailand, South Korea, Chile and Brazil have specifically authorized such funds. There also are investment opportunities in certain of such countries in pooled vehicles that resemble open-end investment companies. In accordance with the Investment Company Act, a Fund may invest up to 10% of its total assets in securities of other investment companies, not more than 5% of which may be invested in any one such company. In addition, under the Investment Company Act, a Fund may not own more than 3% of the total outstanding voting stock of any investment company. These restrictions on investments in securities of investment companies may limit opportunities for a Fund to invest indirectly in certain developing countries. Shares of certain investment companies may at times be acquired only at market prices representing premiums to their net asset values. If a Fund acquires shares of other investment companies, shareholders would bear both their proportionate share of expenses of the Fund (including management and advisory fees) and, indirectly, the expenses of such other investment companies.

Depositary Receipts. A Fund may invest in the securities of foreign issuers in the form of Depositary Receipts or other securities convertible into securities of foreign issuers. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted. American Depositary Receipts ("ADRs") are receipts typically issued by an American bank or trust company that evidence ownership of underlying securities issued by a foreign corporation. European Depositary Receipts ("EDRs") are receipts issued in Europe that evidence a similar ownership arrangement. Global Depositary Receipts ("GDRs") are receipts issued throughout the world that evidence a similar arrangement. Generally, ADRs, in registered form, are designed for use in the U.S. securities markets, and EDRs, in bearer form, are designed for use in European securities markets. GDRs are tradable both in the United States and in Europe and are designed for use throughout the world. A Fund may invest in unsponsored Depositary Receipts. The issuers of unsponsored Depositary Receipts are not obligated to disclose material information in the United States, and, therefore, there may be less information available regarding such issuers and there may not be a correlation between such information and the market value of the Depositary Receipts.

Supranational Entities. A Fund may invest in debt securities of supranational entities as defined above. Examples include the International Bank for Reconstruction and Development (the World Bank), the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank. The government members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.

Sovereign Debt. Investment in sovereign debt can involve a high degree of risk. The governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government entity's policy towards the International Monetary Fund and the political constraints to which a government entity may be subject. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to government entities. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt.

Short Sales. Certain Funds may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Fund does not own declines in value. When a Fund makes a short sale, it borrows the security sold short and delivers it to the broker-dealer through which it made the short sale, as collateral for its obligation to deliver the security upon conclusion of the sale. A Fund may have to pay a fee to borrow particular securities and is often obligated to turn over any payments received on such borrowed securities to the lender of the securities.

A Fund secures its obligation to replace the borrowed security by depositing collateral with the broker-dealer, usually in cash, U.S. Government securities or other liquid securities similar to those borrowed. With respect to the uncovered short positions, a Fund is required to deposit similar collateral with its custodian, if necessary, to the extent that the value of both collateral deposits in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which the Fund borrowed the security, regarding payment over of any payments received by the Fund on such security, a Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.

Because making short sales in securities that it does not own exposes a Fund to the risks associated with those securities, such short sales involve speculative exposure risk. As a result, if a Fund makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. A Fund will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Fund replaces the borrowed security. A Fund will realize a gain if the security declines in price between those dates. There can be no assurance that a Fund will be able to close out a short sale position at any particular time or at an acceptable price. Although a Fund's gain is limited to the price at which it sold the security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold and may, theoretically, be unlimited.

A Fund may also make short sales "against the box" without being subject to such limitations. In this type of short sale, at the time of the sale, the Fund owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

Derivatives

Each Fund may use instruments referred to as derivative securities ("Derivatives"). Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow a Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments. Each Fund may use Derivatives for hedging purposes. Certain Funds may also use derivatives for speculative purposes (that is, to seek to enhance returns). The use of a Derivative is speculative if the Fund is primarily seeking to achieve gains, rather than offset the risk of other positions. When the Fund invests in a Derivative for speculative purposes, the Fund will be fully exposed to the risks of loss of that Derivative, which may sometimes be greater than the Derivative's cost. No Fund may use any Derivative to gain exposure to an asset or class of assets that it would be prohibited by its investment restrictions from purchasing directly.

Hedging. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by a Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on a Fund's ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option. There can be no assurance that a Fund's hedging strategies will be effective. No Fund is required to engage in hedging transactions and each Fund may choose not to do so.

A Fund may use Derivative instruments and trading strategies including the following:

Indexed and Inverse Floating Rate Securities. A Fund may invest in securities that yield a potential return based on a particular index of value or interest rates. For example, a Fund may invest in securities that pay interest based on an index of interest rates. The principal amount payable upon maturity of certain securities also may be based on the value of the index. To the extent a Fund invests in these types of securities, the Fund's return on such securities will be subject to risk with respect to the value of the particular index. Interest and principal payable on the securities may also be based on relative changes among particular indices. Also, a Fund may invest in so-called "inverse floating obligations" or "residual interest bonds" on which the interest rates vary inversely with a floating rate (which may be reset periodically by a dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index). A Fund may purchase synthetically-created inverse floating rate bonds evidenced by custodial or trust receipts. Generally, income on inverse floating rate bonds will decrease when interest rates increase, and will increase when interest rates decrease. Such securities have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes, as an illustration, in market interest rates at a rate which is a multiple (typically two) of the rate at which fixed-rate securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed-rate securities. To seek to limit the volatility of these securities, a Fund may purchase inverse floating obligations with shorter-term maturities or which contain limitations on the extent to which the interest rate may vary. Certain investments in such obligations may be illiquid. A Fund may not invest in such illiquid obligations if such investments, together with other illiquid investments, would exceed 15% of the Fund's net assets. The Manager believes that indexed and inverse floating obligations represent flexible portfolio management instruments for a Fund that allow the Fund to seek potential investment rewards, hedge other portfolio positions or vary the degree of investment leverage relatively efficiently under different market conditions. A Fund may invest in indexed and inverse securities for hedging purposes only or to increase returns. When used for hedging purposes, indexed and inverse securities involve correlation risk. (Furthermore, where such a security includes a contingent liability, in the event of such an adverse movement, a Fund may be required to pay substantial additional margin to maintain the position.)

Swap Agreements. A Fund may enter into swap agreements, including interest rate and index swap agreements, for purposes of attempting to obtain a particular desired return at a lower cost to a Fund than if the Fund had invested directly in an instrument that yielded the desired return. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap "transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments. The gross returns to be exchanged or "swapped" between the parties are calculated with respect to a "notional amount," i.e., the dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket "of securities representing a particular index. The "notional amount "of the swap agreement is only a fictive basis on which to calculate the obligations which the parties to a swap agreement have agreed to exchange. A Fund's obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount "). A Fund's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counter-party will be covered by marking as segregated cash, U.S. government securities, equity securities or other liquid, unencumbered assets, marked-to-market daily, to avoid any potential leveraging of the Fund's portfolio.

Whether a Fund's use of swap agreements will be successful in furthering its investment objective will depend on the Manager's ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Fund bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. Restrictions imposed by the Internal Revenue Code of 1986, as amended (the "Code"), may limit the Fund `s ability to use swap agreements. The swaps market is largely unregulated. It is possible that development in the swap market, including potential government regulation, could adversely affect each Fund's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

See "Credit Default Swap Agreements," "Interest Rate Swaps, Caps and Floors" and "Municipal Interest Rate Swap Agreements" below for further information on particular types of swap agreements that may be used by certain Funds.

Options on Securities and Securities Indices. A Fund may invest in options on individual securities, baskets of securities or particular measurements of value or rate (an "index"), such as an index of the price of treasury securities or an index representative of short term interest rates.

Purchasing Put Options. A Fund may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When a Fund purchases a put option, in consideration for an upfront payment (the "option premium"), the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits a Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

Purchasing Call Options. A Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When a Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect a Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event a Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

A Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. The profit or loss realized by a Fund from such a closing transaction will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs.

Options on Government National Mortgage Association ("GNMA") Certificates. The following information relates to unique characteristics of options on GNMA Certificates. Since the remaining principal balance of GNMA Certificates declines each month as a result of mortgage payments, a Fund, as a writer of a GNMA call holding GNMA Certificates as "cover" to satisfy its delivery obligation in the event of exercise, may find that the GNMA Certificates it holds no longer have a sufficient remaining principal balance for this purpose. Should this occur, a Fund will purchase additional GNMA Certificates from the same pool (if obtainable) or other GNMA Certificates in the cash market in order to maintain its "cover."

A GNMA Certificate held by a Fund to cover an option position in any but the nearest expiration month may cease to represent cover for the option in the event of a decline in the GNMA coupon rate at which new pools are originated under the FHA/VA loan ceiling in effect at any given time. If this should occur, a Fund will no longer be covered, and the Fund will either enter into a closing purchase transaction or replace such Certificate with a certificate which represents cover. When a Fund closes its position or replaces such Certificate, it may realize an unanticipated loss and incur transaction costs.

Writing Call Options. A Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When a Fund writes a call option, in return for an option premium the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. A Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which a Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, a Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

Writing Put Options. A Fund may also write put options on securities or securities indices. When a Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. A Fund may write put options to earn income, through the receipt of option premiums. In the event the party to which a Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, a Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when a Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. A Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options - for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

A Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

Other than with respect to closing transactions, a Fund will only write call or put options that are "covered." A call or put option will be considered covered if a Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if a Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

Types of Options. A Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. See "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below.

Futures. A Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract a Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits a Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, a Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect a Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or a Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

A Fund is also authorized to purchase or sell call and put options on futures contracts including financial futures and stock indices in connection with its hedging activities. Generally, these strategies would be used under the same market and market sector conditions (i.e., conditions relating to specific types of investments) in which the Fund entered into futures transactions. A Fund may purchase put options or write call options on futures contracts and stock indices rather than selling the underlying futures contract in anticipation of a decrease in the market value of its securities. Similarly, a Fund can purchase call options, or write put options on futures contracts and stock indices, as a substitute for the purchase of such futures to hedge against the increased cost resulting from an increase in the market value of securities which the Fund intends to purchase

A Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). A Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

Foreign Exchange Transactions. A Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar or to seek to enhance returns. Such transactions could be effected with respect to hedges on non-U.S. dollar denominated securities owned by a Fund, sold by a Fund but not yet delivered, or committed or anticipated to be purchased by a Fund. As an illustration, a Fund may use such techniques to hedge the stated value in U.S. dollars of an investment in a yen-denominated security. In such circumstances, for example, the Fund may purchase a foreign currency put option enabling it to sell a specified amount of yen for dollars at a specified price by a future date. To the extent the hedge is successful, a loss in the value of the yen relative to the dollar will tend to be offset by an increase in the value of the put option. To offset, in whole or in part, the cost of acquiring such a put option, the Fund may also sell a call option which, if exercised, requires it to sell a specified amount of yen for dollars at a specified price by a future date (a technique called a "straddle"). By selling such a call option in this illustration, the Fund gives up the opportunity to profit without limit from increases in the relative value of the yen to the dollar. "Straddles" of the type that may be used by a Fund are considered to constitute hedging transactions and are consistent with the policies described above. No Fund will attempt to hedge all of its foreign portfolio positions.

Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. A Fund will enter into foreign exchange transactions for purposes of hedging either a specific transaction or a portfolio position, or to seek to enhance returns. A Fund may enter into a foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. A Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. A Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

Currency Futures. A Fund may also seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" above. Currency futures involve substantial currency risk, and also involve leverage risk.

Currency Options. A Fund may also seek to enhance returns or hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. A Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

Limitations on Currency Hedging. Most Funds will not speculate in Currency Instruments, although World Income may use such instruments to seek to enhance returns. Accordingly, a Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. A Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). A Fund will only enter into a cross-hedge if the Manager believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While a Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund's hedging strategies will be ineffective. To the extent that a Fund hedges against anticipated currency movements that do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, a Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

In connection with its trading in forward foreign currency contracts, a Fund will contract with a foreign or domestic bank, or foreign or domestic securities dealer, to make or take future delivery of a specified amount of a particular currency. There are no limitations on daily price moves in such forward contracts, and banks and dealers are not required to continue to make markets in such contracts. There have been periods during which certain banks or dealers have refused to quote prices for such forward contracts or have quoted prices with an unusually wide spread between the price at which the bank or dealer is prepared to buy and that at which it is prepared to sell. Governmental imposition of credit controls might limit any such forward contract trading. With respect to its trading of forward contracts, if any, a Fund will be subject to the risk of bank or dealer failure and the inability of, or refusal by, a bank or dealer to perform with respect to such contracts. Any such default would deprive the Fund of any profit potential or force the Fund to cover its commitments for resale, if any, at the then market price and could result in a loss to the Fund.

It may not be possible for a Fund to hedge against currency exchange rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective foreign currency hedging. The cost to a Fund of engaging in foreign currency transactions varies with such factors as the currencies involved, the length of the contract period and the market conditions then prevailing. Since transactions in foreign currency exchange usually are conducted on a principal basis, no fees or commissions are involved.

Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:

Credit Risk -- the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to a Fund.

Currency Risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, a Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

A Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose a Fund to potential losses, which exceed the amount originally invested by the Fund. When a Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that a Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC

Derivatives

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for a Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for a Fund to ascertain a market value for such instruments. A Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that a Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. A Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in

OTC markets only with financial institutions that have investment grade credit ratings or that have provided the Fund with a third-party guaranty or other credit enhancement.

Interest Rate Swaps, Caps and Floors. A Fund may enter into interest rate swaps, which are OTC contracts in which each party agrees to make a periodic payment based on an index or the value of an asset in return for a periodic payment from the other party based on a different index or asset.

In order to hedge the value of a Fund's portfolio against interest rate fluctuations or to enhance a Fund's income, a Fund may enter into various transactions, such as interest rate swaps and the purchase or sale of interest rate caps and floors. A Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. A Fund generally will use these transactions primarily as a hedge and not as a speculative investment. However, a Fund may also invest in interest rate swaps to enhance income or to increase the Fund's yield during periods of steep interest rate yield curves (i.e., wide differences between short term and long term interest rates).

A Fund usually will enter into interest rate swap transactions on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. Inasmuch as these transactions are entered into for good faith hedging purposes, the Manager believes that such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to its borrowing restrictions. The net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. If the interest rate swap transaction is entered into on other than a net basis, the full amount of a Fund's obligations will be accrued on a daily basis, and the full amount of the Fund's obligations will be maintained in a segregated account by the Fund's custodian.

In an interest rate swap, a Fund exchanges with another party their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. For example, if a Fund holds a mortgage backed security with an interest rate that is reset only once each year, it may swap the right to receive interest at this fixed rate for the right to receive interest at a rate that is reset every week. This would enable a Fund to offset a decline in the value of the mortgage backed security due to rising interest rates but would also limit its ability to benefit from falling interest rates. Conversely, if a Fund holds a mortgage backed security with an interest rate that is reset every week and it would like to lock in what it believes to be a high interest rate for one year, it may swap the right to receive interest at this variable weekly rate for the right to receive interest at a rate that is fixed for one year. Such a swap would protect the Fund from a reduction in yield due to falling interest rates and may permit the Fund to enhance its income through the positive differential between one week and one year interest rates, but would preclude it from taking full advantage of rising interest rates.

A Fund also may engage in interest rate transactions in the form of purchasing or selling interest rate caps or floors. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor.

Typically the parties with which a Fund will enter into interest rate transactions will be broker-dealers and other financial institutions. A Fund will enter into interest rate swap, cap or floor transactions only with counterparties that are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Manager to be equivalent to such rating. If there is a default by the other party to such a transaction, a Fund will have contractual remedies pursuant to the agreements related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid in comparison with other similar instruments traded in the interbank market. Caps and floors, however, are less liquid than swaps. Certain Federal income tax requirements may limit a Fund's ability to engage in certain interest rate transactions. Gains from transactions in interest rate swaps distributed to shareholders will be taxable as ordinary income or, in certain circumstances, as long term capital gains to shareholders.

Credit Default Swap Agreements. Certain Funds may enter into credit default swap agreements. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by a Fund. The protection "buyer" in a credit default contract may be obligated to pay the protection "seller" an upfront or a periodic stream of payments over the term of the contract provided generally that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A Fund may be either the buyer or seller in the transaction. If a Fund is a buyer and no credit event occurs, the Fund recovers nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value. As a seller, a Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity that may have little or no value.

Credit default swaps involve greater risks than if a Fund had invested in the reference obligation directly, since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. A Fund will enter into credit default swap agreements only with counterparties who are rated investment grade quality by at least one nationally recognized statistical rating organization at the time of entering into such transaction or whose creditworthiness is believed by the Manager to be equivalent to such rating. A buyer also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to a Fund. When a Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage since, if a credit event occurs, the seller may be required to pay the buyer the full notional value of the contract net of any amounts owed by the buyer related to its delivery of deliverable obligations.

Stripped Securities. Stripped securities are created when the issuer separates the interest and principal components of an instrument and sells them as separate securities. In general, one security is entitled to receive the interest payments on the underlying assets (the interest only) and the other to receive the principal payments (the principal only security). Some stripped securities may receive a combination of interest and principal payments. The yields to maturity on IOs and POs are sensitive to the expected or anticipated rate of principal payments (including prepayments) on the related underlying assets, and principal payments may have a material effect on yield to maturity. If the underlying assets experience greater than anticipated prepayments of principal, a Fund may not fully recoup its initial investment in IOs. Conversely, if the underlying assets experience less than anticipated prepayments of principal, the yield on POs could be adversely affected. Stripped securities may be highly sensitive to changes in interest rates and rates of prepayment.

Real Estate Investment Trusts ("REITs"). Investing in REITs involves certain unique risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, may not be diversified geographically or by property type, and are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs must also meet certain requirements under the Code to avoid entity level tax and be eligible to pass-through certain tax attributes of their income to shareholders. REITs are consequently subject to the risk of failing to meet these requirements for favorable tax treatment and failing to maintain their exemptions from registration under the Investment Company Act. REITs are also subject to changes in the Code, including changes involving their tax status.

REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT's investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT's investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT's investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

Investing in REITs involves risks similar to those associated with investing in small capitalization companies. REITs may have limited financial resources, may trade less frequently and in limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, small capitalization stocks, such as REITs, have been more volatile in price than the larger capitalization stocks included in the S&P 500 Index. The management of a REIT may be subject to conflicts of interest with respect to the operation of the business of the REIT and may be involved in real estate activities competitive with the REIT. REITs may own properties through joint ventures or in other circumstances in which the REIT may not have control over its investments. REITs may incur significant amounts of leverage.

Zero Coupon Securities. Certain Funds may invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income ("phantom income") annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. A Fund accrues income with respect to these securities for Federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, a Fund's investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund's portfolio. Further, to maintain its qualification for pass-through treatment under the Federal tax laws, a Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income. The required distributions will result in an increase in a Fund's exposure to such securities.

Municipal Investments

The Municipal Funds may invest in obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, the payments from which, in the opinion of bond counsel to the issuer, are exempt from Federal income taxes ("Municipal Bonds"). California Insured, Florida Municipal Bond, New Jersey Municipal Bond, New York Municipal Bond and Pennsylvania Municipal Bond also invest in Municipal Bonds that pay interest exempt from and/or allow the value of a Fund's shares to be exempt from applicable state and local taxes ("State Municipal Bonds"). The Municipal Funds may also invest in securities not issued by or on behalf of a state or territory or by an agency or instrumentality thereof, if the Manager believes such securities to pay interest exempt from Federal income taxation and/or applicable state and local taxes ("Non-Municipal Tax-Exempt Securities "). Non-Municipal Tax-Exempt Securities could include trust certificates or other instruments evidencing interest in one or more long term municipal securities. Non-Municipal Tax-Exempt Securities also may include securities issued by other investment companies that invest in municipal bonds, to the extent such investments are permitted by applicable law. Non-Municipal Tax-Exempt Securities that pay interest exempt from Federal income tax will be considered "Municipal Bonds" for purposes of a Municipal Fund's investment objective and policies. Non-Municipal Tax-Exempt Securities that pay interest exempt from Federal income tax and applicable state and local taxes will be considered "State Municipal Bonds" for purposes of the investment objective and policies of each of California Insured, Florida Municipal Bond, New Jersey Municipal Bond, New York Municipal Bond and Pennsylvania Municipal Bond.

Risk Factors and Special Considerations Relating to Municipal Bonds. The risks and special considerations involved in investment in Municipal Bonds vary with the types of instruments being acquired. Investments in Non-Municipal Tax-Exempt Securities may present similar risks, depending on the particular product. Certain instruments in which the Fund may invest may be characterized as derivative instruments.

The value of Municipal Bonds generally may be affected by uncertainties in the municipal markets as a result of legislation or litigation, including legislation or litigation that changes the taxation of Municipal Bonds or the rights of Municipal Bond holders in the event of a bankruptcy. Municipal bankruptcies are rare and certain provisions of the U.S. Bankruptcy Code governing such bankruptcies are unclear. Further, the application of state law to Municipal Bond issuers could produce varying results among the states or among Municipal Bond issuers within a state. These uncertainties could have a significant impact on the prices of the Municipal Bonds in which a Fund invests.

Description of Municipal Bonds

Municipal Bonds include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of bonds are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including certain facilities for the local furnishing of electric energy or gas, sewage facilities, solid waste disposal facilities and other specialized facilities. Such obligations are included within the term Municipal Bonds if the interest paid thereon is excluded from gross income for Federal income tax purposes and any applicable state and local taxes. Other types of industrial development bonds or private activity bonds, the proceeds of which are used for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute Municipal Bonds, although the current Federal tax laws place substantial limitations on the size of such issues. The interest on Municipal Bonds may bear a fixed rate or be payable at a variable or floating rate. The two principal classifications of Municipal Bonds are "general obligation" and "revenue" bonds, which latter category includes industrial development bonds ("IDBs") and, for bonds issued after August 15, 1986, private activity bonds ("PABs").

General Obligation Bonds. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest. The taxing power of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity's creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state's industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes and the extent to which the entity relies on Federal or state aid, access to capital markets or other factors beyond the state's or entity's control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer's maintenance of its tax base.

Revenue Bonds. Revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as payments from the user of the facility being financed; accordingly the timely payment of interest and the repayment of principal in accordance with the terms of the revenue or special obligation bond is a function of the economic viability of such facility or such revenue source.

IDBs and PABs. IDBs and PABs are, in most cases, tax-exempt securities issued by states, municipalities or public authorities to provide funds, usually through a loan or lease arrangement, to a private entity for the purpose of financing construction or improvement of a facility to be used by the entity. Such bonds are secured primarily by revenues derived from loan repayments or lease payments due from the entity, which may or may not be guaranteed by a parent company or otherwise secured. IDBs and PABs generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, an investor should be aware that repayment of such bonds generally depends on the revenues of a private entity and be aware of the risks that such an investment may entail. Continued ability of an entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity's dependence on revenues for the operation of the particular facility being financed.

Moral Obligation Bonds. "Moral obligation" bonds are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.

Municipal Notes. Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the note may not be fully repaid and a Fund may lose money.

Municipal Commercial Paper. Municipal commercial paper is generally unsecured and issued to meet short-term financing needs. The lack of security presents some risk of loss to a Fund.

Municipal Lease Obligations. Also included within the general category of Municipal Bonds are certificates of participation ("COPs") issued by government authorities or entities to finance the acquisition or construction of equipment, land and/or facilities. The COPs represent participations in a lease, an installment purchase contract or a conditional sales contract (hereinafter collectively called "lease obligations") relating to such equipment, land or facilities. Although lease obligations do not constitute general obligations of the issuer for which the issuer's unlimited taxing power is pledged, a lease obligation is frequently backed by the issuer's covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the issuer has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult. These securities represent a type of financing that has not yet developed the depth of marketability associated with more conventional securities. Certain investments in lease obligations may be illiquid. A Fund may not invest in illiquid lease obligations if such investments, together with all other illiquid investments, would exceed 15% of the Fund's net assets. A Fund may, however, invest without regard to such limitation in lease obligations that the Manager, pursuant to guidelines that have been adopted by the Directors and subject to the supervision of the Directors, determines to be liquid. The Manager will deem lease obligations to be liquid if they are publicly offered and have received an investment grade rating of Baa or better by Moody's, or BBB or better by S&P or Fitch. Unrated lease obligations, or those rated below investment grade, will be considered liquid if the obligations come to the market through an underwritten public offering and at least two dealers are willing to give competitive bids. In reference to the latter, the Manager must, among other things, also review the creditworthiness of the entity obligated to make payment under the lease obligation and make certain specified determinations based on such factors as the existence of a rating or credit enhancement such as insurance, the frequency of trades or quotes for the obligation and the willingness of dealers to make a market in the obligation.

Yields. Yields on Municipal Bonds are dependent on a variety of factors, including the general condition of the money market and of the municipal bond market, the size of a particular offering, the financial condition of the issuer, the maturity of the obligation and the rating of the issue. The ability of a Fund to achieve its investment objective is also dependent on the continuing ability of the issuers of the securities in which the Fund invests to meet their obligations for the payment of interest and principal when due. There are variations in the risks involved in holding Municipal Bonds, both within a particular classification and between classifications, depending on numerous factors. Furthermore, the rights of owners of Municipal Bonds and the obligations of the issuer of such Municipal Bonds may be subject to applicable bankruptcy, insolvency and similar laws and court decisions affecting the rights of creditors generally and to general equitable principles, which may limit the enforcement of certain remedies.

Variable Rate Demand Obligations ("VRDOs") and Participating VRDOs. VRDOs are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and a right of demand on the part of the holder thereof to receive payment of the unpaid principal balance plus accrued interest upon a short notice period not to exceed seven days. There is, however, the possibility that because of default or insolvency the demand feature of VRDOs and Participating VRDOs may not be honored. The interest rates are adjustable at intervals (ranging from daily to up to one year) to some prevailing market rate for similar investments, such adjustment formula being calculated to maintain the market rate of the VRDOs at approximately the par value of the VRDOs on the adjustment date. The adjustments typically are based upon the Public Securities Association Index or some other appropriate interest rate adjustment index. A Fund may invest in all types of tax-exempt instruments currently outstanding or to be issued in the future which satisfy the short-term maturity and quality standards of the Fund.

Participating VRDOs provide a Fund with a specified undivided interest (up to 100%) of the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the Participating VRDOs from the financial institution upon a specified number of days notice, not to exceed seven days. In addition, the Participating VRDO is backed by an irrevocable letter of credit or guaranty of the financial institution. A Fund would have an undivided interest in the underlying obligation and thus participate on the same basis as the financial institution in such obligation except that the financial institution typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment. The Funds have been advised by counsel that they should be entitled to treat the income received on Participating VRDOs as interest from tax-exempt obligations. It is not contemplated that any Fund will invest more than a limited amount of its total assets in Participating VRDOs.

VRDOs that contain a right of demand to receive payment of the unpaid principal balance plus accrued interest on a notice period exceeding seven days may be deemed to be illiquid securities. A VRDO with a demand notice period exceeding seven days will therefore be subject to a Fund's restriction on illiquid investments unless, in the judgment of the Directors such VRDO is liquid. The Directors may adopt guidelines and delegate to the Manager the daily function of determining and monitoring liquidity of such VRDOs. The Directors, however, will retain sufficient oversight and will be ultimately responsible for such determinations.

The VRDOs and Participating VRDOs in which a Fund may invest will be in the following rating categories at the time of purchase: MIG-1/ VMIG-1 through MIG-3/VMIG-3 for notes and VRDOs and Prime-1 through Prime-3 for commercial paper (as determined by Moody's), SP-1 through SP-2 for notes and A-1 through A-3 for VRDOs and commercial paper (as determined by S&P), or F-1 through F-3 for notes, VRDOs and commercial paper (as determined by Fitch Ratings ("Fitch")).

Transactions in Financial Futures Contracts.

The Municipal Funds deal in financial futures contracts based on a long-term municipal bond index developed by the Chicago Board of Trade ("CBT") and The Bond Buyer (the "Municipal Bond Index"). The Municipal Bond Index is comprised of 40 tax-exempt municipal revenue and general obligation bonds. Each bond included in the Municipal Bond Index must be rated A or higher by Moody's or S&P and must have a remaining maturity of 19 years or more. Twice a month new issues satisfying the eligibility requirements are added to, and an equal number of old issues are deleted from, the Municipal Bond Index. The value of the Municipal Bond Index is computed daily according to a formula based on the price of each bond in the Municipal Bond Index, as evaluated by six dealer-to-dealer brokers.

The Municipal Bond Index futures contract is traded only on the CBT. Like other contract markets, the CBT assures performance under futures contracts through a clearing corporation, a nonprofit organization managed by the exchange membership which is also responsible for handling daily accounting of deposits or withdrawals of margin

The particular municipal bonds comprising the index underlying the Municipal Bond Index financial futures contract may vary from the bonds held by a Municipal Fund. As a result, a Municipal Fund's ability to hedge effectively all or a portion of the value of its Municipal Bonds through the use of such financial futures contracts will depend in part on the degree to which price movements in the index underlying the financial futures contract correlate with the price movements of the Municipal Bonds held by the Fund. The correlation may be affected by disparities in the average maturity, ratings, geographical mix or structure of a Municipal Fund's investments as compared to those comprising the Municipal Bond Index and general economic or political factors. In addition, the correlation between movements in the value of the Municipal Bond Index may be subject to change over time as additions to and deletions from the Municipal Bond Index alter its structure. The correlation between futures contracts on U.S. Government securities and the Municipal Bonds held by a Municipal Fund may be adversely affected by similar factors and the risk of imperfect correlation between movements in the prices of such futures contracts and the prices of Municipal Bonds held by a Municipal Fund may be greater. Municipal Bond Index futures contracts were approved for trading in 1986. Trading in such futures contracts may tend to be less liquid than trading in other futures contracts. The trading of futures contracts also is subject to certain market risks, such as inadequate trading activity, which could at times make it difficult or impossible to liquidate existing positions.

Call Rights.

A Fund may purchase a Municipal Bond issuer's right to call all or a portion of such Municipal Bond for mandatory tender for purchase (a "Call Right"). A holder of a Call Right may exercise such right to require a mandatory tender for the purchase of related Municipal Bonds, subject to certain conditions. A Call Right that is not exercised prior to maturity of the related Municipal Bond will expire without value. The economic effect of holding both the Call Right and the related Municipal Bond is identical to holding a Municipal Bond as a non-callable security. Certain investments in such obligations may be illiquid. A Fund may not invest in such illiquid obligations if such investments, together with other illiquid investments, would exceed 15% of a Fund's net assets.

Municipal Interest Rate Swap Transactions.

In order to hedge the value of a Fund against interest rate fluctuations or to enhance a Fund's income, a Fund may enter into interest rate swap transactions such as Municipal Market Data AAA Cash Curve swaps ("MMD Swaps") or Bond Market Association Municipal Swap Index swaps ("BMA Swaps"). To the extent that a Fund enters into these transactions, the Fund expects to do so primarily to preserve a return or spread on a particular investment or portion of its portfolio or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date. A Fund intends to use these transactions primarily as a hedge rather than as a speculative investment. However, a Fund also may invest in MMD Swaps and BMA Swaps to enhance income or gain or to increase the Fund's yield, for example, during periods of steep interest rate yield curves (i.e., wide differences between short term and long term interest rates).

A Fund may purchase and sell BMA Swaps in the BMA swap market. In a BMA Swap, a Fund exchanges with another party their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments linked to the Bond Market Association Municipal Swap Index). Because the underlying index is a tax-exempt index, BMA Swaps may reduce cross-market risks incurred by a Fund and increase a Fund's ability to hedge effectively. BMA Swaps are typically quoted for the entire yield curve, beginning with a seven day floating rate index out to 30 years. The duration of a BMA Swap is approximately equal to the duration of a fixed-rate Municipal Bond with the same attributes as the swap (e.g., coupon, maturity, call feature).

A Fund may also purchase and sell MMD Swaps, also known as MMD rate locks. An MMD Swap permits a Fund to lock in a specified municipal interest rate for a portion of its portfolio to preserve a return on a particular investment or a portion of its portfolio as a duration management technique or to protect against any increase in the price of securities to be purchased at a later date. By using an MMD Swap, a Fund can create a synthetic long or short position, allowing the Fund to select the most attractive part of the yield curve. An MMD Swap is a contract between a Fund and an MMD Swap provider pursuant to which the parties agree to make payments to each other on a notional amount, contingent upon whether the Municipal Market Data AAA General Obligation Scale is above or below a specified level on the expiration date of the contract. For example, if a Fund buys an MMD Swap and the Municipal Market Data AAA General Obligation Scale is below the specified level on the expiration date, the counterparty to the contract will make a payment to the Fund equal to the specified level minus the actual level, multiplied by the notional amount of the contract. If the Municipal Market Data AAA General Obligation Scale is above the specified level on the expiration date, a Fund will make a payment to the counterparty equal to the actual level minus the specified level, multiplied by the notional amount of the contract.

In connection with investments in BMA and MMD Swaps, there is a risk that municipal yields will move in the opposite direction than anticipated by a Fund, which would cause the Fund to make payments to its counterparty in the transaction that could adversely affect the Fund's performance. A Fund has no obligation to enter into BMA or MMD Swaps and may not do so. The net amount of the excess, if any, of a Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian.

Suitability (All Funds)

The economic benefit of an investment in any Fund depends upon many factors beyond the control of the Fund, the Manager and its affiliates. Each Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in a Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in securities, including the risk of loss of principal.

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Investment Restrictions (All Funds)

See Part I, Section II "Investment Restrictions" of each Fund's Statement of Additional Information for the specific fundamental and non-fundamental investment restrictions adopted by each Fund. In addition to those investment restrictions, each Fund is also subject to the restrictions discussed below.

The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, each Fund has adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding that are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund's existing OTC options on financial futures contracts, together with all other assets of the Fund that are illiquid or are not otherwise readily marketable, exceeds 15% of the net assets of the Fund, taken at market value. However, if an OTC option is sold by a Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of any Fund and may be amended by the Board of Directors of the Fund without the approval of the Fund's shareholders. However, no Fund will change or modify this policy prior to the change or modification by the Commission staff of its position.

Each Fund's investments will be limited in order to allow the Fund to qualify as a "regulated investment company" for purposes of the Code. See "Dividends and Taxes -- Taxes." To qualify, among other requirements, each Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Directors of a Fund to the extent necessary to comply with changes to the Federal tax requirements. A Fund that is "diversified" under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

Directors and Officers

See Part I, Section III "Information on Officers and Directors," "-- Biographical Information," "-- Share Ownership" and "-- Compensation of Directors" of each Fund's Statement of Additional Information for biographical and certain other information relating to the Directors and officers of your Fund, including Directors' compensation.

                   MANAGEMENT AND OTHER SERVICE ARRANGEMENTS

Management Services. The Manager provides each Fund with investment advisory and management services. Subject to the supervision of the Directors, the Manager is responsible for the actual management of a Fund's portfolio and reviews the Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Manager. The Manager performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of each Fund.

Each Feeder Fund invests all of its assets in shares of a Master Portfolio. Accordingly, Feeder Funds do not invest directly in portfolio securities and do not require management services. All portfolio management occurs at the Master Portfolio level.

Management Fee. Each Fund has entered into a management agreement with the Manager (the "Management Agreement"), pursuant to which the Manager receives for its services to the Fund monthly compensation at an annual rate based on the average daily net assets of the Fund. For information regarding fees paid by your Fund to the Manager for the Fund's last three fiscal years or other applicable periods, see Part I, Section IV "Management and Advisory Arrangements" of each Fund's Statement of Additional Information.

Sub-Advisory Fee. The Manager of certain Funds has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with the sub-adviser identified in each such Fund's prospectus (the "Sub-Adviser") pursuant to which the Sub-adviser provides sub-advisory services to the Manager with respect to the Fund. For information relating to the fees paid by the Manager to the Sub-Adviser pursuant to the Sub-Advisory Agreement for the Fund's last three fiscal years or other applicable periods, see Part I, Section IV "Management and Advisory Arrangements" of each Fund's Statement of Additional Information.

Payment of Fund Expenses. Each Management Agreement obligates the Manager to provide management services and to pay all compensation of and furnish office space for officers and employees of a Fund connected with investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are interested persons of the Fund. Each Fund pays all other expenses incurred in the operation of that Fund, including among other things: taxes; expenses for legal and auditing services; costs of preparing, printing and mailing proxies, stock certificates, shareholder reports, prospectuses and statements of additional information, except to the extent paid by FAM Distributors, Inc. (the "Distributor"); charges of the custodian and sub-custodian, and the transfer agent; expenses of redemption of shares; Commission fees; expenses of registering the shares under Federal, state or foreign laws; fees and expenses of Directors who are not interested persons of a Fund as defined in the Investment Company Act (the "non-interested Directors"); accounting and pricing costs (including the daily calculations of net asset value); insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses; and other expenses properly payable by the Fund. Certain accounting services are provided to each Fund by State Street Bank and Trust Company ("State Street") pursuant to an agreement between State Street and each Fund. Each Fund pays a fee for these services. In addition, the Manager provides certain accounting services to each Fund and the Fund pays the Manager a fee for such services. The Distributor pays certain promotional expenses of the Funds incurred in connection with the offering of shares of the Funds. Certain expenses are financed by each Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act. See "Purchase of Shares -- Distribution Plans."

Organization of the Manager. Fund Asset Management, L.P. and Merrill Lynch Investment Managers, L.P. each is a limited partnership. The partners of FAM and MLIM are Merrill Lynch & Co., Inc. ("ML & Co."), a financial services holding company and the parent of Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch"), and Princeton Services, Inc. ("Princeton Services"). ML & Co. and Princeton Services are "controlling persons" of FAM and MLIM (as defined under the Investment Company Act) because of their ownership of FAM's and MLIM's voting securities or their power to exercise a controlling influence over FAM's and MLIM's management or policies. Merrill Lynch Investment Managers International Limited ("MLIMIL") is an affiliate of FAM and MLIM. The ultimate parent of MLIMIL is ML & Co. ML & Co. is a controlling person of MLIMIL (as defined under the Investment Company Act) because of its ownership of MLIMIL's voting securities or its power to exercise a controlling influence over MLIMIL's management or policies.

The following entities may be considered "controlling persons" of Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."): Merrill Lynch Europe PLC (MLAM U.K.'s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML & Co.

Administrative Services and Administrative Fee. Each Feeder Fund has entered into an administration agreement (the "Administration Agreement") with an administrator identified in the Feeder Fund's prospectus and Part I of each Feeder Fund's Statement of Additional Information (each, an "Administrator"). For information regarding administrative fees paid by your Fund to the Administrator for the periods indicated, see Part I, Section IV "Management and Advisory Arrangements" of each Feeder Fund's Statement of Additional Information.

Each Administration Agreement obligates the Administrator to provide certain administrative services to the Feeder Fund and to pay, or cause its affiliates to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Feeder Fund. Each Administrator is also obligated to pay, or cause its affiliates to pay, the fees of those officers and Directors of the Feeder Fund who are affiliated persons of the Administrator or any of its affiliates.

Duration and Termination. Unless earlier terminated as described below, each Management Agreement and, if applicable, each Sub-Advisory Agreement and Administration Agreement will remain in effect from year to year if approved annually (a) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Each Agreement is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the shareholders of the Fund.

Transfer Agency Services. Financial Data Services, Inc. (the "Transfer Agent"), a subsidiary of ML & Co., acts as each Fund's (other than Municipal Investment Accumulation's) Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (each, a "Transfer Agency Agreement"). Pursuant to each Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. Each Fund currently pays between $16.00 and $20.00 for each Class A or Class I shareholder account, between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required, and, where applicable, $16.00 for each Class R shareholder account. Each Fund reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA/SM/) Program (the "MFA Program"). For purposes of each Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co. The Bank of New York acts as transfer agent to Municipal Investment Accumulation's for a fee. See Part I, Section IV "Management and Advisory Arrangements -- Transfer Agency Fees" of each Fund's Statement of Additional Information for information on the transfer agency fees paid by your Fund for the periods indicated.

Independent Auditor. The Directors of each Fund have selected an independent auditor for that Fund that audits the Fund's financial statements. Please see your Fund's Prospectus for information on your Fund's independent auditor.

Custodian Services. The name and address of the custodian (the "Custodian") of each Fund are identified on the back cover page of the Fund's Prospectus. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments. The Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories.

For certain Feeder Funds, the Custodian also acts as the custodian of the Master Portfolio's assets.

Accounting Services. Each Fund has entered into an agreement with State Street, pursuant to which State Street provides certain accounting services to the Fund. Each Fund pays a fee for these services. State Street provides similar accounting services to the Master Trusts. For Funds operating prior to January 1, 2001, the Manager or the Administrator (in the case of Feeder Funds) provided accounting services to each Fund and was reimbursed by each Fund at its cost in connection with such services. The Manager or the Administrator continues to provide certain accounting services to each Fund and each Fund reimburses the Manager or the Administrator for these services.

See Part I, Section IV "Management and Advisory Arrangements -- Accounting Services" of each Fund's Statement of Additional Information for information on the amounts paid by your Fund and Master Trust, if applicable, to State Street and the Manager or, if applicable, the Administrator for the periods indicated.

Distribution Expenses. Each Select Pricing Fund (as defined below) has entered into a distribution agreement with FAM Distributors, Inc. in connection with the continuous offering of each class of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of each class of shares of the Select Pricing Funds. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor pays for the printing and distribution of these documents used in connection with the offering to dealers and investors. The Distributor also pays for other supplementary sales literature and advertising costs. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Management Agreement described above.

Code of Ethics

The Board of each Fund has approved a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act, which covers the Fund, the Manager, the Sub-Adviser, if any, and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

                               PURCHASE OF SHARES

Each Fund (other than Municipal Investment Accumulation) offers multiple classes of shares under the Merrill Lynch Select Pricing/SM/ System: Class A and Class I shares are sold to investors choosing the initial sales charge alternatives and Class B and Class C shares are sold to investors choosing the deferred sales charge alternatives. In addition, certain Funds offer Class R shares to certain retirement plans. Please see your Fund's prospectus to determine whether it offers Class R shares. Each class has different exchange privileges. See "Shareholder Services -- Exchange Privilege."

Municipal Investment Accumulation offers a single class of shares, which is sold without a sales charge or a distribution fee and is available only to certain investors. Municipal Investment Accumulation shares do not have an exchange privilege.

The Merrill Lynch Select Pricing/SM/ System is used by more than 50 registered investment companies advised by the Managers. Funds that use the Merrill Lynch Select Pricing/SM/ System are referred to herein as "Select Pricing Funds."

The offering price of purchase orders received by securities dealers or other financial intermediaries prior to the close of business on the New York Stock Exchange (the "NYSE") (generally 4:00 p.m., Eastern time) will be based on the net asset value on the day the order is placed with the Distributor, provided that the orders are received by the Distributor prior to 30 minutes after the close of business on the NYSE on that day. Purchase orders that are not received by the Distributor prior to this time will be deemed received on the next business day. Dealers or other financial intermediaries have the responsibility of submitting purchase orders to the Distributor not later than 30 minutes after the close of business on the NYSE in order to purchase shares at that day's offering price.

The Fund or the Distributor may suspend the continuous offering of the Fund's shares of any class at any time in response to conditions in the securities markets or otherwise and may resume offering of shares from time to time. Any order may be rejected by the Fund or the Distributor. Neither the Distributor, the securities dealers or other financial intermediaries are permitted to withhold placing orders to benefit themselves by a price change.

Initial Sales Charge Alternatives -- Class A and Class I Shares

Investors who prefer an initial sales charge alternative may elect to purchase Class A shares or, if an eligible investor, Class I shares. Investors choosing the initial sales charge alternative who are eligible to purchase Class I shares should purchase Class I shares rather than Class A shares because there is an account maintenance fee imposed on Class A shares. Investors qualifying for significantly reduced initial sales charges may find the initial sales charge alternative particularly attractive because similar sales charge reductions are not available with respect to the deferred sales charges imposed in connection with purchases of Class B or Class C shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time also may elect to purchase Class A or Class I shares, because over time the accumulated ongoing account maintenance and distribution fees on Class B, Class C or Class R shares may exceed the initial sales charges and, in the case of Class A shares, the account maintenance fee. Although some investors who previously purchased Class I shares may no longer be eligible to purchase Class I shares of other Select Pricing Funds, those previously purchased Class I shares, together with Class A, Class B and Class C share holdings, will count toward a right of accumulation which may qualify the investor for a reduced initial sales charge on new initial sales charge purchases. In addition, the ongoing Class B, Class C and Class R shares account maintenance and distribution fees will cause Class B, Class C and Class R shares to have higher expense ratios, pay lower dividends and have lower total returns than the initial sales charge shares. The ongoing Class A account maintenance fees will cause Class A shares to have a higher expense ratio, pay lower dividends and have a lower total return than Class I shares.

The term "purchase," as used in the Prospectus and this Statement of Additional Information in connection with an investment in Class A and Class I shares of a Fund, refers to (i) a single purchase by an individual, (ii) concurrent purchases by an individual, his or her spouse and their children under the age of 21 years purchasing shares for his, her or their own account, and (iii) single purchases by a trustee or other fiduciary purchasing shares for a single trust estate or single fiduciary account although more than one beneficiary may be involved. The term "purchase" also includes purchases by any "company," as that term is defined in the Investment Company Act, but does not include (i) purchases by any company that has not been in existence for at least six months, (ii) a company that has no purpose other than the purchase of shares of a Fund or shares of other registered investment companies at a discount, or (iii) any group of individuals whose sole organizational nexus is that its participants are credit cardholders of a company, policyholders of an insurance company, customers of either a bank or broker-dealer or clients of an investment adviser.

Eligible Class I Investors. Class I shares are offered to a limited group of investors. Investors who currently own Class I shares in a shareholder account, including participants in the Merrill Lynch Blueprint/SM/ Program, are entitled to purchase additional Class I shares of a Fund in that account. Certain employer-sponsored retirement or savings plans, including eligible 401(k) plans, may purchase Class I shares at net asset value provided such plans meet the required minimum number of eligible employees or required amount of assets advised by the Manager or any of its affiliates. Class I shares are available at net asset value to corporate warranty insurance reserve fund programs and U.S. branches of foreign banking institutions provided that the program or bank has $3 million or more initially invested in Select Pricing Funds. Also eligible to purchase Class I shares at net asset value are participants in certain investment programs including TMA/SM/Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services, collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs. In addition, Class I shares are offered at net asset value to ML & Co. and its subsidiaries and their directors and employees and to members of the Boards of investment companies advised by MLIM, FAM or their affiliates. Certain persons who acquired shares of certain closed-end funds advised by MLIM or FAM in their initial offerings who wish to reinvest the net proceeds from a sale of their closed-end fund shares of common stock in shares of a Fund also may purchase Class I shares of the Fund if certain conditions are met. In addition, Class I shares of certain Select Pricing Funds are offered at net asset value to shareholders of certain continuously offered closed-end funds advised by MLIM or FAM who wish to reinvest the net proceeds from the sale of a certain of their shares of common stock pursuant to a tender offer conducted by such funds. See "Purchase of Shares --Closed-End Fund Reinvestment Options."

Other Class I Waivers. Class I shares are also offered at net asset value to collective investment trusts for which Merrill Lynch Trust Company serves as trustee and certain purchases made in connection with certain fee-based programs.

See Part I, Section V "Information on Sales Charges and Distribution Related Expenses -- Class A and Class I Sales Charge Information" of each Fund's Statement of Additional Information for information about amounts paid to the Distributor in connection with Class A and I shares for the periods indicated.

The Distributor may reallow discounts to selected securities dealers and other financial intermediaries and retain the balance over such discounts. At times the Distributor may reallow the entire sales charge to such dealers. Since securities dealers and other financial intermediaries selling Class A and Class I shares of a Fund will receive a concession equal to most of the sales charge, they may be deemed to be underwriters under the Securities Act.

Reduced Initial Sales Charges

Certain investors may be eligible for a reduction or waiver of a sales load due to the nature of the investors and/or the reduced sales efforts necessary to obtain their investments.

Reinvested Dividends. No sales charges are imposed upon shares issued as a result of the automatic reinvestment of dividends.

Rights of Accumulation. Eligible investors may purchase shares of a Fund subject to an initial sales charge at the offering price applicable to the total of (a) the public offering price of the shares then being purchased plus (b) an amount equal to the then current net asset value or cost, whichever is higher, of the purchaser's combined holdings of all qualifying classes of shares of a Fund and of any other Select Pricing Funds. The purchaser or the purchaser's securities dealer or other financial intermediary must provide the Distributor at the time of purchase with sufficient information to confirm qualification. Acceptance of the purchase order is subject to such confirmation. The right of accumulation may be amended or terminated at any time. Shares held in the name of a nominee or custodian under pension, profit-sharing or other employee benefit plans may not be combined with other shares to qualify for the right of accumulation.

Letter of Intent. Reduced sales charges are applicable to purchases aggregating $25,000 or more ($100,000 or more for Bond Fund - Intermediate Term Portfolio and Municipal Bond - Limited Maturity Portfolio), of Class A or Class I shares of a Fund or any other Select Pricing Funds made within a 13-month period. The Letter of Intent is available only to investors whose accounts are established and maintained at the Transfer Agent. The Letter of Intent is not available to employee benefit plans for which affiliates of the Manager provide plan participant record-keeping services. The Letter of Intent is not a binding obligation to purchase any amount of Class A or Class I shares. If you bought Class A or Class I shares prior to signing a Letter of Intent, those shares may be included under a subsequent Letter of Intent executed within 90 days of the purchase if you inform the Distributor in writing of your intent within the 90-day period. The value (at cost or maximum offering price, whichever is higher) of Class A and Class I shares of a Select Pricing Fund presently held on the date of the first purchase under the Letter of Intent may be included as a credit toward the completion of such Letter, but the reduced sales charge will be applied only to new purchases. If the total amount of shares does not equal the amount stated in the Letter of Intent, you will be notified and must pay, within 20 days of the expiration of such Letter, the difference between the reduced sales charge and the applicable sales charge. Class A or Class I shares equal to at least 5.0% of the intended amount will be held in escrow during the 13-month period (while remaining registered in the name of the purchaser) for this purpose. The first purchase under the Letter of Intent must be at least 5.0% of the dollar amount of such Letter. You may be entitled to further reduced sales charges under a right of accumulation for purchases made during the term of a Letter. You will not, however, be entitled to further reduced sales charges on any purchases made before the execution of the Letter.

The value of any shares you redeem prior to termination or completion of the Letter of Intent will be deducted from the total purchases made under such Letter. An exchange from the Summit Cash Reserves Fund ("Summit"), a series of Financial Institutions Series Trust, into a Fund that imposes a sales charge will count toward completing a Letter of Intent from the Fund.

Merrill Lynch Blueprint/SM/ Program. Class A shares of certain Funds are offered to participants in the Merrill Lynch Blueprint/SM/ Program ("Blueprint"). In addition, participants in Blueprint who own Class I shares of a Fund may purchase additional Class I shares of the Fund through Blueprint. Blueprint is directed to small investors, group IRAs and participants in certain affinity groups such as credit unions, trade associations and benefit plans. Investors purchasing Class A or Class I shares of a Fund through Blueprint will acquire the shares at net asset value plus a sales charge calculated in accordance with the Blueprint sales charge schedule. Under this schedule, purchase of up to $300 are subject to a sales charge of 4.25%; purchases of $300.01 up to $5,000 are subject to a sales charge of 3.25% plus $3; and purchases of $5,000.01 or more are subject to the standard sales charge rates disclosed in the Prospectus. In addition, Class A or Class I shares of each Fund are offered at net asset value plus a sales charge of .50% of 1% for corporate or group IRA programs purchasing shares through Blueprint.

Class A and Class I shares are offered at net asset value to participants in Blueprint through the Merrill Lynch Directed IRA Rollover Program ("IRA Rollover Program") available from Merrill Lynch Business Financial Services, a business unit of Merrill Lynch. The IRA Rollover Program is available to custodian rollover assets from employer-sponsored retirement and savings plans whose trustee and/or plan sponsor has entered into a Merrill Lynch Directed IRA Rollover Program Service Agreement.

Shareholder services, including the exchange privilege, available to Class A, Class B and Class I investors through Blueprint may differ from those available to other Class A, Class B or Class I investors. Orders for purchases and redemptions of Class A, Class B or Class I shares of a Fund may be grouped for execution purposes which, in some circumstances, may involve the execution of such orders two business days following the day such orders are placed. The minimum initial purchase price is $100, with a $50 minimum for subsequent purchases through Blueprint. There are no minimum initial or subsequent purchase requirements for participants who are part of an automatic investment plan. Additional information concerning purchases through Blueprint, including any annual fees and transaction charges, is available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Blueprint/SM/ Program, P.O. Box 30441, New Brunswick, New Jersey 08989-0441.

TMA/SM/ Managed Trusts. Class I shares are offered at net asset value to TMA/SM/ Managed Trusts to which Merrill Lynch Trust Company provides discretionary trustee services.

Purchase Privileges of Certain Persons. Directors of each Fund, members of the Boards of other funds advised by the Manager or an affiliate, ML & Co. and its subsidiaries and their directors and employees and any trust, pension, profit-sharing or other benefit plan for such persons, may purchase Class I shares at net asset value. A Fund realizes economies of scale and reduction of sales-related expenses by virtue of the familiarity of these persons with the Fund. Employees and directors or trustees wishing to purchase shares of a Fund must satisfy the Fund's suitability standards.

Class A shares of each Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor who joined Merrill Lynch from another investment firm within six months prior to the date of purchase by such investor, if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class A shares of a Fund with proceeds from a redemption of shares of a mutual fund that was sponsored by the Financial Advisor's previous firm and was subject to a sales charge either at the time of purchase or on a deferred basis; and second, the investor must establish that the redemption had been made within 60 days prior to the investment in a Fund and the proceeds from the redemption had been maintained in the interim in cash or a money market fund.

Class A shares of each Fund are also offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund sponsored by a non-Merrill Lynch company for which Merrill Lynch has served as a selected dealer and where Merrill Lynch has either received or given notice that such arrangement will be terminated ("notice") if the following conditions are satisfied: first, the investor must purchase Class A shares of a Fund with proceeds from a redemption of shares of such other mutual fund and the shares of such other fund were subject to a sales charge either at the time of purchase or on a deferred basis; and, second, such purchase of Class A shares must be made within 90 days after such notice.

Class A shares of each Fund are offered at net asset value, without a sales charge, to an investor that has a business relationship with a Merrill Lynch Financial Advisor and that has invested in a mutual fund for which Merrill Lynch has not served as a selected dealer if the following conditions are satisfied: first, the investor must advise Merrill Lynch that it will purchase Class A shares of a Fund with proceeds from the redemption of shares of such other mutual fund and that such shares have been outstanding for a period of no less than six months; and, second, such purchase of Class A shares must be made within 60 days after the redemption and the proceeds from the redemption must be maintained in the interim in cash or a money market fund.

Acquisition of Certain Investment Companies. Class A shares may be offered at net asset value in connection with the acquisition of the assets of or merger or consolidation with a personal holding company or a public or private investment company.

Purchases Through Certain Financial Intermediaries. Reduced sales charges may be applicable for purchases of Class A or Class I shares of a Fund through certain financial advisors, selected securities dealers and other financial intermediaries that meet and adhere to standards established by the Manager from time to time.

Deferred Sales Charge Alternatives -- Class B and Class C Shares

Investors choosing the deferred sales charge alternatives should consider Class B shares if they intend to hold their shares for an extended period of time and Class C shares if they are uncertain as to the length of time they intend to hold their assets in a Fund.

The deferred sales charge alternatives may be particularly appealing to investors who do not qualify for the reduction in initial sales charges. Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, these fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of the Fund after a conversion period of approximately ten years, and thereafter investors will be subject to lower ongoing fees.

Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the contingent deferred sales charge ("CDSC") and the distribution fee are paid to the Distributor and are used by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to each Fund in connection with the sale of the Class B and Class C shares. The combination of the CDSC and the ongoing distribution fee facilitates the ability of each

Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See "Distribution Plans" below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See "Limitations on the Payment of Deferred Sales Charges" below.

Contingent Deferred Sales Charges -- Class B Shares. If you redeem Class B shares within six years of purchase (three years for Bond Fund - Intermediate Term Portfolio, Municipal Bond - Limited Maturity Portfolio, and Municipal Intermediate Term) you may be charged a CDSC at the rates indicated in the Prospectus and below. The CDSC will be calculated in a manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. The order of redemption will be first of shares held for over six years or three years, as applicable, in the case of Class B shares, next of shares acquired pursuant to reinvestment of dividends, and finally of shares in the order of those held longest. The same order of redemption will apply if you transfer shares from your account to another account.

The following table sets forth the Class B CDSC for all Funds except Bond Fund - Intermediate Term Portfolio, Municipal Bond - Limited Maturity Portfolio, and Municipal Intermediate Term:


                    Year Since Purchase CDSC as a Percentage

                          Payment Made of Dollar Amount

                                        Subject to Charge+
                    0-1         4.0%
                    1-2         4.0%
                    2-3         3.0%
                    3-4         3.0%
                    4-5         2.0%
                    5-6         1.0%
                    6 and thereafter         None


          + For Class B shares purchased before December 1, 2002, the four-year CDSC schedule in effect at that time will apply.

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

The following table sets forth the Class B CDSC for Bond Fund - Intermediate Term Portfolio, Municipal Bond - Limited Maturity Portfolio, and Municipal Intermediate Term:


                    Year Since Purchase CDSC as a Percentage

                          Payment Made of Dollar Amount

                                        Subject to Charge+
                    0-1        1.00%
                    1-2        0.50%
                    2-3        0.25%

                    3 and thereafter         None


          + For Class B shares purchased before December 1, 2002, the one-year CDSC schedule in effect at that time will apply.

The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account ("IRA") or other retirement plan or following the death or disability (as defined in the

Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC also may be waived on redemptions of shares by certain eligible 401(a) and 401(k) plans. The CDSC may also be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may be waived for any Class B shares that were acquired and held at the time of the redemption in an Employee Access/SM/ Account available through employers providing eligible 401(k) plans. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by MLIM Private Investors and held in such account at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs. The Class B CDSC may also be waived in connection with involuntary termination of an account in which Fund shares are held or for withdrawals through the Merrill Lynch Systematic Withdrawal Plan. See "Shareholder Services --Fee-Based Programs "and "--Systematic Withdrawal Plans."

Class B shareholders of a Fund exercising the exchange privilege described under "Shareholder Services --Exchange Privilege" will continue to be subject to that Fund's CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

Class B shares of certain Funds are offered through Blueprint only to members of certain affinity groups with a waiver of the CDSC upon redemption.

Employer-Sponsored Retirement or Savings Plans and Certain Other Arrangements. Certain employer-sponsored retirement or savings plans and certain other arrangements may purchase Class B shares with a waiver of the CDSC upon redemption, based on the number of employees or number of employees eligible to participate in the plan, the aggregate amount invested by the plan in specified investments and/or the services provided by Merrill Lynch to the Plan. Such Class B shares will convert into Class A shares approximately ten years after the plan purchases the first share of any Select Pricing Fund. Minimum purchase requirements may be waived or varied for such plans. Additional information regarding purchases by employer-sponsored retirement or savings plans and certain other arrangements is available toll-free from Merrill Lynch Business Financial Services at 1-800-237-7777.

Conversion of Class B Shares to Class A Shares. Approximately ten years after purchase (the "Conversion Period"), Class B shares of each Fund will convert automatically into Class A shares of that Fund. The conversion will occur at least once each month (on the "Conversion Date") on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

Shares acquired through reinvestment of dividends on Class B shares will also convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying the dividend reinvestment shares were outstanding. If, at the Conversion Date, the conversion will result in less than $50 worth of Class B shares being left in an account, all of the Class B shares of the Fund held in the account will be converted into Class A shares of the Fund.

In general, Class B shares of equity Select Pricing Funds will convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If you exchange Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs. See "Shareholder Services--Fee-Based Programs."

If you own shares of a Fund that issues stock certificates, you must deliver any certificates for Class B shares of the Fund to be converted to the Transfer Agent at least one week prior to the Conversion Date applicable to those shares. If the Transfer Agent does not receive the certificates at least one week prior to the Conversion Date, your Class B shares will convert to Class A shares on the next scheduled Conversion Date after the certificates are delivered.

Contingent Deferred Sales Charges - Class C Shares

Class C shares that are redeemed within one year of purchase may be subject to a 1.00% CDSC charged as a percentage of the dollar amount subject thereto. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. A transfer of shares from a shareholder's account to another account will be assumed to be made in the same order as a redemption. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held, for withdrawals through the Merrill Lynch Systematic Withdrawal Plan, and in connection with the redemption of Class C shares by certain retirement plans. See "Shareholder Services - Systematic Withdrawal Plans."

See Part I Section V "Information on Sales Charges and Distribution Related Expenses - Class B and Class C Sales Charge Information" of each Fund's Statement of Additional Information for information about amounts paid to the Distributor in connection with Class B and C shares for the periods indicated.

Class R Shares

Certain of the Funds offer Class R shares as described in each such Fund's prospectus. Class R shares are available only to certain retirement plans. Class R shares are not subject to an initial sales charge or a contingent deferred sales charge but are subject to an ongoing distribution fee of 0.25% and an ongoing account maintenance fee of 0.25%. Distribution fees are used to support the Fund's marketing and distribution efforts, such as compensating Merrill Lynch Financial Advisors and other financial intermediaries, advertising and promotion. Account maintenance fees are used to compensate securities dealers and other financial intermediaries for account maintenance activities. If Class R shares are held over time, these fees may exceed the maximum sales charge that an investor would have paid as a shareholder of one of the other share classes.

Closed-End Fund Reinvestment Options

Class I shares of each Fund are offered at net asset value to shareholders of certain closed-end funds advised by a Manager who purchased their shares prior to October 21, 1994 (the date the Merrill Lynch Select Pricing/SM/ System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Class I shares, if the conditions set forth below are satisfied. Alternatively, shareholders of closed-end funds who purchased shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class I shares (if eligible to buy Class I shares) or Class A shares of each Fund at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds must be immediately reinvested in Class A or Class I shares. Second, the closed-end fund shares must either have been acquired in that fund's initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

Subject to the conditions set forth below, shares of each Fund are offered at net asset value to shareholders of certain continuously offered closed-end funds advised by a Manager (an "Eligible Fund") who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class I shares of a Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of a Fund.

In order to exercise this reinvestment option, a shareholder of an Eligible Fund must sell his or her shares back to the Eligible Fund in connection with a tender offer conducted by the Eligible Fund and reinvest the proceeds immediately in the designated class of shares of a Fund. This option is available only with respect to shares as to which no Early Withdrawal Charge (as defined in the Eligible Fund's prospectus) is applicable. Purchase orders from Eligible Fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of a Fund on such day. The Class C

CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. This waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

Distribution Plans

The distribution plan for each of the Class A, Class B, Class C and Class R shares (each, a "Distribution Plan") provides that the Fund pays the Distributor an account maintenance fee, accrued daily and paid monthly, at an annual rate based on the average daily net assets of the Fund attributable to shares of the relevant class. This fee compensates the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for account maintenance activities with respect to Class A, Class B, Class C and Class R shares.

The Distribution Plan for each of the Class B, Class C and Class R shares also provides that the Fund pays the Distributor a distribution fee, accrued daily and paid monthly, at an annual rate based on the average daily net assets of the Fund attributable to the shares of the relevant class. This fee compensates the Distributor, Merrill Lynch, a selected securities dealer or other financial intermediary (pursuant to a sub-agreement) for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisors or other financial intermediaries for selling Class B, Class C and Class R shares of the Fund.

Each Distribution Plan is subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of a Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to a Fund and the related class of shareholders. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Directors of each Fund concluded that there is reasonable likelihood that the Distribution Plan will benefit the Fund and its related class of shareholders.

Each Distribution Plan provides that, so long as the Distribution Plan remains in effect, the non-interested Directors then in office will select and nominate other non-interested Directors. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of a Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders. All material amendments are required to be approved by the vote of Directors, including a majority of the non-interested Directors who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that each Fund preserve copies of each Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

Among other things, each Distribution Plan provides that the Directors will review quarterly reports of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred. As a result, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses of the related class. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly. Distribution-related revenues consist of the account maintenance fees, the distribution fees and the CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses and interest expense. The distribution-related revenues paid with respect to one class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

See Part I, Section V "Information on Sales Charges and Distribution Related Expenses" of each Select Pricing Fund's Statement of Additional Information for information relating to the fees paid by your Fund to the Distributor under each Distribution Plan during its most recent fiscal year.

Limitations on the Payment of Deferred Sales Charges

The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee borne by Class R shares, and the distribution fee and the CDSC borne by the Class B and Class C shares. This limitation does not apply to the account maintenance fee. The maximum sales charge rule is applied separately to each class and limits the aggregate of distribution fee payments and CDSCs payable by a Fund to (1)

6.25% of eligible gross sales of Class B, Class C and Class R shares, computed separately (excluding shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC). In connection with the Class B shares, the Distributor has voluntarily agreed to waive interest charges on the unpaid balance in excess of 0.50% of eligible gross sales. Consequently, the maximum amount payable to the Distributor (referred to as the "voluntary maximum") in connection with the Class B shares is 6.75% of eligible gross sales. The Distributor retains the right to stop waiving the interest charges at any time. To the extent payments would exceed the voluntary maximum, no Fund will make further payments of the distribution fee with respect to Class B shares and any CDSCs will be paid to the Fund rather than to the Distributor; however, each Fund will continue to make payments of the account maintenance fee. In certain circumstances the amount payable pursuant to the voluntary maximum may exceed the amount payable under the NASD formula. In such circumstance payment in excess of the amount payable under the NASD formula will not be made.

See Part I, Section V "Information on Sales Charges and Distribution Related Expenses - Limitation on the Payment of Deferred Sales Charges" of each Select Pricing Fund's Statement of Additional Information for comparative information as of your Fund's most recent fiscal year end with respect to the Class B, Class C and, if applicable, Class R shares of your Fund.

                              Redemption of Shares

Each Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. The value of shares of each Fund at the time of redemption may be more or less than your cost at the time of purchase, depending in part on the market value of the securities held by the Fund at such time. Except for any CDSC that may be applicable, there will be no redemption charge if your redemption request is sent directly to the Transfer Agent. If you are liquidating your holdings you will receive all dividends reinvested through the date of redemption

The right to redeem shares may be suspended for more than seven days only (i) for any period during which trading on the NYSE is restricted as determined by the Securities and Exchange Commission (the "Commission") or during which the NYSE is closed (other than customary weekend and holiday closings), (ii) for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and (iii) for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

Each Fund has entered into a joint committed line of credit with other investment companies advised by the Manager and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from shareholders in extraordinary or emergency circumstances.

Redemption

If you hold shares with the Transfer Agent you may redeem without charge by writing to the Fund's Transfer Agent, Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be sent to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. If your Fund has issued share certificates, the letter must be accompanied by certificates for the shares. Redemption requests should not be sent to the Fund. A redemption request requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the "Exchange Act"), whose existence and validity may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met:
(i) the request contains the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) the check is mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address has not changed within 30 days. Certain rules may apply regarding certain types of accounts, including but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

You may also redeem shares held with the Transfer Agent by calling 1-800-MER-FUND. You must be the shareholder of record and the request must be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored if: (i) the accountholder is deceased, (ii) the proceeds are to be sent to someone other than the shareholder of record, (iii) funds are to be wired to the client's bank account, (iv) a systematic withdrawal plan is in effect, (v) the request is by an individual other than the accountholder of record, (vi) the account is held by joint tenants who are divorced, (vii) the address on the account has changed within the last 30 days or share certificates have been issued on the account, or
(viii) to protect against fraud, if the caller is unable to provide the account number, the name and address registered on the account and the social security number registered on the account. The Funds or the Transfer Agent may temporarily suspend telephone transactions at any time.

If you redeem shares directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of the proper notice of redemption. A Fund may delay the mailing of a redemption check until good payment (that is, cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of Fund shares, which will usually not exceed 10 days. If your account is held directly with the Transfer Agent and contains a fractional share balance following a redemption, the fractional share balance will be automatically redeemed by the Fund.

Repurchase

A Fund will repurchase its shares through a selected securities dealer or other financial intermediary. Each Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers. Shares will be priced at the net asset value calculated on the day the request is received, provided that your request for repurchase is submitted to your selected securities dealer or other financial intermediary prior to the regular close of business on the NYSE and the request is received by the Fund from your selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day.

These repurchase arrangements are for your convenience and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge for transmitting the notice of repurchase to the Fund. Each Fund reserves the right to reject any order for repurchase. A shareholder whose order for repurchase is rejected by a Fund, however, may redeem shares as set out above.

Reinstatement Privilege -- Class A and Class I Shares

If you redeemed Class A or Class I shares of a Fund, you may reinstate your account by buying Class A or Class I shares, as the case may be, of the Fund at net asset value without a sales charge up to the dollar amount you redeemed. You may exercise the reinstatement privilege by sending a notice of exercise along with a check for the amount to be reinstated to the Transfer Agent or by contacting your Merrill Lynch Financial Advisor within 30 days after the date the redemption request was accepted by the Transfer Agent or the Distributor. The reinstatement will be made at the net asset value per share next determined after the notice of reinstatement is received and cannot exceed the amount of the redemption proceeds.

                              SHAREHOLDER SERVICES

Each Fund offers one or more of the shareholder services described below that are designed to facilitate investment in its shares. You can obtain more information about these services from each Fund, by calling the telephone number on the cover page, or from the Distributor, Merrill Lynch, your selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account

If your account is maintained at the Transfer Agent (an "Investment Account") you will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as confirmations for automatic investment purchases and the reinvestment of dividends. The statements also will show any other activity in your Investment Account since the last statement. You also will receive separate confirmations for each purchase or sale transaction other than automatic investment purchases and the reinvestment of dividends. If your Investment Account is held at the Transfer Agent you may make additions to it at any time by mailing a check directly to the Transfer Agent. You may also maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. If you transfer shares out of a Merrill Lynch brokerage account or an account maintained with a selected securities dealer or other financial intermediary, an Investment Account in your name may be opened automatically at the Transfer Agent.

You may transfer Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, you may purchase additional shares of Funds owned before the transfer. All future trading of these assets must be coordinated by the new firm. If you wish to transfer your shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, you must either (i) redeem your shares, paying any applicable CDSC or (ii) continue to maintain an Investment Account at the Transfer Agent for those shares. You also may request that the new securities dealer or other financial intermediary maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for your benefit whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

If you are considering transferring a tax-deferred retirement account such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary, you should be aware that if the new firm will not take delivery of shares of the Fund, you must either redeem the shares (paying any applicable CDSC) so that the cash proceeds can be transferred to the account at the new firm, or you must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

U.S. shareholders of Class A, Class B, Class C and Class I shares of each Select Pricing Fund have an exchange privilege with certain other Select Pricing Funds and Summit, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by shareholders of Select Pricing Funds. In order to qualify for the exchange privilege, the shares you wish to exchange are required to have a net asset value of at least $100 and must have been held by you for at least 15 days. Before effecting an exchange, you should obtain a currently effective prospectus of the fund into which you wish to make the exchange. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes. Municipal Investment Accumulation does not offer an exchange privilege.

Exchanges of Class A and Class I Shares. You may exchange Class A or Class I shares of a Fund for Class I shares of a second Select Pricing Fund if you hold any Class I shares of the second fund in your account at the time of the exchange or are eligible to purchase Class I shares of the second fund; otherwise, you will receive Class A shares of the second fund. Class A shares are exchangeable with shares of the same class of other Select Pricing Funds.

Exchanges of Class A or Class I shares outstanding ("outstanding Class A or Class I shares") for Class A or Class I shares of a second Select Pricing Fund, or for Class A shares of Summit ("new Class A or Class I shares") are effected on the basis of relative net asset value per Class A or Class I share, respectively, plus an amount equal to the difference, if any, between the sales charge previously paid on the exchanged Class A or Class I shares and the sales charge payable at the time of the exchange on the new Class A or Class I shares. With respect to outstanding Class A or Class I shares received in a previous exchange, the "sales charge previously paid" will include the aggregate of the sales charges paid with respect to such Class A or Class I shares in the initial purchase and any subsequent exchange. Class A or Class I shares issued pursuant to dividend reinvestment are not subject to a sales charge. For purposes of the exchange privilege, however, these shares will be deemed to have been sold with a sales charge equal to the sales charge previously paid on the Class A or Class I shares on which the dividend was paid. Based on this formula, Class A and Class I shares of a Fund generally may be exchanged into the Class A or Class I shares, respectively, of a second fund with a reduced sales charge or without a sales charge.

Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding ("outstanding Class B or Class C shares ") offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit ("new Class B or Class C shares ") on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on the redemption of the outstanding shares. Certain Select Pricing Funds impose different CDSC schedules. If you exchange your Class B shares for shares of a fund with a different CDSC schedule, the higher schedule will apply. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the exchanged Class B or Class C shares is "tacked" to the holding period of the new Class B or Class C shares. The length of the CDSC period of certain equity funds advised by MLIM, FAM or their affiliates ("equity funds") was extended from four years to six years on June 1, 2001. A shareholder who purchased a Fund's Class B shares on or after June 1, 2001, and who wishes to exchange those shares for Class B shares of an equity fund will be subject to the equity fund's six-year CDSC schedule. For example, if you exchange Class B shares of a Fund purchased on or after June 1, 2001 for those of an equity fund after having held the Fund's Class B shares for two and a half years, the 3.0% CDSC that generally would apply to a redemption would not apply to the exchange. Four years later if you decide to redeem the Class B shares of the equity fund and receive cash, there will be no CDSC due on this redemption, since by "tacking" the two and a half year holding period of the Fund Class B shares to the four-year holding period for the equity fund Class B shares, you will be deemed to have held the equity fund shares for more than six years. If you purchased Class B shares prior to June 1, 2001 and wish to exchange those shares for Class B shares of an equity fund, you will continue to be subject to the four-year CDSC schedule in effect prior to June 1, 2001 and will have your holding period "tacked" to the holding period for the new Class B shares. If you purchased a Fund's Class B shares prior to December 1, 2002 and wish to exchange those shares for Class B shares of another fixed income fund, you will continue to be subject to the four-year CDSC schedule (one year for Bond Fund - Intermediate Term Portfolio, Municipal Bond - Limited Maturity Portfolio and Municipal Intermediate Term) in effect for fixed income funds prior to December 1, 2002 and your holding period "tacked" to the holding period for the new Class B shares.

Exchanges for Shares of a Money Market Fund. You may exchange Class A and Class I shares for Class A shares of Summit and Class B and Class C shares of a Fund for Class B shares of Summit. You may exchange Class A shares of Summit back into Class A or Class I shares of a Fund. You may exchange Class B shares of Summit back into Class B or Class C shares of a Fund and, in the event of such an exchange, the period of time that you held Class B shares of Summit will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. Please see your Merrill Lynch Financial Advisor for further information.

Prior to October 12, 1998, exchanges from certain Select Pricing Funds into a money market fund were directed to certain Merrill Lynch-sponsored money market funds other than Summit ("Other Money Funds"). If you exchanged Select Pricing Fund shares for Other Money Funds and subsequently wish to exchange Other Money Fund shares for shares of a Select Pricing Fund ("Acquired Fund"), you will be subject to the CDSC schedule applicable to the Acquired Fund shares, if any. The holding period for Other Money Fund shares will not count toward satisfaction of the holding period requirement for reduction of the CDSC imposed on Acquired Fund shares, if any, and, with respect to Class B shares, toward satisfaction of the Conversion Period. However, the time you held the fund shares originally exchanged for Other Money Fund shares will count towards the holding period of the Class B or C shares of the Acquired Fund for purposes of reducing the CDSC or satisfying the Conversion Period.

Exchanges by Participants in Certain Programs. The exchange privilege is modified with respect to certain participants in mutual fund advisory programs and other fee-based programs sponsored by Merrill Lynch. See "Fee-Based Programs" below.

Exercise of the Exchange Privilege. To exercise the exchange privilege, you should contact your Merrill Lynch Financial Advisor, who will advise each Fund of the exchange. If you own shares of a Fund that has not issued share certificates, you may exercise the exchange privilege by wire through your securities dealer or other financial intermediary. Each Fund reserves the right to require a properly completed exchange application.

You may also request exchanges by calling the Transfer Agent at 1-800-MER-FUND if your account is held with the Transfer Agent for amounts up to $50,000. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been held for at least 15 days. Telephone requests for an exchange will not be honored if: (i) the accountholder is deceased, (ii) the request is by an individual other than the accountholder of record, (iii) the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days, or (iv) if the caller is unable to provide the account number, the name and address registered on the account and the social security number registered on the account. Each Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

This exchange privilege may be modified or terminated in accordance with the rules of the Commission. Each Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain Funds may suspend the continuous offering of their shares to the general public at any time and may resume such offering from time to time. The exchange privilege is available only to U.S. shareholders in states where the exchange legally may be made. The exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs

Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a "Program"), may permit the purchase of Class I shares at net asset value. Under specified circumstances, participants in certain Programs may exchange their shares in the Program for Class I shares. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in a Program may result in the redemption of shares or the automatic exchange of shares to another class at net asset value. In addition, upon termination of participation in a Program, shares that have been held for less than specified periods within the Program may be subject to a fee based on the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program's client agreement and from the Transfer Agent at 1-800-MER-FUND.

Retirement and Education Savings Plans

Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in a Fund (other than a Municipal Fund) and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Information with respect to these plans is available on request from Merrill Lynch.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and education savings plans, may be exempt from taxation when distributed as well. Investors considering participation in any retirement or education savings plan should review specific tax laws relating to the plan and should consult their attorneys or tax advisers with respect to the establishment and maintenance of any such plan.

Automatic Investment Plans

You may make additions to an Investment Account through a service known as the Automatic Investment Plan. Under the Automatic Investment Plan, a Fund is authorized, on a regular basis, to provide systematic additions to your Investment Account through charges of $50 or more to your regular bank account by either pre-authorized checks or automated clearing house debits. If you buy shares of a Fund through Blueprint, no minimum charge to your bank account is required. Alternatively, if you maintain a CMA(R) Account you may arrange to have periodic investments made in a Fund in amounts of $100 ($1 or more for retirement accounts) or more through the CMA(R) Automated Investment Program.

Automatic Dividend Reinvestment Plan

Unless you provide specific instructions as to the method of payment, dividends will be automatically reinvested, without sales charge, in additional full and fractional shares of the same Fund. You may, at any time, elect to have dividends paid in cash, rather than reinvested in shares of a Fund (provided that, if a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, the payment will automatically be reinvested in additional shares). If your account is maintained with the Transfer Agent, you may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, you should contact your Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Your instructions will be effected ten days after the receipt by the Transfer Agent of such notice. A

Fund is not responsible for any failure of delivery to the shareholder's address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be deposited directly in the shareholder's bank account.

Systematic Withdrawal Plans

You may elect to receive systematic withdrawals from your Investment Account by check or through automatic payment by direct deposit to your bank account on either a monthly or quarterly basis as provided below. Quarterly withdrawals are available if you have acquired shares of a Fund having a value, based on cost or the current offering price, of $5,000 or more, and monthly withdrawals are available if your shares have a value of $10,000 or more.

At the time of each withdrawal payment, sufficient shares are redeemed from your account to provide the withdrawal payment specified by you. You may specify the dollar amount and class of shares to be redeemed. Redemptions will be made at net asset value as determined as of the close of business on the NYSE on the 24th day of each month or the 24th day of the last month of each quarter, whichever is applicable. If the NYSE is not open for business on such date, the shares will be redeemed at the net asset value determined as of the close of business on the NYSE on the following business day. The check for the withdrawal payment will be mailed or the direct deposit will be made, on the next business day following redemption. When you make systematic withdrawals, dividends and distributions on all shares in the Investment Account are reinvested automatically in Fund shares. Your systematic withdrawal plan may be terminated at any time, without charge or penalty, by you, a Fund, the Transfer Agent or the Distributor.

The maximum number of Class B or Class C shares that can be redeemed from an Investment Account annually will not exceed 10% of the value of shares of such class in that account at the time the election to join the systematic withdrawal plan was made. Any CDSC that might be due on such redemption of Class B or Class C shares will be waived. Shares redeemed pursuant to a systematic withdrawal plan will be redeemed in the same order as Class B or Class C shares are normally redeemed. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares." Where the systematic withdrawal plan is applied to Class B shares, upon conversion of the last Class B shares in an account to Class A shares, you must make a new election to join the systematic withdrawal program with respect to the Class A shares. If you wish to change the amount being withdrawn in a systematic withdrawal plan, you should contact your Merrill Lynch Financial Advisor.

Withdrawal payments should not be considered as dividends. Withdrawals generally are treated as sales of shares and may result in taxable gain or loss. If periodic withdrawals continuously exceed reinvested dividends, the shareholder's original investment may be reduced correspondingly. Purchases of additional shares concurrent with withdrawals are ordinarily disadvantageous to the shareholder because of sales charges and tax liabilities. A Fund will not knowingly accept purchase orders for shares of a Fund from investors who maintain a systematic withdrawal plan with respect to that Fund unless such purchase is equal to at least one year's scheduled withdrawals or $1,200, whichever is greater. Periodic investments may not be made into an Investment Account in which the shareholder has elected to make systematic withdrawals.

Alternatively, if your shares are held within a CMA(R) or Retirement Account you may elect to have shares redeemed on a monthly, bimonthly, quarterly, semiannual or annual basis through the CMA(R) Systematic Redemption Program or the redemption program of the Retirement Account. The minimum fixed dollar amount that is redeemable is $50. The proceeds of systematic redemptions will be posted to your account three business days after the date the shares are redeemed. All redemptions are made at net asset value. You may elect to have your shares redeemed on the first, second, third or fourth Monday of each month, in the case of monthly redemptions, or of every other month, in the case of bimonthly redemptions. For quarterly, semiannual or annual redemptions, you may select the month in which the shares are to be redeemed and may designate whether the redemption is to be made on the first, second, third or fourth Monday of the month. If the Monday selected is not a business day, the redemption will be processed at net asset value on the next business day. The CMA(R) Systematic Redemption Program is not available if Fund shares are being purchased within the account pursuant to the Automated Investment Program. For more information on the CMA(R) Systematic Redemption Program, eligible shareholders should contact their Merrill Lynch Financial Advisor.

                                PRICING OF SHARES

Determination of Net Asset Value

The net asset value of each class of shares of each Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. Eastern time. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Net asset value per share is computed by dividing the value of the securities held by a Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time (on a class by class basis), rounded to the nearest cent. Expenses, including the fees payable to the Manager and Distributor, are accrued daily.

The principal asset of each Feeder Fund will normally be its interest in an underlying Master Portfolio. The value of that interest is based on the net assets of the Master Portfolio, which are comprised of the value of the securities held by the Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Master Portfolio). Expenses of a Master Portfolio, including the investment advisory fees, are accrued daily. The net asset value of a Feeder Fund is equal to the value of the Feeder Fund's proportionate interest in the net assets of the Master Portfolio plus any cash or other assets, minus all liabilities (including accrued expenses) of the Feeder Fund. To determine a Feeder Fund's net asset value per share, the Feeder Fund's net asset value is divided by the total number of shares outstanding of the Feeder Fund at such time (on a class by class basis), rounded to the nearest cent. Expenses, including fees payable to the Administrator and Distributor, are accrued daily.

The per share net asset value of Class A, Class B, Class C and Class R shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, the daily expense accruals of the account maintenance fees applicable with respect to Class A shares and the daily expense accruals of the account maintenance and distribution fees applicable to Class R shares. Moreover, the per share net asset value of the Class B, Class C and Class R shares generally will be lower than the per share net asset value of Class A shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares and the daily expense accruals of the distribution fees applicable to Class R shares of a Fund. In addition, the per share net asset value of Class B and Class C shares generally will be lower than the per share net asset value of Class R shares due to the daily expense accruals of the distribution fees and higher transfer agency fees applicable to Class B and Class C shares. It is expected, however, that the per share net asset value of all classes of a Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials among the classes.

Securities that are held by a Fund that are traded on stock exchanges or NASDAQ National are valued at the last sale price or official close price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of each Fund. Long positions in securities traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of a Fund. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When a Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by a Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. The value of swaps, including interest rate swaps, caps and floors, will be determined by obtaining dealer quotations. Other investments, including futures contracts and related options, are stated at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the

Manager believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Each Fund employs certain pricing services to provide securities prices for the Fund. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Directors of a Fund, including valuations furnished by the pricing services retained by the Fund, which may use a matrix system for valuations. The procedures of a pricing service and its valuations are reviewed by the officers of a Fund under the general supervision of the Directors. Such valuations and procedures will be reviewed periodically by the Directors.

The Municipal Bonds and other portfolio securities in which the Municipal Funds invest are traded primarily in over-the-counter ("OTC") municipal bond and money markets and are valued at the last available bid price for long positions and at the last available ask price for short positions in the OTC market or on the basis of yield equivalents as obtained from one or more dealers or pricing services approved by the Directors. One bond is the "yield equivalent" of another bond when, taking into account market price, maturity, coupon rate, credit rating and ultimate return of principal, both bonds will theoretically produce an equivalent return to the bondholder. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their settlement prices as of the close of such exchanges. Short-term investments with a remaining maturity of 60 days or less are valued on an amortized cost basis, which approximates market value, unless the Manager believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Directors, including valuations furnished by a pricing service retained by the Municipal Funds, which may use a matrix system for valuations. The procedures of the pricing service and its valuations are reviewed by the officers of the Funds under the general supervision of the Directors.

Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Fund's shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Fund's net asset value. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Board of Directors or by the Manager using a pricing service and/or procedures approved by the Board of Directors.

For Funds organized in a master-feeder structure, each investor in a Master Portfolio may add to or reduce its investment in the Master Portfolio on each day the NYSE is open for trading. The value of each investor's (including a Feeder Fund's) interest in a Master Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Master Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate interests in the Master Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Master Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Master Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Master Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Master Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Master Portfolio by all investors in the Master Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in a Master Portfolio after the close of business of the NYSE or the next determination of net asset value of the Master Portfolio.

Computation of Offering Price Per Share

See Part I, Section VI "Computation of Offering Price" of each Fund's Statement of Additional Information for an illustration of the computation of the offering price for Class A, Class B, Class C, Class I and, if applicable, Class R shares of your Select Pricing Fund or for shares of Municipal Investment Accumulation.

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

Subject to policies established by the Board of each Fund, the Manager is primarily responsible for the execution of a Fund's portfolio transactions and the allocation of brokerage. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Manager generally seeks reasonable trade execution costs, a Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to the Manager and its clients, including a Fund. In return for such services the Manager may cause a Fund to pay a higher commission than other brokers would charge if the Manager determines in good faith that the commission is reasonable in relation to the services provided.

In the case of Feeder Funds, because each Feeder Fund will invest exclusively in beneficial interests in a Master Portfolio, it is expected that all transactions in portfolio securities will be entered into by the Master Portfolio.

Section 28(e) of the Exchange Act ("Section 28(e)") permits a manager, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount another broker or dealer would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Manager believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to a Fund.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Manager might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Manager's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by a Fund to the Manager are not reduced as a result of the Manager's receipt of research services.

In some cases the Manager may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs the Manager makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Manager will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Manager faces a potential conflict of interest, but the Manager believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, a Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Manager with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of a Fund and subject to best execution, the Manager may consider sales of shares of the Fund as a factor in the selection of brokers and dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

Each Fund anticipates that any brokerage transactions involving foreign securities generally will be conducted primarily on the principal stock exchanges of the applicable country. Foreign equity securities may be held by a Fund in the form of Depositary Receipts, or other securities convertible into foreign equity securities. Depositary Receipts may be listed on stock exchanges, or traded in over-the-counter markets in the United States or Europe, as the case may be. American Depositary Receipts, like other securities traded in the United States, will be subject to negotiated commission rates. Because the shares of each Fund are redeemable on a daily basis in U.S. dollars, each Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on its portfolio strategies.

See Part I Section VII "Portfolio and Brokerage Transactions" of each Fund's Statement of Additional Information for information about the brokerage commissions paid by your Fund, including commissions paid to Merrill Lynch, if any, for the periods indicated.

Each Fund invests primarily in securities traded in the OTC market and intends to deal directly with the dealers who make a market in the particular securities, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with a Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Funds will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of a Fund may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, a Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of the Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

The Municipal Funds recently received an exemptive order under which they may purchase investment grade Municipal Bonds through group orders from an underwriting syndicate of which Merrill Lynch is a member subject to conditions set forth in such order (the "Group Order Exemptive Order"). A group order is an order for securities held in an underwriting syndicate for the account of all members of the syndicate, and in proportion to their respective participation in the syndicate. Under another exemptive order, the Municipal Funds may effect principal transactions with Merrill Lynch in high quality, short-term, tax-exempt securities subject to conditions set forth in such order. Please see
Part I, Section VII "Portfolio Transactions and Brokerage" of each Fund's Statement of Additional Information for information regarding transactions executed by your Fund pursuant to these exemptive orders.

The Funds may not purchase securities, including Municipal Bonds, during the existence of any underwriting syndicate of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Directors that either comply with rules adopted by the Commission or with interpretations of the Commission staff or pursuant to the Group Order Exemptive Order. Rule 10f-3 under the Investment Company Act and the Group Order Exemptive Order set forth conditions under which a Fund may purchase Municipal Bonds from an underwriting syndicate of which Merrill Lynch is a member. The rule and the Group Order Exemptive Order set forth requirements relating to, among other things, the terms of an issue of Municipal Bonds purchased by a Fund, the amount of Municipal Bonds that may be purchased in any one issue and the assets of the Fund that may be invested in a particular issue.

Each Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, each Fund also has retained or may retain an affiliated entity of the Manager as the securities lending agent (the "lending agent") for a fee, including a fee based on a share of the returns on investment of cash collateral. At present, the Municipal Funds do not intend to engage in securities lending transactions. Please see Part I, Section VII "Portfolio Transactions and Brokerage" of each Fund's Statement of Additional Information for information on the securities lending fees paid to the lending agent by your Fund. In connection with securities lending activities, the lending agent may, on behalf of a Fund, invest cash collateral received by the Fund for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates, or in a private investment company managed by the lending agent. If a Fund acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund's expenses, and indirectly, the expense of such other entities. However, in accordance with the exemptive order, the manager to the private investment company will not charge any advisory fees with respect to shares purchased by a Fund. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager's waiver of a portion of its advisory fee.

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for a Fund in any of its portfolio transactions executed on any securities exchange of which it is a member, appropriate consents have been obtained from each Fund and annual statements as to aggregate compensation will be provided to each Fund.

The Board of each Fund has considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by each Fund to a Manager. After considering all factors deemed relevant, the Board of each Fund made a determination not to seek such recapture. The Board of each Fund will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more funds or clients advised by the Manager or its affiliates (collectively, "clients") when one or more clients of the Manager or its affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve a Fund or other clients or funds for which the Manager or an affiliate act as investment manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Manager or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

                               DIVIDENDS AND TAXES

Dividends

Each Fund intends to distribute substantially all of its net investment income, if any. Dividends from such net investment income are paid as set forth in each Fund's prospectus. Each Fund will also distribute all net realized capital gains, if any, to its shareholders at least annually. From time to time, a Fund may declare a special distribution at or about the end of the calendar year in order to comply with Federal tax requirements that certain percentages of its ordinary income and capital gains be distributed during the year. If in any fiscal year, a Fund has net income from certain foreign currency transactions, such income will be distributed at least annually.

For information concerning the manner in which dividends may be reinvested automatically in shares of each Fund, see "Shareholder Services -- Automatic Dividend Reinvestment Plan." Shareholders may also elect in writing to receive any such dividends in cash. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class A, Class B, Class C and Class R shares will be lower than the per share dividends on Class I shares as a result of the account maintenance, distribution and higher transfer agency fees applicable to Class B and Class C shares, the account maintenance fees applicable to Class A shares, and the account maintenance and distribution fees applicable to Class R shares. Similarly, the per share dividends on Class B, Class C and Class R shares will be lower than the per share dividends on Class A shares as a result of the distribution fees and higher transfer agency fees applicable to Class B and Class C shares and the distribution fees applicable to Class R shares, and the per share dividends on Class B and Class C shares will be lower than the per share dividends on Class R shares as a result of the distribution fees and higher transfer agency fees applicable to Class B and Class C shares.

Taxes

Each Fund intends to qualify, or continue to qualify, for the special tax treatment afforded to regulated investment companies ("RICs") under the Code. As long as a Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class I shareholders (together, the "shareholders"). Each Fund intends to distribute substantially all of such income and gains.

If, in any taxable year, a Fund fails to qualify as a RIC under the Code, such Fund would be taxed in the same manner as an ordinary corporation and all distributions from earnings and profits to its shareholders would be taxable as ordinary income.

For Funds that are series of a series fund, each series is treated as a separate corporation for Federal income tax purposes. Each series, therefore, is considered to be a separate entity in determining its treatment under the rules for RICS described in each Fund's Prospectus and Statement of Additional Information. Losses in one series of a Fund do not offset gains in another series of such Fund, and the requirements (other than certain organizational requirements) for qualifying for status as a RIC are determined separately at the level of each individual series.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general on an October 31 year end, plus certain undistributed amounts from the previous years. While each Fund intends to distribute its income and capital gains in the manner necessary to avoid imposition of the 4% excise tax, there can be no assurance that sufficient amounts of a Fund's taxable income and capital gains will be distributed to achieve this objective. In such event, a Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements. Because the required distributions are based on the taxable income of a RIC, the excise tax generally will not apply to the tax-exempt income of the Municipal Funds.

Dividends paid by a Fund from its ordinary income or from an excess of net short term capital gains over net long term capital losses (together referred to as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses (including gains or losses from certain transactions in futures and options) ("capital gain dividends") are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of a Fund's earnings and profits will first reduce the adjusted tax basis of a shareholder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such shareholder (assuming the shares are held as a capital asset). Long term capital gains (i.e. gains, from a sale or exchange of capital assets held for more than one year) are generally taxed at preferential rates to non-corporate taxpayers. Generally not later than 60 days after the close of its taxable year, each Fund will provide its shareholders with a written notice designating the amount of any capital gain dividends or exempt interest dividends, as applicable, as well as certain other types of income as noted below.

Ordinary income and capital gain dividends are taxable to shareholders even if they are reinvested in additional shares of a Fund. Distributions by a Fund, whether from ordinary income or capital gains, generally will not be eligible for the dividends received deduction. If a Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which the dividend was declared.

No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class A shares. A shareholder's basis in the Class A shares acquired upon conversion will be the same as the shareholder's basis in the converted Class B shares, and the holding period of the acquired Class A shares will include the holding period for the converted Class B shares.

If a shareholder exercises an exchange privilege within 90 days of acquiring the shares of a Fund, then the loss that the shareholder recognizes on the exchange will be reduced (or the gain increased) to the extent any sales charge paid on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of the new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

A loss realized on a sale or exchange of shares of a Fund will be disallowed if such shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

A Fund may invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though a Fund receives no actual interest payments on these securities, it will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price ("original issue discount") each year that the securities are held. Since the original issue discount income earned by a Fund in a taxable year may not be represented by cash income, it may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements. In addition, a Fund's investment in foreign currencies or foreign currency denominated or referenced debt securities, certain asset-backed securities and contingent payment and inflation-indexed debt instruments also may increase or accelerate the Fund's recognition of income, including the recognition of taxable income in excess of cash generated by such investments.

Ordinary income dividends paid to shareholders who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Dividends and interest received by a Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain foreign countries and the U.S. may reduce or eliminate such taxes.

Shareholders of certain Funds that invest more than 50% of the value of their assets at the close of a taxable year in foreign securities may be able to claim U.S. foreign tax credits with respect to such foreign taxes paid by such Funds, subject to certain requirements and limitations contained in the Code. For example, certain retirement accounts and tax-exempt organizations cannot claim foreign tax credits on investments in foreign securities held in a Fund. In addition, a foreign tax credit may be claimed with respect to withholding tax on a dividend only if the shareholder meets certain holding period requirements. A Fund also must meet these holding period requirements, and if a Fund fails to do so, it will not be able to "pass through" to shareholders the ability to claim a credit or a deduction for the related foreign taxes paid by the Fund. If a Fund satisfies the applicable requirements, such Fund will be eligible to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such foreign taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. Federal income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from a Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. Federal withholding tax for the foreign taxes treated as having been paid by such shareholder. A Fund will report annually to its shareholders the amount per share of such foreign taxes and other information needed to claim the foreign tax credit. For this purpose, a Fund will allocate foreign source income among the Class A, Class B, Class C, Class I and Class R shareholders according to a method (which it believes is consistent with the rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocable to Class A, Class B, Class C, Class I and Class R shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe.

The transactions of certain Funds are subject to special tax rules of the Code that may, among other things, (a) affect the character of gains and losses realized (with capital gains generally subject to tax at lower rates than ordinary income), (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders. Special tax rules also may require a Fund to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. Funds engaging in transactions affected by these provisions intend to monitor their transactions, make appropriate tax elections and make appropriate entries in their books and records to lessen the effect of these tax rules and avoid any possible disqualification for the special treatment afforded RIC's under the Code.

If a Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, the Fund will generally be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. A Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by the Fund as a dividend to its shareholders. A Fund may be eligible to make an election with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, such election may cause a Fund to recognize income in a particular year in excess of the distributions received from such PFICs. Alternatively, a Fund could elect to "mark to market" at the end of each taxable year all shares that it holds in PFICs. If it made this election, a Fund would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in such value but only to the extent of previously recognized "mark-to-market" gains. By making the mark-to-market election, a Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions it received from PFICs.

Municipal Funds

Each Municipal Fund intends to qualify to pay "exempt-interest dividends" as defined in Section 852(b)(5) of the Code. Under such section if, at the close of each quarter of a Fund's taxable year, at least 50% of the value of the Fund's total assets consists of obligations exempt from Federal income tax ("tax-exempt obligations") under Section 103(a) of the Code (relating generally to obligations of a state or local governmental unit), the Fund shall be qualified to pay exempt-interest dividends to its Class A, Class B, Class C and Class I shareholders (together the "shareholders"). Exempt-interest dividends are dividends or any part thereof paid by a Fund that are attributable to interest on tax-exempt obligations and designated by the Fund as exempt-interest dividends in a written notice mailed to the Fund's shareholders within 60 days after the close of the Fund's taxable year. A Fund will allocate interest from tax-exempt obligations (as well as ordinary income, capital gains and tax preference items discussed below) among the Class A, Class B, Class C and Class I shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of shares) that is based upon the gross income that is allocable to the Class A, Class B, Class C and Class I shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe.

Exempt-interest dividends will be excludable from a shareholder's gross income for Federal income tax purposes. Exempt-interest dividends are included, however, in determining the portion, if any, of a person's social security and railroad retirement benefits subject to Federal income taxes. Interest on indebtedness incurred or continued to purchase or carry shares of a RIC paying exempt-interest dividends, such as the Fund, will not be deductible by the investor for Federal income tax purposes to the extent attributable to exempt-interest dividends. Shareholders are advised to consult their tax advisers with respect to whether exempt-interest dividends retain the exclusion under Code Section 103(a) if a shareholder would be treated as a "substantial user" or "related person" under Code Section 147(a) with respect to property financed with the proceeds of an issue of "IDBs" or "PABs," if any, held by a Fund.

All or a portion of a Fund's gains from the sale or redemption of tax-exempt obligations purchased at a market discount will be treated as ordinary income rather than capital gain. This rule may increase the amount of ordinary income dividends received by shareholders. Distributions in excess of a Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Any loss upon the sale or exchange of Fund shares held for six months or less will be disallowed to the extent of any exempt-interest dividends received by the shareholder. In addition, any such loss that is not disallowed under the rule stated above will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder.

The Code subjects interest received on certain otherwise tax-exempt securities to a Federal alternative minimum tax. The alternative minimum tax applies to interest received on certain "PABs" issued after August 7, 1986. PABs are bonds which, although tax-exempt, are used for purposes other than those generally performed by governmental units and which benefit non-governmental entities (e.g., bonds used for industrial development or housing purposes). Income received on such bonds is classified as an item of "tax preference," which could subject certain investors in such bonds, including shareholders of a Fund, to a Federal alternative minimum tax. A Fund will purchase such "PABs" and will report to shareholders within 60 days after calendar year-end the portion of the Fund's dividends declared during the year which constitute an item of tax preference for alternative minimum tax purposes. The Code further provides that corporations are subject to a Federal alternative minimum tax based, in part, on certain differences between taxable income as adjusted for other tax preferences and the corporation's "adjusted current earnings," which more closely reflect a corporation's economic income. Because an exempt-interest dividend paid by a Fund will be included in adjusted current earnings, a corporate shareholder may be required to pay alternative minimum tax on exempt-interest dividends paid by the Fund.

Each Municipal Fund may engage in interest rate swaps. The Federal income tax rules governing the taxation of interest rate swaps are not entirely clear and may require a Fund to treat payments received under such arrangements as ordinary income and to amortize payments made under certain circumstances. Additionally, because the treatment of swaps under the RIC qualification rules is not clear, each Fund will monitor its activity in this regard in order to maintain its qualification as a RIC. Because payments received by a Fund in connection with swap transactions will be taxable rather than tax-exempt, they may result in increased taxable distributions to shareholders.

Please see Part I of your Fund's Statement of Additional Information for certain state tax information relevant to an investment in California Insured, Florida Municipal Bond, New Jersey Municipal Bond, New York Municipal Bond and Pennsylvania Municipal Bond, as well as information on economic conditions within each applicable state.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

Shareholders of each Fund are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes with respect to their Fund. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in a Fund.

In the case of a Feeder Fund, such Fund is entitled to look to the underlying assets of the Master Portfolio in which it has invested for purposes of satisfying various qualification requirements of the Code applicable to RICs. Each Master Portfolio is classified as a partnership for tax purposes. If applicable tax provisions were to change, then the Board of a Feeder Fund will determine, in its discretion, the appropriate course of action for the Feeder Fund. One possible course of action would be to withdraw the Feeder Fund's investments from the Master Portfolio and to retain an investment manager to manage the Feeder Fund's assets in accordance with the investment policies applicable to the Feeder Fund.

                                PERFORMANCE DATA

From time to time a Fund may include its average annual total return and other total return data, and if applicable, yield and tax-equivalent yield in advertisements or information furnished to present or prospective shareholders. Total return, yield and tax-equivalent yield each is based on a Fund's historical performance and is not intended to indicate future performance. Average annual total return, yield and tax-equivalent yield each is determined separately for Class A, Class B, Class C, Class I and Class R shares in accordance with a formula specified by the Commission.

Quotations of average annual total return, before tax, for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

Quotations of average annual total return, after taxes, on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying to each dividend the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by each Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign credits, are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return, after taxes, on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest individual marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment.

The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

A Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

Yield quotations will be computed based on a 30-day period by dividing (a) the net income based on the yield of each security earned during the period by (b) the average daily number of shares outstanding during the period that were entitled to receive dividends multiplied by the maximum offering price per share on the last day of the period. Tax equivalent yield quotations will be computed by dividing (a) the part of a Fund's yield that is tax-exempt by (b) one minus a stated tax rate and (c) adding the result to that part, if any, of the Fund's yield that is not tax-exempt.

See Part I Section VIII "Fund Performance" of each Fund's Statement of Additional Information for performance information for the Class A, Class B, Class C, Class I and, if applicable, Class R shares of your Fund for the periods indicated.

A Fund's total return will vary depending on market conditions, the securities comprising a Fund's portfolio, a Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in a Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

In order to reflect the reduced sales charges in the case of Class A or Class I shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, as described under "Purchase of Shares" and "Redemption of Shares," respectively, the total return data quoted by a Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may take into account the CDSC waiver and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

On occasion, a Fund may compare its performance to, among other things, the Fund's benchmark index indicated in the Prospectus, the Value Line Composite Index, the Dow Jones Industrial Average, or to other published indices, or to performance data published by Lipper Analytical Services, Inc. Morningstar Publications ("Morningstar"), Money Magazine, U.S. News & World Report, BusinessWeek, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, a Fund may refer to various statistical measures derived from the historic performance of a Fund and the index, such as standard deviation and beta. As with other performance data, performance comparisons should not be considered indicative of a Fund's relative performance for any future period. In addition, from time to time a Fund may include the Fund's Morningstar risk-adjusted performance ratings assigned by Morningstar in advertising or supplemental sales literature. From time to time a Fund may quote in advertisements or other materials other applicable measures of Fund performance and may also make reference to awards that may be given to the Manager.

A Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political or other conditions, descriptive information or general principles of investing such as asset allocation, diversification and risk tolerance, discussion of a Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. A Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments.

                               GENERAL INFORMATION

Description of Shares

Shareholders of a Fund are entitled to one vote for each full share held and fractional votes for fractional shares held in the election of Directors and generally on other matters submitted to the vote of shareholders of the Fund. Shareholders of a class bearing distribution and account maintenance expenses have exclusive voting rights with respect to matters relating to such distribution and account maintenance expenditures (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan). Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Directors can, if they choose to do so, elect all the Directors of a Fund, in which event the holders of the remaining shares would be unable to elect any person as a Director.

No Fund intends to hold an annual meeting of shareholders in any year in which the Investment Company Act does not require shareholders to act upon any of the following matters: (i) election of Directors; (ii) approval of a management agreement; (iii) approval of a distribution agreement; and (iv) ratification of selection of independent accountants. Shares issued are fully paid and non-assessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in each Fund's Prospectus. Each share of Class A, Class B, Class C, Class I and Class R Common Stock is entitled to participate equally in dividends and distributions declared by a Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities.

For Funds organized as Maryland corporations, the by-laws of the Fund require that a special meeting of shareholders be held upon the written request of a minimum percentage of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Maryland law.

Certain of the Funds are organized as "Massachusetts business trusts." Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Declaration of Trust establishing a trust, a copy of which for each applicable Fund, together with all amendments thereto (the "Declaration of Trust "), is on file in the office of the Secretary of the Commonwealth of Massachusetts, contains an express disclaimer of shareholder liability for acts or obligations of the trust and provides for indemnification and reimbursement of expenses out of the trust property for any shareholder held personally liable for the obligations of the trust. The Declaration of Trust also provides that a trust may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the trust, its shareholders, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the trust itself was unable to meet its obligations.

See Part I, Section IX "Additional Information - Description of Shares" of each Fund's Statement of Additional Information for additional capital stock information for your Fund.

Additional Information

Under a separate agreement, ML & Co. has granted each Fund the right to use the "Merrill Lynch" name and has reserved the right to withdraw its consent to the use of such name by a Fund at any time or to grant the use of such name to any other company, and each Fund has granted ML & Co. under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

See Part I, Section IX "Additional Information - Principal Holders" of each Fund's Statement of Additional Information for information on the holders of 5% or more of any class of shares of your Fund.

                                   APPENDIX A

                           Description OF BOND RATINGS

Description of Moody's Investors Service, Inc.'s ("Moody's") Bond Ratings

Aaa Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in Aaa securities.

A Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

Description of Moody's U.S. Short-Term Ratings

MIG
1/VMIG This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly 1 reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG

2/VMIG This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG

3/VMIG This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access 3 for refinancing is likely to be less well-established.

SG This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.


Description of Moody's Commercial Paper Ratings

   Moody's Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

   Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of short term promissory obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well established industries; high rates of return on funds employed; conservative capitalization structures with moderate reliance on debt and ample asset protection; broad margins in earning coverage of fixed financial charges and high internal cash generation; and well established access to a range of financial markets and assured sources of alternate liquidity.

   Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of short term promissory obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

   Issuers rated Prime-3 (or supporting institutions) have an acceptable ability for repayment of short term promissory obligations. The effects of industry characteristics and market composition may be more pronounced. Variability in earnings and profitability may result in changes to the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

   Issuers rated Not Prime do not fall within any of the Prime rating categories.

Description of Standard & Poor's, a Division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), Debt Ratings

   A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations or a specific program. It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation.

   The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation, inasmuch as it does not comment as to market price or suitability for a particular investor.

   The issue credit ratings are based on current information furnished by the obligors or obtained by Standard & Poor's from other sources Standard & Poor's considers reliable. Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information, or based on other circumstances.

   The issue credit ratings are based, in varying degrees, on the following considerations:

   I. Likelihood of payment--capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation;

   II. Nature of and provisions of the obligation;

   III. Protection afforded to, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Long Term Issue Credit Ratings

AAA An obligation rated "AAA" has the highest rating assigned by Standard &
    Poor's. Capacity to meet its financial commitment on the obligation is extremely strong.

AA An obligation rated "AA" differs from the highest rated issues only in small degree. The Obligor's capacity to meet its financial commitment on the obligation is very strong.

A An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB An obligation rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" B indicates the least degree of speculation and "C" the highest degree of speculation. While such debt will likely have some CCC quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse CC conditions.

C

D An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

c The `c' subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter `p' indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to the completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing documentation confirming investments and cash flows.

r This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating.

N.R. This indicates that no rating has been requested, that there is insufficient information on which to base a rating, or that Standard & Poor's does not rate a particular obligation as a matter of policy.

   Plus (+) or Minus (-): The ratings from "AA" to "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

Description of Standard & Poor's Commercial Paper Ratings

   A Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into several categories, ranging from "A-1" for the highest-quality obligations to "D" for the lowest. These categories are as follows:

A-1 A short-term obligation rated "A-1" is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2 A short-term obligation rated "A-2" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3 A short-term obligation rated "A-3" exhibits adequate protection parameters.
    However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B A short-term obligation rated "B" is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C A short-term obligation rated "C" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

D A short-term obligation rated "D" is in payment default. The "D" rating category is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

c The "c" subscript is used to provide additional information to investors that the bank may terminate its obligation to purchase tendered bonds if the long term credit rating of the issuer is below an investment-grade level and/or the issuer's bonds are deemed taxable.

p The letter "p" indicates that the rating is provisional. A provisional rating assumes the successful completion of the project financed by the debt being rated and indicates that payment of debt service requirements is largely or entirely dependent upon the successful, timely completion of the project. This rating, however, while addressing credit quality subsequent to completion of the project, makes no comment on the likelihood of or the risk of default upon failure of such completion. The investor should exercise his own judgment with respect to such likelihood and risk.

* Continuance of the ratings is contingent upon Standard & Poor's receipt of an executed copy of the escrow agreement or closing

r The "r" highlights derivative, hybrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns as a result of noncredit risks. Examples of such obligations are securities with principal or interest return indexed to equities, commodities, or currencies; certain swaps and options, and interest-only and principal-only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

   A commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based on current information furnished to Standard & Poor's by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in, or unavailability of, such information.

   A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes. Notes due in three years or less will likely receive a note rating. Notes maturing beyond three years will most likely receive a long term debt rating. The following criteria will be used in making that assessment.

   --Amortization schedule--the larger the final maturity relative to other maturities, the more likely it will be treated as a note.

   --Source of payment--the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

   Note rating symbols are as follows:

SP-1 Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2 Satisfactory capacity to pay principal and interest with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3 Speculative capacity to pay principal and interest.

Description of Fitch Ratings' ("Fitch") Investment Grade Bond Ratings

   Fitch investment grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The rating represents Fitch's assessment of the issuer's ability to meet the obligations of a specific debt issue or class of debt in a timely manner.

   The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength and credit quality.

   Fitch ratings do not reflect any credit enhancement that may be provided by insurance policies or financial guarantees unless otherwise indicated.

   Bonds carrying the same rating are of similar but not necessarily identical credit quality since the rating categories do not fully reflect small differences in the degrees of credit risk.

   Fitch ratings are not recommendations to buy, sell, or hold any security. Ratings do not comment on the adequacy of market price, the suitability of any security for a particular investor, or the tax-exempt nature or taxability of payments made in respect of any security.

   Fitch ratings are based on information obtained from issuers, other obligors, underwriters, their experts, and other sources Fitch believes to be reliable. Fitch does not audit or verify the truth or accuracy of such information. Ratings may be changed, suspended, or withdrawn as a result of changes in, or the unavailability of, information or for other reasons.

AAA Bonds considered to be investment grade and of the highest credit quality.
    The obligor has an exceptionally strong ability to pay interest and repay principal, which is unlikely to be affected by reasonably foreseeable events.

AA Bonds considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong, although not quite as strong as bonds rated "AAA." Because bonds rated in the "AAA" and "AA" categories are not significantly vulnerable to foreseeable future developments, short term debt of these issuers is generally rated "F-1+."

A Bonds considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB Bonds considered to be investment grade and of satisfactory-credit quality.
    The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have adverse impact on these bonds, and therefore impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

   Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "AAA" category.

Description of Fitch's Speculative Grade Bond Ratings

   Fitch speculative grade bond ratings provide a guide to investors in determining the credit risk associated with a particular security. The ratings ("BB" to "C") represent Fitch's assessment of the likelihood of timely payment of principal and interest in accordance with the terms of obligation for bond issues not in default. For defaulted bonds, the rating ("DDD" to "D") is an assessment of the ultimate recovery value through reorganization or liquidation. The rating takes into consideration special features of the issue, its relationship to other obligations of the issuer, the current and prospective financial condition and operating performance of the issuer and any guarantor, as well as the economic and political environment that might affect the issuer's future financial strength.

   Bonds that have the rating are of similar but not necessarily identical credit quality since rating categories cannot fully reflect the differences in degrees of credit risk.

BB Bonds are considered speculative. The obligor's ability to pay interest and repay principal may be affected over time by adverse economic changes. However, business and financial alternatives can be identified which could assist the obligor in satisfying its debt service requirements.

B Bonds are considered highly speculative. While bonds in this class are currently meeting debt service requirements, the probability of continued timely payment of principal and interest reflects the obligor's limited margin of safety and the need for reasonable business and economic activity throughout the life of the issue.

CCC Bonds have certain identifiable characteristics which, if not remedied, may lead to default. The ability to meet obligations requires an advantageous business and economic environment.

CC Bonds are minimally protected. Default in payment of interest and/or principal seems probable over time.

C Bonds are in imminent default in payment of interest or principal.

D Bonds are in default on interest and/or principal payments. Such bonds are extremely speculative and should be valued on DD the basis of their ultimate recovery value in liquidation or reorganization of the obligor. "DDD" represents the highest DDD potential for recovery on these bonds, and "D" represents the lowest potential for recovery.

   Plus (+) or Minus (-): Plus and minus signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus and minus signs, however, are not used in the "DDD," "DD," or "D" categories.

Description of Fitch's Short term Ratings

   Fitch's short term ratings apply to debt obligations that are payable on demand or have original maturities of up to three years, including commercial paper, certificates of deposit, medium-term notes, and investment notes.

   The short term rating places greater emphasis than a long term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

   Fitch short term ratings are as follows:

F-1+ Exceptionally Strong Credit Quality. Issues assigned this rating are regarded as having the strongest degree of assurance for timely payment.

F-1 Very Strong Credit Quality. Issues assigned this rating reflect an assurance of timely payment only slightly less in degree than issues rated "F-1+."

F-2 Good Credit Quality. Issues assigned this rating have a satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned "F-1+" and "F-1" ratings.

F-3 Fair Credit Quality. Issues assigned this rating have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

F-S Weak Credit Quality. Issues assigned this rating have character-istics suggesting a minimal degree of assurance for timely payment and are vulnerable to near-term adverse changes in financial and economic conditions.

D Default. Issues assigned this rating are in actual or imminent payment default.

LOC The symbol "LOC" indicates that the rating is based on a letter of credit issued by a commercial bank.

NR Indicates that Fitch does not rate the specific issue.

Conditional A conditional rating is premised on the successful completion of a project or the occurrence of a specific event.

Suspended   A rating is suspended when Fitch deems the amount of information available from the issuer to be inadequate for rating purposes.

Withdrawn   A rating will be withdrawn when an issue matures or is called or refinanced and, at Fitch's discretion, when an issuer fails to furnish proper and timely information.

FitchAlert Ratings are placed on FitchAlert to notify investors of an occurrence that is likely to result in a rating change and the likely direction of such change. These are designated as "Positive," indicating a potential upgrade, "Negative," for potential downgrade, or "Evolving," where ratings may be raised or lowered. FitchAlert is relatively short term, and should be resolved within 12 months.

   Ratings Outlook: An outlook is used to describe the most likely direction of any rating change over the intermediate term. It is described as "Positive" or "Negative." The absence of a designation indicates a stable outlook.